EXHIBIT 99.4

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MISSOURI
EASTERN DIVISION

In re:	Case No. 25-40976-357
Chapter 11
CHROME HOLDING CO. (f/k/a 23ANDME HOLDING CO.), et al.,[1]
Debtors.	(Jointly Administered)

SECOND AMENDED DISCLOSURE STATEMENT FOR THE SECOND AMENDED
JOINT PLAN OF CHROME HOLDING CO. AND ITS DEBTOR
AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, WEISS, RIFKIND,	CARMODY MACDONALD P.C.
WHARTON & GARRISON LLP	Thomas H. Riske #61838MO
Paul M. Basta (admitted pro hac vice)	Nathan R. Wallace #74890MO
Christopher Hopkins (admitted pro hac vice)	Jackson J. Gilkey #73716MO
Jessica I. Choi (admitted pro hac vice)	120 S. Central Avenue, Suite 1800
Grace C. Hotz (admitted pro hac vice)	St. Louis, Missouri 63105
1285 Avenue of the Americas	Telephone: (314) 854-8600
New York, New York 10019	Facsimile: (314) 854-8660
Telephone: (212) 373-3000	Email: thr@carmodymacdonald.com
Facsimile: (212) 757-3990	nrw@carmodymacdonald.com
Email: pbasta@paulweiss.com	jjg@carmodymacdonald.com
chopkins@paulweiss.com
jchoi@paulweiss.com
ghotz@paulweiss.com

Counsel to the Debtors and Debtors in Possession	Counsel to the Debtors and Debtors in Possession

[1]	The Debtors in each of these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Chrome Holding Co. (0344), ChromeCo, Inc. (7371), Chrome Pharmacy Holdings, Inc. (4690), Lemonaid Community Pharmacy, Inc. (7330), Lemonaid Health, Inc. (6739), Lemonaid Pharmacy Holdings Inc. (6500), LPharm CS LLC (1125), LPharm INS LLC (9800), LPharm RX LLC (7746), LPRXOne LLC (3447), LPRXThree LLC (3852), and LPRXTwo LLC (1595). The Debtors’ service address for purposes of these chapter 11 cases is: 870 Market Street, Room 415, San Francisco, CA 94102.

UNLESS EXTENDED BY THE DEBTORS, THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING CENTRAL TIME) ON NOVEMBER 6, 2025 (THE “VOTING DEADLINE”). THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS AND INTERESTS, ELIGIBLE CLASS MEMBERS, CLASS COUNSEL, PIXEL ELIGIBLE CLASS MEMBERS, PIXEL CLASS COUNSEL, AND U.S. DATA BREACH ARBITRATION SETTLEMENT COUNSEL MAY VOTE ON THE PLAN IS SEPTEMBER 2, 2025 (THE “VOTING RECORD DATE”) OR, SOLELY FOR GOVERNMENTAL UNITS HOLDING CLAIMS IN CLASS 7 THAT ARE ENTITLED TO VOTE, SEPTEMBER 19, 2025 (THE “GOVERNMENTAL UNIT VOTING RECORD DATE”).

SECOND AMENDED DISCLOSURE STATEMENT

SOLICITATION OF VOTES ON THE SECOND AMENDED JOINT PLAN OF CHROME HOLDING CO. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE FROM HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER PLAN
CLASS 3	U.S. DATA BREACH CLASS SETTLEMENT CLAIMS
CLASS 4	U.S. DATA BREACH ARBITRATION REPRESENTED CLAIMS
CLASS 5	CANADIAN DATA BREACH CLASS SETTLEMENT CLAIMS
CLASS 6	CHROME COMMERCIAL CLAIMS
CLASS 7	CHROME OTHER GENERAL UNSECURED CLAIMS
CLASS 8	LEMONAID COMMERCIAL CLAIMS
CLASS 9	LEMONAID OTHER GENERAL UNSECURED CLAIMS
CLASS 12	HOLDCO INTERESTS
CLASS 14	PIXEL CLASS SETTLEMENT CLAIMS

Dated: September 29, 2025

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ONLY (A) HOLDERS OF CLAIMS AND INTERESTS, AS OF THE VOTING RECORD DATE OR THE GOVERNMENTAL UNIT RECORD DATE, AS APPLICABLE, IN CLASSES 4 (U.S. DATA BREACH ARBITRATION REPRESENTED CLAIMS), 6 (CHROME COMMERCIAL CLAIMS), 7 (CHROME OTHER GENERAL UNSECURED CLAIMS), 8 (LEMONAID COMMERCIAL CLAIMS), 9 (LEMONAID OTHER GENERAL UNSECURED CLAIMS), AND 12 (HOLDCO INTERESTS) AND (B) ELIGIBLE CLASS MEMBERS, CLASS COUNSEL, PIXEL ELIGIBLE CLASS MEMBERS, PIXEL CLASS COUNSEL, AND U.S. DATA BREACH ARBITRATION SETTLEMENT COUNSEL (THE “VOTING PARTIES”) ARE ENTITLED TO VOTE ON THE PLAN AND ARE BEING SOLICITED TO VOTE ON THE PLAN (THE “SOLICITATION”) UNDER THIS DISCLOSURE STATEMENT.

THE PLAN PROVIDES THAT ALL HOLDERS OF CLAIMS AND INTERESTS THAT (I) VOTE TO ACCEPT THE PLAN, (II) ARE DEEMED TO ACCEPT THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, (III) ABSTAIN FROM VOTING ON THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, (IV) VOTE TO REJECT THE PLAN OR ARE DEEMED TO REJECT THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, OR (V) DO NOT FILE AN OBJECTION WITH THE BANKRUPTCY COURT THAT EXPRESSLY OBJECTS TO THE INCLUSION OF SUCH HOLDER AS A RELEASING PARTY UNDER THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN AND THAT IS NOT CONSENSUALLY RESOLVED PRIOR TO CONFIRMATION OR SUPPORT ANY SUCH OBJECTION OR OBJECTOR (IN EACH CASE ONLY SO LONG AS SUCH HOLDER IS PERMITTED TO OPT OUT) ARE DEEMED TO HAVE GRANTED THE RELEASES THEREIN. ON SEPTEMBER 22, 2025, THE U.S. TRUSTEE FILED AN OBJECTION IN PART BASED UPON THE RELEASES CONTAINED IN THE PLAN.[2] A DISCUSSION OF THE RISKS ASSOCIATED WITH THE U.S. TRUSTEE’S OBJECTION IS FOUND IN ARTICLE VIII HEREIN.

[2]	See United States Trustee’s Omnibus Objection to: (I) Disclosure Statement for the Joint Plan of Chrome Holding Co. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code; and (II) Debtors’ Motion for Entry of an Order, Inter Alia, (A) Approving the Adequacy of the Disclosure Statement, and (B) Approving the Solicitation Procedures and Solicitation Package [Docket No. 1352] (the “U.S. Trustee Objection”).
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RECOMMENDATION BY THE DEBTORS

The Special Committee of the Board of Directors (the “Special Committee”) of Chrome Holding Co. (“HoldCo”) and the boards of directors, managers, or members, as applicable, of each of its Debtor subsidiaries (collectively, the “Debtors” and, together with its non-Debtor affiliates,[3] the “Company”) (as of the date hereof) have approved the transactions contemplated by the Plan (as defined herein) and recommend that all Holders of Claims and Interests, Eligible Class Members, Class Counsel, Pixel Eligible Class Members, Pixel Class Counsel, and U.S. Data Breach Arbitration Settlement Counsel whose votes are being solicited submit ballots and vote to accept the Plan.

DISCLAIMERS

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CERTAIN CLAIMS AND INTERESTS FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING ALL ATTACHED EXHIBITS AND DOCUMENTS INCORPORATED INTO THIS DISCLOSURE STATEMENT, AS WELL AS THE RISK FACTORS DESCRIBED IN ARTICLE VIII OF THIS DISCLOSURE STATEMENT.

UPON CONFIRMATION OF THE PLAN, ANY SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR U.S. FEDERAL, STATE, OR LOCAL LAWS TO PERSONS RESIDENT OR OTHERWISE LOCATED IN THE UNITED STATES IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). TO THE EXTENT EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE DOES NOT APPLY, THE SECURITIES MAY NOT BE OFFERED OR ISSUED TO PERSONS RESIDENT OR OTHERWISE LOCATED IN THE UNITED STATES EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT OR (II) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING SECTION 4(A)(2) OF THE SECURITIES ACT OR REGULATION D PROMULGATED THEREUNDER, AND/OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES LAWS OF THE UNITED STATES. TO THE EXTENT EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE

[3]	Non-Debtor affiliates exclude any controlling shareholder of Chrome Holding Co.
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BANKRUPTCY CODE DOES NOT APPLY, THE SECURITIES MAY BE ISSUED TO PERSONS OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) AND EXEMPTIONS UNDER THE LAWS OF FOREIGN JURISDICTIONS, AS APPLICABLE. IN ACCORDANCE WITH SECTION 1125(e) OF THE BANKRUPTCY CODE, A DEBTOR OR ANY OF ITS AGENTS THAT PARTICIPATES, IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY OFFERED OR SOLD UNDER THE PLAN OF THE DEBTOR, OF AN AFFILIATE PARTICIPATING IN A JOINT PLAN WITH THE DEBTOR, OR OF A NEWLY ORGANIZED SUCCESSOR OF THE DEBTOR UNDER THE PLAN IS NOT LIABLE, ON ACCOUNT OF SUCH PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION CONCERNING THE OFFER, ISSUANCE, SALE, OR PURCHASE OF SECURITIES.

NO SECURITIES TO BE ISSUED PURSUANT TO THE PLAN HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY WHETHER IN THE UNITED STATES OR ELSEWHERE. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED FOR APPROVAL WITH THE SEC OR ANY STATE AUTHORITY AND NEITHER THE SEC NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES. NEITHER THe SOLICITATION of votes on the plan NOR THIS Disclosure Statement CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

THIS DISCLOSURE STATEMENT CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE UNITED STATES SECURITIES LAWS. SUCH FORWARD-LOOKING STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “FORECAST,” “OUTLOOK,” “BUDGET,” OR “CONTINUE,” OR THE NEGATIVE THEREOF, OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS.

THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTED IN SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, RISKS AND UNCERTAINTIES RELATING TO:

•	the pendency of these Chapter 11 Cases;
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•	the significant portion of time and attention these Chapter 11 Cases have required from management;
•	the high costs of bankruptcy cases and related fees;
•	Bankruptcy Court rulings in the Chapter 11 Cases;
•	whether the Company will be able to obtain confirmation of a chapter 11 plan under the Bankruptcy Code;
•	risks of conversion to a case under Chapter 7 of the Bankruptcy Code;
•	risks of dismissal of one or more of these Chapter 11 Cases;
•	whether the Company will be able to consummate the Lemonaid Sale Transaction;
•	whether the results or developments contemplated by a chapter 11 plan will materialize as anticipated;
•	the occurrence of a variety of contingencies, including whether certain settlement agreements are approved, which may in turn affect distributions to Holders of Allowed Claims or Interests;
•	risks that the Debtors may seek to amend, waive, modify, or withdraw the Plan at any time prior to Confirmation;
•	risks that other parties in interest may seek authority from the Bankruptcy Court to propose an alternative chapter 11 plan;
•	the actions and decisions of the Company’s stockholders, creditors, and other third parties who have interests in the Company’s Chapter 11 Cases;
•	risks that the amount of administrative claims are greater than expected;
•	risks that the actual amount of Allowed Claims and Allowed Interests are materially greater than expected;
•	the impact of inflation on the Company’s operations;
•	the impact of unanticipated market and economic conditions;
•	risks that certain estimates and assumptions might ultimately prove to be incorrect;
•	risks that the Debtors are or may become party to certain legal proceedings, and the associated expenses related thereto;
•	risks that the Debtors’ former landlords assert that their rejection damages claims are not subject to the statutory cap under section 502(b)(6) of the Bankruptcy Code and such arguments are accepted by the Bankruptcy Court over the Debtors’ objection;
•	risks that the timing of distributions contemplated under a chapter 11 plan differ from expectations;
•	changes in interest rates;
•	risks associated with bankruptcy, insolvency, and/or other creditor protection proceedings in foreign jurisdictions;
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•	the immaturity and volatility of the telehealth market;
•	whether the Company can attract new customers and patients;
•	whether the Company’s engagements with customers and patients are successful and align with cost expectations;
•	the maintenance and enhancement of the Company’s brand, and the associated effects on the Company’s customer base;
•	the impact of fierce competition in the telehealth industry;
•	risks associated with governmental regulation and the Company’s ability to prescribe certain medications to patients;
•	the Company’s ability to attract and retain high-quality healthcare providers for its patients, business, and financial condition;
•	the extensive regulations the Company is subject to, and the Company’s ability to comply with such regulations;
•	whether third parties are able to provide patients with compounded medications and are able to comply with FDA and/or state requirements;
•	risks associated with key sole suppliers to manufacture and perform services used by customers;
•	the Company’s reliance upon other companies to perform functions critical to its ability to operate their platform and generate revenue from patients;
•	liquidity requirements and the adequacy of capital resources;
•	changes in the policies of various domestic and foreign government and regulatory authorities;
•	possible adverse impacts of regulatory, legislative, tax, or other judicial developments;
•	force majeure events and the continuing economic impact related to COVID-19; and
•	the factors as set out in Article VIII of this Disclosure Statement—“Certain Risk Factors To Be Considered,” and other factors that are not known to the Debtors at this time.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF FUTURE EVENTS. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE PROJECTED, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS SET FORTH HEREIN, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTED IN SUCH FORWARD-LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS AND OTHER INFORMATION CONTAINED HEREIN AND

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ATTACHED HERETO ARE ESTIMATES ONLY, AND THE VALUE OF THE PROPERTY DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES, OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE. FOR MORE INFORMATION REGARDING THE FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE PRESENTED IN THE FORWARD-LOOKING STATEMENTS, PLEASE REFER TO Article VIII OF THIS DISCLOSURE STATEMENT—“CERTAIN RISK FACTORS TO BE CONSIDERED.”

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.

THE DEBTORS BELIEVE THAT THE SOLICITATION OF VOTES ON THE PLAN MADE BY THIS DISCLOSURE STATEMENT, AND THE OFFER OF CERTAIN NEW SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION, ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE EXEMPTION PROVIDED BY SECTION 1145(a)(1) OF THE BANKRUPTCY CODE, AND IT IS EXPECTED THAT THE OFFER AND ISSUANCE OF THE SECURITIES UNDER THE PLAN (IF ANY) WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE APPLICABILITY OF SECTION 1145(a)(1) OF THE BANKRUPTCY CODE AND SECTION 4(A)(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER AND REGULATION S, AND/OR OTHER AVAILABLE EXEMPTIONS FROM REGISTRATION.

ALL SECURITIES DESCRIBED HEREIN ARE EXPECTED TO BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”).

TO THE EXTENT THAT THE DEBTORS RELY ON A PRIVATE PLACEMENT EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT FOR THE OFFER AND ISSUANCE OF ANY SECURITIES, THOSE SECURITIES WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND MAY ONLY BE RESOLD OR OTHERWISE TRANSFERRED PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT OR (II) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S

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APPROVAL OF THE MERITS OF THE PLAN OR A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF ANY SECURITIES ISSUED PURSUANT TO THE PLAN CONSULT THEIR OWN LEGAL COUNSEL AND ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL SECURITIES (INCLUDING LAWS GOVERNING THE TRANSFERABILITY OF ANY SUCH SECURITIES), TAX, OR BUSINESS ADVICE ON REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND ANY PROPOSED TRANSACTIONS CONTEMPLATED THEREBY.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, A SUMMARY OF THE PLAN, CERTAIN EVENTS LEADING UP TO, DURING, AND EXPECTED TO OCCUR IN THE DEBTORS’ CHAPTER 11 CASES, AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE, OR THAT MAY BE FILED LATER WITH A PLAN SUPPLEMENT, IF APPLICABLE. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR RELEVANT STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS, BY REFERENCE TO SUCH DOCUMENTS OR STATUTORY PROVISIONS. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN AND CONTROL FOR ALL PURPOSES. EXCEPT AS OTHERWISE SPECIFICALLY NOTED, FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THE LIQUIDATION ANALYSIS AND RELATED INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT, SUCH INFORMATION HAS NOT BEEN AUDITED (UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN) AND NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF SUCH INFORMATION. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

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Neither thIS Disclosure Statement, the PLAN, the Confirmation Order, Nor the Plan Supplement (IF ANY) waive any rights of the Debtors with respect to the Holders of Claims OR INTERESTS BEFORE the Effective Date. RATHER, THIS DISCLOSURE STATEMENT SHALL CONSTITUTE A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO POTENTIAL CONTESTED MATTERS, POTENTIAL ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS OR IS NOT IDENTIFIED IN THIS DISCLOSURE STATEMENT. EXCEPT AS PROVIDED UNDER THE PLAN, THE DEBTORS OR THE TRUSTEES MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND CAUSES OF ACTION AND MAY OBJECT TO CLAIMS AFTER CONFIRMATION OR THE EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS ON THE TERMS SPECIFIED IN THE PLAN.

THE DEBTORS ARE GENERALLY MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF WHERE FEASIBLE, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS SENT. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE CHROME PURCHASE AGREEMENT.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE COMPANY AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. IMPORTANTLY, BEFORE DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM OR INTEREST IN A VOTING CLASS SHOULD REVIEW THE PLAN IN ITS ENTIRETY AND CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT AND ANY EXHIBITS HERETO.

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IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

NOTWITHSTANDING ANY RIGHTS OF APPROVAL OR OTHERWISE PURSUANT TO THE CHROME PURCHASE AGREEMENT AS TO THE FORM OR SUBSTANCE OF THIS DISCLOSURE STATEMENT, THE PLAN, OR ANY OTHER DOCUMENT RELATING TO THE TRANSACTIONS CONTEMPLATED THEREUNDER, NEITHER THE CHROME PURCHASER NOR ANY OF ITS REPRESENTATIVES, MEMBERS, FINANCIAL OR LEGAL ADVISORS, OR AGENTS, HAS INDEPENDENTLY VERIFIED THE INFORMATION CONTAINED HEREIN OR TAKES ANY RESPONSIBILITY THEREFOR, AND NONE OF THE FOREGOING ENTITIES OR PERSONS MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE INFORMATION CONTAINED HEREIN.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE IX OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO BECOME EFFECTIVE WILL BE SATISFIED (OR WAIVED).

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A.	Administrative, Priority Claims, and Statutory Fees	51
B.	Classification and Treatment of Claims and Interests	54
C.	Means for Implementation of the Plan	65
D.	Treatment of Executory Contracts	87
E.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims and Interests	93
F.	Provisions Governing Distributions	95
G.	Release, Injunction, and Related Provisions	101
H.	Conditions Precedent to Consummation of the Plan	109
I.	Modification, Revocation, or Withdrawal of the Plan	110
J.	Miscellaneous Provisions	115

ARTICLE VI. TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAWS		121
A.	Section 1145 Exemption	121
B.	Section 4(a)(2) of the Securities Act and Regulation S Under the Securities Act	122
C.	Plan Administration Trust Interests	122
D.	Subsequent Transfers	123

ARTICLE VII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		126
A.	Certain U.S. Federal Income Tax Consequences to the Debtors	128
B.	Certain U.S. Federal Income Tax Consequences to the U.S. Holders	129
C.	Certain U.S. Federal Income Tax Consequences to Certain Non-U.S. Holders	136

ARTICLE VIII. CERTAIN RISK FACTORS TO BE CONSIDERED		140
A.	Certain Bankruptcy Law Considerations	140
B.	Risks Relating to the Company’s Remaining Business and Operations	148
C.	Additional Factors	149

ARTICLE IX. VOTING PROCEDURES AND REQUIREMENTS		150
A.	Voting Instructions and Voting Deadline	151
B.	Voting Procedures	152
C.	Holders of Claims and Interests Entitled to Vote	155
D.	Fiduciaries and Other Representatives	158
E.	Agreements Upon Furnishing Ballots	158
F.	Change of Vote	158
G.	Waivers of Defects, Irregularities, Etc.	158
H.	Miscellaneous	159

ARTICLE X. CONFIRMATION OF THE PLAN		160
A.	Confirmation Hearing	160
B.	Objections to Confirmation	160
C.	Requirements for Confirmation of the Plan	161

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ARTICLE XI. CONCLUSION AND RECOMMENDATION	165

EXHIBIT A	1
EXHIBIT B	1
EXHIBIT C	1
EXHIBIT D	1
EXHIBIT E	1
EXHIBIT F	1

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Article I.
INTRODUCTION

The Debtors submit this Disclosure Statement in connection with the solicitation of votes on the Second Amended Joint Plan of Chrome Holding Co. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated September 24, 2025, (the “Plan”) attached hereto as Exhibit A.4 The Debtors under the Plan are Chrome Holding Co. and its direct and indirect subsidiaries. The Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as may be amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) on March  23, 2025 (the “Petition Date”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are jointly administered under Case No. 25-40976-357.

As of the Petition Date, the Company was a leading human genetics and telehealth company with a mission to help people access, understand and benefit from the human genome. The Company pioneered direct access to genetic information as the only company with multiple FDA clearances for genetic health reports. Further, through its Lemonaid Health telehealth platform, the Company operates as a national online doctor’s office that provides medical care, pharmacy fulfillment, and laboratory testing services.

Despite the revolutionary nature of the Company’s business and its positive impacts on the lives of millions of its customers, the Company was negatively impacted by external market conditions and other developments—rising inflation, downward trends in discretionary consumer spending, declines in consumer interest and demand for genetic testing, increased competition in the genetic ancestry testing and telehealth industries, consumer price sensitivity, and the often “one-time” nature of sales involving the Company’s saliva collection kits—which have resulted in a shrinking customer base and declining topline revenues.

In addition to the severe liquidity pressures imposed on the Company by the confluence of these factors, in October 2023, the Company identified and disclosed a data breach (the “Cyber Security Incident”), which resulted in numerous actions being filed or threatened against the Company, as well as the initiation of various domestic and foreign governmental investigations. Such actions included, among others, (a) over 40 putative class action lawsuits centralized into the multi-district Cyber Class Action, (b) arbitration claims asserted or threatened by approximately 35,000 claimants, and (c) three class actions filed in Canadian courts. Prior to the Petition Date, the Company executed prepetition settlement agreements with certain Cyber Security Incident claimants.

After considering their options, on March 23, 2025, the Debtors initiated these Chapter 11 Cases to stabilize their business and continue a comprehensive, strategic marketing

[4]	Capitalized terms used but not otherwise defined in this Disclosure Statement will have the meaning ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

process to sell their assets on a “free and clear” basis through a chapter 11 plan or sale pursuant to section 363 of the Bankruptcy Code. On March 24, 2025, the Debtors filed a motion seeking Bankruptcy Court approval of bidding procedures and certain sale process dates and deadlines [Docket No. 30] (the “Bidding Procedures Motion”). The Bankruptcy Court entered an order granting the Bidding Procedures Motion on March 28, 2025 [Docket No. 125] (the “Bidding Procedures Order” and, the bidding procedures attached thereto, the “Bidding Procedures”).

Following a comprehensive marketing process and extensive negotiations with potential bidders, the Company conducted a three-day auction in accordance with the Bidding Procedures. On the third day of the auction, the Company, in consultation with their advisors and the Consultation Parties (as defined in the Bidding Procedures), concluded the auction and declared Regeneron Pharmaceuticals, Inc. (“Regeneron”) as the Successful Bidder (as defined in the Bidding Procedures) and 23andMe Research Institute (formerly known as TTAM Research Institute) (“TTAM”) as the Backup Bidder (as defined in the Bidding Procedures).

After the conclusion of the auction, TTAM submitted revised proposals to acquire the Debtors’ assets at a higher purchase price than contemplated under Regeneron’s asset purchase agreement. Subsequently, the Debtors, TTAM, and Regeneron agreed to the terms of certain “final proposal” procedures to govern a final round of bidding, which the Bankruptcy Court approved on June 6, 2025. On June 13, 2025, the Debtors conducted the final bidding round and, in consultation with their advisors and the Consultation Parties under the Bidding Procedures, selected TTAM as the winning bidder with a bid of $305 million and Regeneron as the Backup Bidder with a bid of $151 million, respectively.

On June 13, 2025, the Debtors and TTAM executed the Chrome Purchase Agreement. Under the Chrome Purchase Agreement, TTAM agreed to (a) acquire substantially all of the Chrome Debtors’ assets through a sale pursuant to section 363 of the Bankruptcy Code for an aggregate purchase price of $302.5 million (the “Chrome Sale Transaction”) and (b) serve as a stalking horse sponsor of the Plan to acquire the Lemonaid Debtors for an aggregate purchase price of $2.5 million.

On June 18, 2025, and June 20, 2025, the Bankruptcy Court held a contested, two-day hearing to consider approval of the sale to TTAM. On June 27, 2025, the Bankruptcy Court entered the Sale Order authorizing the Chrome Sale Transaction. On July 14, 2025, the Company and TTAM consummated the Chrome Sale Transaction pursuant to the Chrome Purchase Agreement.

During the Chapter 11 Cases, the Debtors reached agreements with (a) settlement class representatives in the Cyber Class Action on behalf of U.S. persons whose personal information was impacted by the Cyber Security Incident, (b) named plaintiffs in the Canadian Class Actions on behalf of Canadian persons whose personal information was impacted by the Cyber Security Incident, and (c) plaintiffs (the “Pixel Plaintiffs”) who commenced a putative class action lawsuit titled A.J., H.G., L.V., M.M., and M.I. v. Lemonaid Health Inc. and LMND Medical Group, Inc., d/b/a Lemonaid Health, a California Professional Corporation, Case No. 3:23-cv-03288, currently pending before the Honorable Rita F. Lin in the United States District Court for the Northern District of California (the “Pixel Action”) on behalf of putative class members (the “Pixel Settlement Class” and, members of such class the “Pixel Settlement Class Members”)

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against Debtor Lemonaid Health, Inc. and non-Debtor LMND Medical Group, Inc. d/b/a Lemonaid Health (“LMND”5 and, together with Lemonaid Health, Inc., the “Pixel Defendants”) alleging damages and seeking injunctive relief arising from certain purported aspects of the Pixel Defendants’ operation and maintenance of the website https://www.lemonaidhealth.com. in each case, to resolve issues related to, among other things, authorization for the filing of class proofs of claim under Rule 7023 and the treatment of such claims under the Plan. Specifically:

•	on August 4, 2025, the Debtors executed the U.S. Data Breach Class Settlement Agreement, which, among other things and subject to final approval by the applicable courts, including the Bankruptcy Court, (a) allows U.S. Data Breach Class Counsel to file one class proof of claim on behalf of the U.S. Data Breach Settlement Claimants (the “U.S. Cyber Class POC”), (b) provides a minimum allowed amount of $30 million on account of such U.S. Cyber Class POC; and (c) caps the aggregate cash distribution to be made on account of such U.S. Cyber Class POC to $50 million;
•	on September 5, 2025, the Debtors executed the Canadian Data Breach Class Settlement Agreement, which, among other things, (a) allows Canadian Data Breach Class Counsel to file one class proof of claim on behalf of the Canadian Data Breach Settlement Claimants (the “Canadian Data Breach Proof of Claim”) and (b) subject to final approval of the Canadian Data Breach Settlement Agreement by applicable courts, including the Bankruptcy Court, provides that the Canadian Data Breach Proof of Claim will be an Allowed Claim in the amount of $3.25 million; and
•	on September 18, 2025, the Debtors executed the Pixel Settlement Agreement, which, among other things and subject to final approval by the Bankruptcy Court, allows the Pixel Class Proof of Claim filed by Pixel Class Counsel in an amount of $3.25 million (notwithstanding the filed amount of the Pixel Class Proof of Claim).

Having completed the Chrome Sale Transaction and executed the U.S. Data Breach Class Settlement Agreement, the Canadian Data Breach Class Settlement Agreement, and the Pixel Settlement Agreement, the Plan’s primary objective is to maximize value for all stakeholders and to distribute property of the Estates that is or becomes available for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that the Plan accomplishes this objective and is in the best interest of the Estates. Generally, the Plan:

•	effectuates the sale of the Lemonaid Debtors;
•	designates a Plan Administrator to wind down the Debtors’ affairs, pay and reconcile certain Claims, and administer the Plan in an efficient manner;

[5]	As described in Article II.B(2)i below, LMND is a non-Debtor professional medical corporation that has a contractual relationship with Debtor Lemonaid Health, Inc., through which Lemonaid Health, Inc. provides management services to LMND.
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•	contemplates distributions being made to Holders of Allowed Claims and Interests pursuant to a waterfall priority scheme in accordance with the Bankruptcy Code;
•	contemplates recoveries to Holders of Administrative Claims and Other Priority Claims as is necessary to satisfy section 1129 of the Bankruptcy Code; and
•	provides for the creation of the Plan Administration Trust for the benefit of Holders of General Unsecured Claims and Holders of HoldCo Interests.

The Debtors believe that Confirmation of the Plan will avoid the lengthy delay and significant incremental costs of liquidation under chapter 7 of the Bankruptcy Code.

WHO IS ENTITLED TO VOTE: Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan of reorganization (unless, for reasons discussed in more detail below, such holders are deemed to reject the plan pursuant to section 1126(g) of the Bankruptcy Code). Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless: (a) the plan leaves unaltered the legal, equitable, and contractual rights of the holders of such claims or interests; or (b) notwithstanding any legal right to an accelerated payment of such claims or interests, the plan, among other things, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claims or interests as they existed before the defaults.

There are nine Classes entitled to vote on the Plan whose acceptances thereof are being solicited under this Disclosure Statement: (i) U.S. Data Breach Class Settlement Claims (Class 3); (ii) U.S. Data Breach Arbitration Represented Claims (Class 4); (iii) Canadian Data Breach Class Settlement Claims (Class 5); (iv) Chrome Commercial Claims (Class 6); (v) Chrome Other General Unsecured Claims (Class 7); (vi) Lemonaid Commercial Claims (Class 8); (vii) Lemonaid Other General Unsecured Claims (Class 9); (viii) HoldCo Interests (Class 12); and (ix) Pixel Class Settlement Claims (Class 14).

THE PLAN PROVIDES THAT ALL HOLDERS OF CLAIMS AND INTERESTS THAT (I) VOTE TO ACCEPT THE PLAN, (II) ARE DEEMED TO ACCEPT THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, (III) ABSTAIN FROM VOTING ON THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, (IV) VOTE TO REJECT THE PLAN OR ARE DEEMED TO REJECT THE PLAN AND DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED IN THE PLAN, OR (V) DO NOT FILE AN OBJECTION WITH THE BANKRUPTCY COURT THAT EXPRESSLY OBJECTS TO THE INCLUSION OF SUCH HOLDER AS A RELEASING PARTY UNDER THE PROVISIONS CONTAINED IN ARTICLE VIII.D OF THE PLAN AND THAT IS NOT CONSENSUALLY RESOLVED PRIOR TO CONFIRMATION, OR SUPPORT ANY SUCH OBJECTION OR OBJECTOR (IN EACH CASE ONLY SO LONG AS SUCH HOLDER IS PERMITTED TO OPT OUT) ARE DEEMED TO HAVE GRANTED THE RELEASES THEREIN.

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The following table summarizes: (a) the treatment of Claims and Interests under the Plan; (b) which Classes are Impaired by the Plan; (c) which Classes are entitled to vote on the Plan; and (d) the estimated recoveries for Holders of Claims and Interests. The following table is qualified in its entirety by reference to the full text of the Plan. A more detailed summary of the terms and provisions of the Plan is provided in the summary of the Plan set forth in Article V of this Disclosure Statement.

THE PROJECTED RECOVERIES SET FORTH BELOW ARE BASED ON THE DEBTORS’ REASONABLE GOOD FAITH ESTIMATES OF PROJECTED DISTRIBUTABLE PROCEEDS TO STAKEHOLDERS AND RESPECTIVE LIABILITIES BASED ON, AMONG OTHER THINGS, THE DEBTORS’ BOOKS AND RECORDS, REVIEW OF THE CLAIMS REGISTER, SETTLEMENTS SET FORTH IN THE PLAN, DISCUSSIONS WITH STAKEHOLDERS, AND OTHER FACTORS.

AS NOTED THROUGHOUT THIS DISCLOSURE STATEMENT AND SUPPORTING DOCUMENTS, A SIGNIFICANT NUMBER OF CLAIMS HAVE BEEN FILED IN THESE CHAPTER 11 CASES. TO DATE, APPROXIMATELY 258,000 PROOFS OF CLAIM HAVE BEEN FILED AGAINST THE DEBTORS. THE AGGREGATE ASSERTED AMOUNT OF ALL SUCH CLAIMS EXCEEDS $51 TRILLION. THE AGGREGATE CLAIMS POOL INCLUDES MATERIAL UNSECURED CLAIMS ASSERTED BY GOVERNMENTAL UNITS TOTALING OVER $6 BILLION PLUS UNLIQUIDATED AMOUNTS THAT, BASED ON THE LANGAUGE OF SUCH PROOFS OF CLAIM, MAY BE ASSERTED IN AMOUNTS EXCEEDING BILLIONS OF DOLLARS THAT WILL NEED TO BE RECONCILED. A DISCUSSION ON THE CLAIMS FILED TO DATE CAN BE FOUND IN ARTICLE IV OF THIS DISCLOSURE STATEMENT AND THE RISK FACTORS ASSOCIATED WITH THE MAGNITUDE OF THESE CLAIMS ARE SET FORTH IN ARTICLE VIII OF THIS DISCLOSURE STATEMENT.

THE DEBTORS ARE SEEKING TO DISALLOW APPROXIMATELY 160,000 CYBER SECURITY INCIDENT PROOFS OF CLAIM TOTALING APPROXIMATELY $876 MILLION, AS SET FORTH IN THE FIRST OMNIBUS CLAIMS OBJECTION (AS DEFINED HEREIN) THE NUMBER OF PROOFS OF CLAIM AND THE AGGREGATE ASSERTED AMOUNT MAY BE SUBSTANTIALLY REDUCED IF THE RELIEF SET FORTH IN THE FIRST OMNIBUS CLAIMS OBJECTION (AS DEFINED HEREIN) IS GRANTED. HOWEVER, EVEN IF APPROVED, THE DEBTORS AND/OR THE PLAN ADMINISTRATION TRUST WILL STILL NEED TO SUCCESSFULLY OBJECT TO, DISALLOW, AND REDUCE A SUBSTANTIAL NUMBER OF CLAIMS—POTENTIALLY TENS OF THOUSANDS—TO OBTAIN THE PROJECTED RECOVERIES SET FORTH BELOW.

AN ADMINISTRATIVE CLAIMS BAR DATE ALSO HAS NOT BEEN ESTABLISHED AND THERE MAY BE MATERIAL ADMINISTRATIVE CLAIMS ASSERTED AGAINST THE DEBTORS BY INDIVIDUAL CREDITORS OR GOVERNMENTAL UNITS. THERE IS NO CERTAINTY AS TO THE ULTIMATE ADJUDICATION AND ALLOWED AMOUNT OF SUCH CLAIMS AS THE APPLICABLE BAR DATE FOR ADMINISTRATIVE CLAIMS HAS NOT PASSED AND

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WILL NOT PASS BEFORE THE HEARING TO CONFIRM THE PLAN. RISK FACTORS ASSOCIATED WITH UNKNOWN ADMINISTRATIVE CLAIMS AND THEIR IMPACT ON CREDITOR RECOVERIES ARE SET FORTH IN ARTICLE VIII OF THIS DISCLOSURE STATEMENT AND IN THE DEBTORS’ LIQUIDATION ANALYSIS ATTACHED HERETO AS EXHIBIT C.6

GIVEN THE CURRENT CLAIMS POOL, THE ASSERTED AMOUNT OF SUCH CLAIMS, THE UNCERTAIN OUTCOME OF THE CLAIMS ADMINISTRATION PROCESS, AND THE UNKNOWN QUANTUM OF POTENTIAL ADMINISTRATIVE CLAIMS, THE PROJECTED RECOVERIES SET FORTH BELOW ARE ESTIMATES ONLY AND ACTUAL RECOVERIES FOR HOLDERS OF ALLOWED CLAIMS AND INTERESTS IN CLASSES 3, 4, 5, 6, 7, 8, 9, 12, AND 14 UNDER THE PLAN MAY MATERIALLY DIFFER FROM THOSE SET FORTH BELOW.

[6]	As discussed in greater detail in Article VIII herein, representatives for the State of California have publicly stated their intent to assert Administrative Claims against the Chrome Debtors based on purported civil penalties totaling over $1 billion. Additional Governmental Units may assert similar claims and other Administrative Claims may surface. There is no certainty as to the ultimate adjudication and allowed amount of such potential administrative claims. Allowance of Administrative Claims would erode distributable value and reduce recoveries for all Holders of General Unsecured Claims and Interests.
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Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries[7]
1	Other Secured Claims	Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as applicable: (i) payment in full in Cash of such Holder’s Allowed Other Secured Claim; (ii) delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or (iii) such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired	No (Presumed to Accept)	100%
2	Other Priority Claims	Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash or such other treatment in a manner consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code on the following terms: (i) if such Allowed Other Priority Claim is Allowed as of the Effective Date, the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, the date such Allowed Other Priority Claim becomes due and payable, or as soon thereafter as reasonably practicable); and (ii) if such Allowed Other Priority Claim is not Allowed as of the Effective Date, the date such Other Priority Claim is Allowed or as soon thereafter as reasonably practicable. Allowed Other Priority Claims that arise in the ordinary course of the Debtors’ business	Unimpaired	No (Presumed to Accept)	100%

[7]	Although projected recoveries for Class 3 (U.S. Data Breach Class Settlement Claims), Class 4, (U.S. Data Breach Arbitration Represented Claims), Class 5 (Canadian Data Breach Class Settlement Claims), and Class 14 (Pixel Class Settlement Claims) are estimated at 100%, the applicable settlement agreements remain subject to final approval and such classes are impaired (within the meaning of section 1124 of the Bankruptcy Code) because such classes are to receive distributions in accordance with the applicable settlement agreement in lieu of the full payment of total asserted Claims. Further, Classes 3, 4, 5, 6, 7, 8, and 14 are impaired because (a) distributions on account of such Claims may not take place on the Effective Date as otherwise may be required for Claims to be deemed “unimpaired” under bankruptcy law and/or (b) given the quantity and quantum of Claims alleged against the Debtors, the Debtors cannot determine with certainty that all Holders will recover 100% on account of the Allowed amount of their Claims. Each of the settlement agreements discussed herein are subject to final approval and to the extent such approval is not obtained, Claims relating to the applicable class will be treated as Class 7 Claims (Chrome Other General Unsecured Claims).
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Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries[7]
		and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.
3	U.S. Data Breach Class Settlement Claims	Each Holder of an Allowed U.S. Data Breach Class Settlement Claim, shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim: (i) if the U.S. Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the U.S. Data Breach Class Settlement Fund as set forth in the U.S. Data Breach Settlement Class Benefits Plan; or (ii) if the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed U.S. Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.	Impaired	Yes	100%
4	U.S. Data Breach Arbitration Represented Claims	Each Holder of an Allowed U.S. Data Breach Arbitration Represented Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim: (i) if the U.S. Data Breach Arbitration Settlement Order is entered on or before the Effective Date and the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is satisfied, their portion of the U.S. Data Breach Arbitration Settlement Amount to be distributed in accordance with the U.S. Data Breach Arbitration Settlement Agreement; provided that any Holder of a U.S. Data Breach Arbitration Represented Claim who seeks to avoid participating in the U.S. Data Breach Arbitration Settlement shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims; provided further that the Debtors’ rights to enforce the U.S. Data Breach Arbitration Settlement Agreement or seek an Order of the Bankruptcy Court enforcing the U.S. Data Breach Arbitration Settlement Agreement against any Holder of a U.S. Data Breach Arbitration Represented Claim, including any Holder of a U.S. Data Breach Arbitration Represented Claim who seeks to avoid participating in the U.S. Data Breach Arbitration Settlement, are expressly preserved; or (ii) if the U.S. Data Breach Arbitration Settlement Order is not entered	Impaired	Yes	100%

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Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries[7]
		on or before the Effective Date or the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is not satisfied, all Holders of Allowed U.S. Data Breach Arbitration Represented Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.
5	Canadian Data Breach Class Settlement Claims	Each Holder of an Allowed Canadian Data Breach Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim: (i) if the Canadian Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Canadian Data Breach Class Settlement Fund as set forth in the Canadian Data Breach Settlement Class Benefits Plan; or (ii) if the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Canadian Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.	Impaired	Yes	100%
6	Chrome Commercial Claims	Each Holder of an Allowed Chrome Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of Class A-1 Plan Administration Trust Interests.	Impaired	Yes	100%
7	Chrome Other General Unsecured Claims	Each Holder of an Allowed Chrome Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-2 Plan Administration Trust Interests.	Impaired	Yes	100%
8	Lemonaid Commercial Claims	Each Holder of an Allowed Lemonaid Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-3 Plan Administration Trust Interests.	Impaired	Yes	100%
9	Lemonaid General Unsecured Claims	Each Holder of an Allowed Lemonaid Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-4 Plan Administration Trust Interests.	Impaired	Yes	100%
10	Intercompany Claims	On the Effective Date, Intercompany Claims may be Reinstated as of the Effective Date solely for the purpose of facilitating the	Unimpaired / Impaired	No (Presumed to Accept or Deemed to	N/A

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Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries[7]
		Wind-Down Transactions or, at the Debtors’ option, be cancelled, released, and extinguished without any distribution on account of such Claims.		Reject)
11	Intercompany Interests	On the Effective Date, all Intercompany Interests may be Reinstated as of the Effective Date solely for the purpose of facilitating the Wind-Down Transactions or, at the Debtors’ option, may be cancelled, released, and extinguished, without any distribution on account of such Interest.	Unimpaired / Impaired	No (Presumed to Accept or Deemed to Reject)	N/A
12	HoldCo Interests	Each Holder of an Allowed HoldCo Interest shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Interest, a portion of the Class B Plan Administration Trust Interests, as set forth in the Plan Administration Trust Agreement; provided that if the Debtors make the Equity Sale Transaction Election that requires some or all of a portion of the Holdco Interests to (a) be Reinstated for the purpose of implementing such transaction, or (b) receive some other instrument in exchange for such HoldCo Interest, then such Holder will also receive a Pro Rata portion of such Reinstated HoldCo Interests or other instruments.[8]	Impaired	Yes	TBD
13	GUC Subordination Claims[9]	Each Holder of an Allowed GUC Subordination Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-5 Plan Administration Trust Interests.	N/A	N/A	N/A
14	Pixel Class Settlement Claims	Each Holder of an Allowed Pixel Class Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim: (i) if the Pixel Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Pixel Class Settlement Fund as set forth in the Pixel Settlement Class Benefits Plan; or (ii) if the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Pixel Class Settlement Claims shall receive the same	Impaired	Yes	100%

[8]	Treatment of HoldCo Interests remains subject to ongoing analysis, discussion and negotiation among the Debtors, the Creditors’ Committee and the Official Equity Committee.
[9]	As of the date hereof, there are no Holders of GUC Subordination Claims.
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Class	Claims or Interests	Treatment	Impaired or Unimpaired	Entitlement to Vote	Projected Recoveries[7]
treatment as Holders of Allowed Lemonaid Other General Unsecured Claims.

Article II.
THE COMPANY’S HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Company’s History and Business Operations

In 2006, Anne Wojcicki co-founded the Company with Linda Avey and Paul Cusenza under the name 23andMe, Inc., as the first direct-to-consumer genetic testing company. As of the Petition Date, the Company was a leading human genetics company with a mission to help people access, understand, and benefit from the human genome. The Company pioneered direct-to-consumer genetic testing through its saliva collection kits, providing customers with access to unique, personalized information about their ancestry, genetic traits, and health risks through its Personal Genome Service® (“PGS”) offerings. Through its collection of genetic information, the Company developed one of the world’s largest crowdsourced platforms for genetic research comprised of data from over 15 million customers.

The Company also operates a telehealth platform (“Lemonaid” or “Lemonaid Health”) that provides customers access to personalized healthcare services and affordable, online medical care through licensed healthcare professionals. Patients can also use Lemonaid Health’s online pharmacy for fulfillment when medications are prescribed by Lemonaid Health’s affiliated healthcare professionals. Lemonaid Health allows the Company to further its mission of enabling people to use their genetic health information to live healthier lives, particularly as it relates to customers who choose to integrate their Company genetic information with Lemonaid’s telehealth services.

As of the Petition Date, the Company operated in three segments: (i) PGS, a DNA testing service that analyzed an individual’s saliva sample to identify specific genetic variants associated with health predispositions, ancestry, and traits; (ii) Telehealth, through which the Company offers medical visits, prescriptions, and memberships relating to the treatment of specific conditions and provides access to certain medicine; and (iii) Research Services, through which the Company’s customers had the opportunity to participate in the Company’s research programs.

A detailed description of the Company’s historical business can be found in the Declaration of Matthew Kvarda in Support of Chapter 11 Petitions and First Day Motions [Docket No. 32].

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B.	Debtors’ Organizational Structure

Chrome Holding Co. and 11 of its direct and indirect subsidiaries are Debtors in these Chapter 11 Cases:10

i.	ChromeCo, Inc. and Lemonaid Health, Inc., each Delaware corporations, are wholly-owned subsidiaries of Chrome Holding Co.
ii.	Chrome Pharmacy Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Chrome Holding Co. Chrome Pharmacy Holdings, Inc. has a wholly-owned subsidiary, Lemonaid Pharmacy Holdings Inc., which is also a Debtor in these Chapter 11 Cases:
a.	Lemonaid Pharmacy Holdings Inc., a Delaware corporation, has four wholly-owned subsidiaries, each of which are also Debtors in these Chapter 11 Cases:
(1)	Lemonaid Community Pharmacy, Inc., a Missouri corporation, is a wholly-owned subsidiary of Lemonaid Pharmacy Holdings Inc.
(2)	LPharm RX LLC, LPharm INS LLC, and LPharm CS LLC are each Delaware limited liability companies and wholly owned subsidiaries of Lemonaid Pharmacy Holdings Inc. LPRXTwo LLC, LPRXThree LLC, and LPRXOne LLC each are Missouri limited liability companies and are wholly owned subsidiaries of the foregoing entities, respectively.
i.	Lemonaid Health, Inc. has extensive contractual relationships with four non-Debtor professional medical corporations (the “PMCs”) that are 100% owned by licensed medical providers in four jurisdictions (California, New Jersey, Kansas, and Texas). Specifically, Lemonaid Health, Inc. has entered into a management services agreement (an “MSA”) with each PMC pursuant to which certain of the Debtors provide business, administrative, and non-clinical services to the PMC in exchange for a fixed fee.[11] Professional clinicians employed by the PMCs also provide medical services to patients via the Debtors’ Lemonaid Health telehealth platform.

An organizational chart of Company entities is attached to this Disclosure Statement as Exhibit B.

[10]	As further discussed in Article IV.Q hereof, the Debtors formerly known as 23andMe Holding Co., 23andMe, Inc., and 23andMe Pharmacy Holdings, Inc. changed their names to Chrome Holding Co., ChomeCo, Inc., and Chrome Pharmacy Holdings, Inc., respectively, pursuant to the terms of the Chrome Purchase Agreement.
[11]	While Lemonaid Health, Inc. is the Debtor-counterparty to the MSAs, the services contemplated therein are also furnished by Debtor ChromeCo, Inc. pursuant to an MSA subcontracting agreement between Debtors ChromeCo, Inc. and Lemonaid Health, Inc.
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C.	The Company’s Prepetition Capital Structure

As of the Petition Date, the Debtors had no funded debt obligations. The Debtors had unsecured claims outstanding as of the Petition Date, a substantial portion of which were comprised of claims arising from the Cyber Security Incident (discussed in further detail below) and ordinary course trade claims.

As of the Petition Date, Debtor Chrome Holding Co. was a publicly traded company and its shares traded on the National Association of Security Dealers Automated Quotations (“NASDAQ”) Capital Market under the ticker ME. On March 24, 2025, the Company received a letter from the Listing Qualifications Department of NASDAQ notifying the Company that, in connection with the Company’s announcement of its filing of these Chapter 11 Cases, the Company’s securities would be delisted from NASDAQ, which became effective on March 31, 2025.

As of the date hereof, Chrome Holding Co.’s stock trades on the over-the-counter market. Chrome Holding Co. has two classes of common stock: (i) the Class A common stock that is traded (the “Class A Common Stock”) and (ii) the Class B common stock that was not previously listed on any stock exchange nor traded on any public market (the “Class B Common Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except that holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time at the option of the holder and is automatically converted into one share of Class A Common Stock upon transfer (except for certain permitted transfers). As of July 25, 2025, Chrome Holding Co. has approximately 25,431,244 shares of Class A common stock and 2,110,250 shares of Class B common stock issued and outstanding.

On June 9, 2025, ABeeC 2.0 LLC, an entity affiliated with Ms. Wojcicki, the Company’s co-founder, former chief executive officer, and current member of the Company’s Board of Directors, elected to convert 4,931,692 shares of Class B Common Stock (the “Wojcicki Class B Shares”) into 4,931,692 shares of Class A Common Stock (the “Conversion”). As each share of Class B Common Stock is entitled to ten votes per share and each share of Class A Common Stock is entitled to one vote per share, the Conversion resulted in a decrease in the aggregate voting power of the shares for which Ms. Wojcicki may be deemed the beneficial owner. The Wojcicki Class B Shares represented all of the shares of Class B common stock for which Ms. Wojcicki may have been deemed the beneficial owner.

Article III.
KEY EVENTS LEADING TO COMMENCEMENT OF CHAPTER 11 CASES

A.	Adverse Market Conditions and Liquidity Constraints

Although the Company’s business generated revenues in excess of $200 million per year over the five years preceding the Petition Date, the Company has not recognized any net profits since its inception. Nevertheless, the Company has historically been able to fund its operations

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primarily through issuances of equity, historical sales of its PGS offerings, and Lemonaid telehealth services, as well as research partnerships.

Macroeconomic headwinds and a variety of other circumstances constrained the Company’s ability to access capital markets following a 2021 merger transaction that resulted in HoldCo becoming a public traded company on NASDAQ, leading to significant liquidity constraints. In addition, rising inflation coming out of the COVID-19 pandemic combined with the Federal Reserve’s efforts to combat inflation through interest rate increases created macroeconomic conditions that adversely impacted the economy. These factors led to increased costs of operating the Company’s business, including vendor, supplier, freight, and delivery costs, causing financial strain due to the Company’s reliance on outsourced manufacturing and distribution capabilities as part of its business model.

Moreover, the market for personal genetics products and services has experienced a recent overall decline, suggesting that consumers may choose to forego tests and services like those offered by the Company, leading to decreases in the Company’s revenues (as well as those of the Company’s direct competitors) in the PGS business line, which historically generated most of the Company’s revenue. The Company’s consumer segment also faced increased competition in both the ancestry testing and telehealth industries at the same time the Company’s revenue growth slowed. To compete in these increasingly competitive spaces, the Company lowered pricing to retain consumer demand.

B.	Cyber Security Incident and Related Litigation

1.                  Background

On October 1, 2023, a threat actor posted online a claim to have Company users’ profile information. Upon learning of the incident, the Company immediately commenced an investigation and engaged third-party incident response experts to assist in determining the extent of any unauthorized activity. Based on its investigation, the Company determined the threat actor was able to access a very small percentage (0.1%) of user accounts in instances where usernames and passwords that were used on the Company website were the same as those used on other websites that had been previously compromised or were otherwise available (the “Credential Stuffed Accounts”). The information accessed by the threat actor in the Credential Stuffed Accounts varied by user account, and generally included ancestry information, and, for a subset of those accounts, health-related information based upon the user’s genetics. Using this access to the Credential Stuffed Accounts, the threat actor accessed files containing information that users consented to share when either opting in to the Company’s DNA Relatives feature or the Connections Feature.12 The Company determined that as a result of the Cyber Security Incident, the threat actor accessed, without authorization, personal information relating to approximately seven million customers.

[12]	The Company’s “DNA Relatives” feature allowed customers to find and connect with their genetic relatives, while the “Family Tree” feature automatically predicted a family tree based on the DNA shared by a customer with its relatives through the Company. The Company’s “Connections” feature allowed users to share information with another Company user. Connections are established based on mutual agreement of the users—one user sends a Connection invitation and the other user accepts it to initiate the sharing of data between the users.
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2.                  Litigation, Arbitration, and Regulatory Investigations

Multi-District Litigation. After the Company’s announcement of the Cyber Security Incident, over 40 putative class action lawsuits were filed in U.S. federal courts against the Company asserting claims for various common law torts and various statutory claims—including several that allege an entitlement to statutory damages under certain states’ laws arising from the alleged unauthorized disclosure of genetic information. On December 21, 2023, the Company filed a Motion to Transfer Actions to the Northern District of California Pursuant to 18 U.S.C. § 1407 for Coordinated or Consolidated Pretrial Proceedings with the Judicial Panel on Multidistrict Litigation (“JPML”), MDL No. 3098 (the “Cyber Class Action”). On April 11, 2024, the JPML centralized the Litigation before the Honorable Edward M. Chen of the Northern District of California (the “MDL Court”). On June 5, 2024, the court in the Class Action Litigation appointed interim co-lead class counsel, authorizing them to pursue the Class Action Litigation on behalf of the class action plaintiffs, and to engage in appropriate settlement negotiations on behalf of the plaintiffs and the putative class members. On June 26, 2024, Plaintiffs in the Cyber Class Action filed their consolidated class action complaint against the Company, asserting various common law and statutory claims.

State Court Litigation. As of the Petition Date, nine actions had been filed against the Company in California state courts alleging similar causes of action asserted in the Cyber Class Action (the “State Court Actions”). Prior to the Petition Date, all state actions were stayed through May 22, 2025. The vast majority plaintiffs in the State Court Actions are represented by one law firm (Potter Handy, LLP).

Arbitration. After the Company’s announcement of the Cyber Security Incident, approximately 35,000 claimants in the U.S. asserted or threatened arbitration claims against the Company (collectively, the “U.S. Arbitration Claimants”). The vast majority of the U.S. Arbitration Claimants are represented by three independent law firms. Some of the arbitration claims have been filed with Judicial Arbitration and Mediation Services.

Foreign Actions. As of the Petition Date, three class actions had been filed in Canadian courts (one in Ontario and another two in British Columbia).13 Prior to the Petition Date, counsel to plaintiffs in the Ontario action (“Ontario Counsel”) confirmed they had entered into a cooperation agreement with counsel to plaintiffs in the British Columbia action (“BC Counsel”) pursuant to which both Ontario Counsel and BC Counsel agreed to coordinate the sequencing and timing of motions and other litigation-related events in their respective class actions. One firm in the U.K. has also asserted a pre-arbitration demand, seeking damages on behalf of 3,720 customers in the U.K. who were allegedly impacted by the Cyber Security Incident.

Regulatory Actions. In March 2024, the Federal Trade Commission (“FTC”) served a civil investigative demand (“CID”) seeking information related to, among other things, the Cyber

[13]	On October 20, 2023, certain plaintiffs (the “BC Plaintiffs”) filed a lawsuit against the Debtors in the Supreme Court of British Columbia, J.R. v. 23andMe Holding Co. & 23andMe, Inc., Case No. S237147 (Can. B.C. S.C.). On September 18, 2024, the BC Plaintiffs filed another lawsuit against the Debtors asserting the same claims alleged in the October 20, 2023 lawsuit but naming non-debtor individuals, including but not limited to certain directors and officers of the Company as additional defendants.
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Security Incident. The Company continues to respond to demands from the FTC and other regulatory bodies on a rolling basis. In addition, a Multi-State Attorneys General investigation seeking information about the Cyber Security Incident has been brought by the U.S. state attorneys general or appropriate representatives of the States or Commonwealths of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Minnesota, Montana, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming and the District of Columbia (collectively, the “Attorneys General”). Certain post-petition regulatory actions are disclosed in Article IV below.

Outside of the U.S., as of the Petition Date, 12 foreign regulators had inquired about the Cyber Security Incident, including a joint investigation initiated in June 2024 by Canada and the U.K. In connection with their joint investigation, the Canadian and U.K. data protection regulators have submitted multiple information requests and conducted three interviews of employees at the Company with knowledge regarding or relating to the Cyber Security Incident.

3.                  Mediation and Settlement

The MDL parties entered into mediation before Mr. Randall Wulff, who presided over three mediation sessions taking place in January, March, and June 2024. The arm’s-length negotiation from the June mediation session resulted in Mr. Wulff’s proposal for resolution of the Cyber Class Action litigation claims against the Company. In July 2024, the MDL parties accepted Mr. Wulff’s proposal and informed the MDL Court that parties had reached an agreement in principle on the terms of a consensual settlement framework.

The MDL parties executed a confidential settlement term sheet on July 29, 2024, which contemplated an aggregate cash payment by the Company of $30.0 million to settle all claims brought on behalf of all U.S. persons whose personal information was impacted by the Cyber Security Incident. In addition, the Company agreed to document various business practice initiatives relating to cybersecurity and provide customers with the option to enroll in a privacy and monitoring service for three years. These terms were ultimately memorialized into and agreed upon as part of a settlement agreement (the “Class Action Settlement Agreement”). On September 12, 2024, plaintiffs filed a motion asking the MDL Court for preliminary approval of the Class Action Settlement Agreement, and the motion was considered at a court hearing on October 29, 2024. On October 29, 2024, the MDL Court deferred the motion and asked the parties to provide additional information by November 12, 2024.

On December 4, 2024, the MDL Court granted preliminary conditional approval of the Class Action Settlement Agreement to resolve all claims by U.S. customers (who do not opt out) arising out of the Cyber Security Incident. The MDL Court’s order was conditioned upon the parties’ acceptance of certain modifications to the Class Action Settlement Agreement, including the exclusion from the settlement class customers who have chosen to exercise their right to arbitrate, whether by making a demand for arbitration or by filing a formal complaint with an arbitral forum. Following the December 4, 2024 order, the Company engaged in discussions with the Cyber Class Action plaintiffs, as well as U.S. state court and arbitral claimants,

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regarding a potential settlement that would resolve all claims by U.S. customers, including those who choose to exercise their arbitration rights.

In December 2024, the Company retained Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) to assist the Company in settling the various lawsuits and claims arising from the Cyber Security Incident. In January and February 2025, the Company engaged in settlement discussions with plaintiffs in State Court Actions represented by Potter Handy LLP (the “Settling State Court Plaintiffs”), as well as with Arbitration Claimants represented by three independent law firms (Labaton Keller Sucharow LLP, Levi & Korsinsky LLP and Milberg Coleman Bryson Phillips Grossman PLLC) (the “Settling Arbitration Claimants”). The Company entered into a binding term sheet with the Settling Arbitration Claimants on February 13, 2025, and a binding term sheet with the Settling State Court Plaintiffs on February 18, 2025. On March 21, 2025, the Company executed settlement agreements with both the Settling State Court Plaintiffs and Settling Arbitration Claimants.

The cumulative effects of the Company’s business performance, the Company’s negative cash flows, and pending litigation and claims arising from the Cyber Security Incident proved to make it difficult, if not impossible, for the Company to access or attract equity or debt financing on an out-of-court basis on actionable terms, effectively limiting the Company’s runway to find a solution to its existing cash-on-hand.

C.	Operational Restructuring Efforts

In an effort to address its worsening liquidity situation, under the supervision of the Special Committee, the Company implemented certain cost-cutting measures to improve its financial condition and preserve liquidity. In November 2024, the Company announced that it would discontinue further development of all its therapeutics programs and wind-down ongoing clinical trials for drugs in the Company’s clinical and preclinical stage pipeline. In the same month, the Company also reduced its overall headcount by approximately 200 employees, representing roughly 40% of the Company’s workforce at the time, in an effort to substantially reduce operating expenses and realize cost savings. These efforts sought to restructure and strategically align the Company’s workforce and organization with its current strategy of focusing on the long-term success of the Company’s core consumer business and research partnerships. In January 2025, the Company implemented further cost-cutting measures, including additional reductions in operating expenses and entering into negotiations with certain of its landlords to reduce (or terminate) rent expenses under the Company’s long-term real estate leases.

D.	Initial Prepetition Marketing Efforts

The Company’s business performance, liquidity position, and challenges in accessing the capital markets were all adversely affected by the Cyber Security Incident and ensuing litigation. These factors, coupled with Ms. Wojcicki’s expression of her intent to consider making an offer to acquire the outstanding equity of the Company held by unaffiliated public stockholders, led the Board of Directors (the “Board”) to initiate a process under the control of disinterested and independent directors to assess strategic alternatives for the Company. Specifically, in March 2024, the Board formed and delegated to the Special Committee the Board’s power and authority

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to, among other things, review and evaluate potential strategic transactions with potential acquirors, including Ms. Wojcicki, and the Company’s other strategic alternatives (any such transaction or alternative, a “Potential Transaction”), as well as maintaining the status quo as a standalone company. The Board determined to establish the Special Committee because Ms. Wojcicki and her affiliates,14 as potential acquirors, could have an interest in a Potential Transaction that was different from, or in addition to, the interests of the Company and its stockholders generally.

Accordingly, since March 2024, the Board has relied on the Special Committee consisting of disinterested and independent directors to ensure that the Company’s evaluation and review of strategic alternatives, including any Potential Transaction, whether with Ms. Wojcicki or with a third party, was thorough, fair, and free of potential conflict.

Shortly after its formation, the Special Committee engaged Wells Fargo Securities, LLC (“Wells Fargo”) as its independent financial advisor and Dechert LLP as its independent legal advisor to assist the Special Committee in evaluating a potential strategic transaction for the Company, including any proposal from Ms. Wojcicki.

In April 2024, Ms. Wojcicki publicly announced that she was considering making a proposal to “acquire the [Company] in a potential go-private transaction.”15 Ms. Wojcicki also announced that she was working with advisors and intended to begin speaking to potential partners and financing sources. Ms. Wojcicki stated that any proposal by her would be conditioned irrevocably upon the approval of the Special Committee and a majority of the unaffiliated shareholders of the Company. Ms. Wojcicki also indicated that she wished to maintain control of the Company and, therefore, would not support an alternative transaction. As required by the Securities Exchange Act of 1934, as amended, Ms. Wojcicki disclosed the foregoing through an amendment to the report on Schedule 13D previously filed with the Securities and Exchange Commission (“SEC”) by Ms. Wojcicki and certain of her affiliates (the “Schedule 13D”).16

Three months later, on July 29, 2024, Ms. Wojcicki submitted a non-binding indication of interest to the Special Committee to acquire all of the Company’s outstanding shares of common stock not owned by Ms. Wojcicki and her affiliates (or any other stockholders that might be invited to “roll-over” their current equity shares) for $0.40 per share (the “July 29

[14]	Ms. Wojcicki and her affiliates owned, as of such date, approximately 49% of the total voting power of the Company’s outstanding voting securities.
[15]	See Schedule 13D (Amendment No. 1) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 6 (Apr. 17, 2024) (SEC).
[16]	See id.
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Proposal”).17 The July 29 Proposal remained subject to confirmatory due diligence, among other conditions, and did not include committed financing.18

On August 2, 2024, the Special Committee rejected Ms. Wojcicki’s July 29 Proposal on the basis that, among other things, the offer did not provide a premium to the closing price of the Company’s publicly traded common stock as of July 31, 2024, it lacked committed financing, and it was conditional in nature. The Special Committee requested that Ms. Wojcicki withdraw her stated intent to oppose any alternative transaction so that the Special Committee could fully assess whether there was interest from third parties in a transaction that would maximize value for all stockholders.19

Shortly thereafter, in August 2024, Wells Fargo, at the direction of the Special Committee, contacted 15 potential counterparties to assess potential third-party interest in the Company (the “Initial Outreach”), assuming Ms. Wojcicki were to withdraw her stated intent not to support a transaction with a third party. As a result of the Initial Outreach, one party signed a confidentiality agreement with the Company to facilitate further discussion.

In early September 2024, in response to requests from the Special Committee, Ms. Wojcicki notified the members of the Special Committee that she would be open to considering third-party takeover proposals for the Company and updated the disclosure in her Schedule 13D to reflect the same.20 Ms. Wojcicki also continued to evaluate a potential go-private transaction involving the Company.21

Shortly thereafter, on September 17, 2024, the then-serving independent directors of the Board resigned. In a public letter to Ms. Wojcicki, the independent directors noted that they believed that they had not received an actionable proposal from Ms. Wojcicki and would not receive one.22 The letter further explained that, given their divergence in views from Ms. Wojcicki, the independent directors’ resignation would be “in the best interests of the Company’s shareholders.”23 Following such resignations, Ms. Wojcicki remained the sole director of the Company.

In late September 2024, Ms. Wojcicki updated her prior statement in her Schedule 13D, indicating that she remained committed to completing an acquisition of the Company but would

[17]	Ms. Wojcicki’s offer of $0.40 per share was proposed prior to the Company’s 1-for-20 reverse stock split that was completed on October 16, 2024, in order for the Company to regain compliance with the minimum bid price requirement of the Nasdaq Global Market. Ms. Wojcicki’s July 29 Proposal equated to $8.00 per share calculated on a pro forma basis for the reverse stock split.
[18]	See Schedule 13D (Amendment No. 2) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 6 (July 31, 2024) (SEC).
[19]	See 23andMe Holding Co., Form 8-K, at 4 (Aug. 2, 2024) (SEC).
[20]	See Schedule 13D (Amendment No. 3) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Sept. 11, 2024) (SEC).
[21]	See id.
[22]	See 23andMe Holding Co., Form 8-K, at 4 (Sept. 18, 2024) (SEC).
[23]	See id.
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not consider third-party takeover proposals for the Company.24 In October 2024, Wells Fargo terminated its engagement letter with the Special Committee.

On October 28, 2024, the Board increased its size from one member to four members and appointed three new independent directors. On November 2, 2024, the Special Committee was also repopulated with these three new independent and disinterested directors, who served on the Special Committee as of the Petition Date.25 Shortly thereafter, the Special Committee selected Moelis, as its independent investment banker,26 and Goodwin Procter LLP (“Goodwin”), as its independent legal advisor, to aid in its evaluation of strategic alternatives for the Company, including a Potential Transaction.

In January 2025, the Special Committee authorized Paul, Weiss to begin chapter 11 contingency planning in light of the Company’s deteriorating liquidity position. In the same month, the Company also retained A&M, as financial advisor, to assist with the chapter 11 contingency planning.

E.	Expanded Prepetition Marketing Process

Beginning in January 2025, the Company, at the direction of the Special Committee, began soliciting potential third-party interest in the acquisition of the Company for all or a portion of the Company’s assets or business segments, as well as potential financing sources for new financing for the Company. As part of this process (the “Prepetition Marketing Process”), the Debtors,27 with the assistance of Moelis, prepared a confidential information memorandum with extensive information on the Company’s assets, and populated a data room (the “Data Room”) containing significant diligence documentation.

On January 28, 2025, the Special Committee issued a press release announcing that it had undertaken a process to explore strategic alternatives, including, among other alternatives, a possible sale of the Company, business combination, sale of all or part of the Company’s assets, licensing of assets, restructuring, or other strategic action,28 which resulted in additional inbound interest from third parties. Shortly thereafter, in response to a request from the Special Committee, Ms. Wojcicki updated her prior statement in her Schedule 13D to indicate her

[24]	See Schedule 13D (Amendment No. 5) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Sept. 30, 2024) (SEC).
[25]	As described below, on March 21, 2025, Mr. Thomas Walper was appointed to the Board and the Special Committee as an additional independent and disinterested director. As of the Petition Date, the Special Committee consists of Mark Jensen, Andre Fernandez, Jim Frankola and Thomas Walper.
[26]	In March 2025, Moelis’s engagement was subsequently modified to account for its role as investment banker to both the Special Committee and the Company in connection with these Chapter 11 Cases.
[27]	At all relevant times, the Debtors conducted the Prepetition Marketing Process under the authority of the Special Committee, and references to the “Debtors” in this section, where applicable, should be interpreted to mean that the Debtors took such action subject to the Special Committee’s direction and oversight.
[28]	See 23andMe Holding Co. press release dated January 28, 2025 (https://investors.23andme.com/news-releases/news-release-details/23andme-special-committee-announces-exploration-strategic).
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willingness to consider third-party takeover proposals for the Company or other strategic alternatives that may be in the best interests of the Company.29

Overall, as part of the Prepetition Marketing Process, the Debtors, under the direction of the Special Committee and its advisors, engaged with 103 potential counterparties, including 51 potential strategic investors and 52 potential financial investors / financing counterparties (collectively, the “Contact Parties”). These efforts resulted in 90 introductory calls and the execution of approximately 42 confidentiality agreements with the Company.

Starting on January 30, 2025, and continuing throughout the Prepetition Marketing Process, Moelis distributed the confidential information memorandum and a preliminary financial model to Contact Parties that signed confidentiality agreements with the Company and provided such parties with access to the Data Room. In the aggregate, the Debtors, with the assistance of Moelis, published over 180 diligence documents to the Data Room throughout the Prepetition Marketing Process, covering financial, operational, legal and other key items, and facilitated diligence calls among members of the Debtors’ management team, certain Contact Parties, and the Special Committee’s and/or the Debtors’ advisors.

In early February 2025, Moelis distributed a formal process letter requesting that the Contact Parties remaining in the process submit initial indications of interest no later than February 20, 2025 (the “Initial IOI Deadline”). The process letter provided to the Contact Parties included optionality for the Contact Parties to present indications of interest for the Company’s equity or on a cash-free, debt-free basis for all or part of the Company, or the terms of a financing. Moelis also informed Ms. Wojcicki and her advisors of the Initial IOI deadline. In connection with the Initial IOI Deadline, Moelis, on behalf of the Special Committee, received multiple preliminary non-binding indications of interest from Contact Parties with various structures, and a joint indication of interest from Ms. Wojcicki and New Mountain Capital L.L.C. (“New Mountain”) seeking to acquire all of the Company’s outstanding shares of common stock not owned by Ms. Wojcicki or her affiliates (or any other stockholders that might be invited to “roll-over” their current equity shares) at a price of $2.53 per share (the “February 20 Proposal”).30 Subsequent to the Initial IOI Deadline, Moelis continued to engage in discussions with Contact Parties about a potential transaction involving the Company, and received preliminary non-binding indications of interest from a few additional Contact Parties with respect to potential financing or asset acquisition transactions. None of the non-binding indications of interest received in the Prepetition Marketing Process, other than the indication of interest from Ms. Wojcicki and New Mountain, provided for an out-of-court acquisition for 100% of the equity of the Company.

On March 3, 2025, Ms. Wojcicki filed an amendment to her Schedule 13D,31 disclosing that Ms. Wojcicki had been informed that New Mountain was no longer interested in

[29]	See Schedule 13D (Amendment No. 8) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 5 (Jan. 31, 2025) (SEC).
[30]	See Schedule 13D (Amendment No. 9) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Feb. 21, 2025) (SEC).
[31]	See Schedule 13D (Amendment No. 10) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Mar. 3, 2025) (SEC).
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participating in a potential acquisition of the Company as described in the February 20 Proposal but that Ms. Wojcicki remained committed to completing an acquisition of the Company. The amendment to Schedule 13D also included a copy of a non-binding proposal to acquire all of the Company’s outstanding shares of common stock not owned by Ms. Wojcicki or her affiliates (or any other shareholders that might be invited to “roll-over” their current equity shares) for $0.41 per share, which Ms. Wojcicki had delivered to the Special Committee on March 2, 2025 (the “March 2 Proposal”). The March 2 Proposal also indicated that Ms. Wojcicki would be willing to provide $30 million of unsecured financing for the Company’s operations through the closing of the potential transaction, subject to various conditions set forth in a term sheet provided with the March 2 Proposal. Shortly thereafter, the Special Committee issued a press release indicating that it had reviewed the March 2 Proposal in consultation with its financial and legal advisors, and had determined to reject the proposal.32

On March 6, 2025, Ms. Wojcicki delivered a revised non-binding proposal to the Special Committee for upfront cash consideration of $0.41 per share and three contingent value rights representing the potential to receive an additional $2.53 per share in the aggregate if specified revenue milestones were achieved by the Company in fiscal years 2026, 2027, and 2028 (the “March 6 Proposal”).33 As part of the March 6 Proposal, Ms. Wojcicki continued to indicate that she was willing to provide $30 million of unsecured financing, subject to various conditions, to the Company to finance its operations through the closing of the potential transaction. Thereafter, on March 10, 2025, and in response to certain requests of the Special Committee, Ms. Wojcicki submitted an updated non-binding proposal that further referenced a proposed commitment to provide $20 million of additional capital to fund the operations of the Company (the “March 10 Proposal”).34 After the Special Committee endeavored to negotiate with Ms. Wojcicki, she notified the Special Committee that the March 10 Proposal was her best and final offer. After consultation with its advisors, the Special Committee determined that the March 10 Proposal, which reflected Ms. Wojcicki’s best and final offer, should be rejected.

The Special Committee determined that the indications of interest received during the Prepetition Marketing Process, including Ms. Wojcicki’s proposals, were (a) preliminary in nature and not currently actionable, (b) not actionable on an out-of-court basis, or (c) otherwise not in the best interest of the Company and its stakeholders. In addition, given the Debtors’ financial condition and liquidity position, the uncertainty surrounding the scope and extent of liabilities arising from the Cyber Security Incident and other relevant factors, the Special Committee determined that it was in the best interests of the Debtors’ stakeholders to pivot to an in-court sales process and leverage the ability to sell assets free and clear through a chapter 11

[32]	See 23andMe Holding Co. press release dated March 3, 2025 (https://investors.23andme.com/news-releases/news-release-details/23andme-special-committee-rejects-acquisition-proposal-ceo-anne).
[33]	In the March 6 Proposal, Ms. Wojcicki also noted that she and her advisors had “ran an exhaustive process to identify new financing, contacting over 100 potential providers of public and private equity as well as debt financing.” See Schedule 13D (Amendment No. 11) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Mar. 10, 2025) (SEC).
[34]	See Schedule 13D (Amendment No. 12) of ABeeC 2.0, LLC, ANNE WOJCICKI REVOCABLE TRUST U/A/D 9/2/09, AS AMENDED AND RESTATED, and Anne Wojcicki, at 4 (Mar. 11, 2025) (SEC).
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plan or pursuant to section 363 of the Bankruptcy Code, to maximize value for the benefit of the Debtors’ stakeholders.

Given the prospect of an imminent chapter 11 filing, the Company took certain steps to further modify and enhance its independent governance framework. On March 7, 2025, the Board authorized resolutions that expanded the Special Committee’s delegation of authority to include all matters related to a potential restructuring of the Company, including the authority to direct the Company to file for chapter 11 proceedings. On March 16, 2025, the Special Committee authorized resolutions directing certain specified counsel to the Special Committee and to the Company to conduct a special review of the Company’s governance, financial transactions, and business operations to assess the potential viability of legal claims that may be brought by various parties against any third party or any of the Company’s directors, officers, managers, members, equity holders, principals, employees, and any other individual that is an insider of the Company (the “Investigation”). On March 21, 2025, the Special Committee authorized resolutions that approved (a) the filing of these Chapter 11 Cases and (b) the filing of the Bidding Procedures Motion and engaging in a marketing process in accordance with the procedures contemplated therein, among other things.

On the same day, Ms. Wojcicki, by mutual agreement between Ms. Wojcicki and the Special Committee, tendered her resignation as an officer of the Company to the Board, with such resignation effective at 5:00 p.m., Eastern Time, on March 23, 2025. Ms. Wojcicki also stepped down as Chair of the Board (while continuing to serve as a director on the Board) and further resigned as director and/or officer, as appropriate, from various other Company subsidiaries.35 Also on the same day, the Board authorized resolutions (a) appointing Mr. Mark Jensen as the Chairman of the Board, (b) appointing Mr. Joseph Selsavage as Interim Chief Executive Officer and Interim President, effective upon Ms. Wojcicki’s resignation, (c) appointing Matthew Kvarda as the Chief Restructuring Officer of the Company, subject to and effective upon the filing of these Chapter 11 Cases, (d) expanding the size of the Board from four to five directors, and (e) appointing Mr. Walper as an additional independent director and appointing him to the Special Committee, in each case, effective upon the filing of these Chapter 11 Cases. On March 23, 2025, the Special Committee (a) authorized resolutions designating and empowering Mr. Walper to exercise all of the power and authority of the Special Committee with respect to the Investigation, effective upon the filing of these Chapter 11 Cases and (b) approved specific guidelines governing, among other things, communications between Ms. Wojcicki and the Company’s management, subject to appropriate oversight by the Special Committee and senior members of the Company’s management team.

Article IV.
THE CHAPTER 11 CASES

A.	Commencement of the Chapter 11 Cases

The Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on March 23, 2025 (the “Petition Date”). Since the Petition Date, the Debtors have continued to

[35]	These subsidiaries include: (i) ChromeCo, Inc. (director and officer), Lemonaid Health, Inc. (director and officer), Chrome Pharmacy Holdings, Inc. (officer) and Lemonaid Pharmacy Holdings, Inc. (officer).
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operate their business as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B.	First Day Motions

The filing of the petitions commenced the Chapter 11 Cases, at which time the Debtors were afforded the benefits and became subject to the limitations of the Bankruptcy Code. On the Petition Date, the Debtors filed several motions requesting that the Bankruptcy Court grant various relief designed to ensure a seamless transition between the Debtors’ prepetition and postpetition business operations, facilitate a smooth reorganization through the Chapter 11 Cases, and minimize any disruptions to the Debtors’ operations (the “First Day Motions”). The Bankruptcy Court granted all of the First Day Motions. The following is a brief overview of the relief granted.36

1.                  Utilities

In the ordinary course of business, the Debtors incur certain expenses related to essential utility services including, among others, electricity, natural gas, and other similar services from several utility providers, either directly or through applicable lease agreements. The Debtors sought entry of an order (a) prohibiting the Debtors’ utility service providers from altering, refusing, or discontinuing utility services, (b) deeming the Debtors’ utility service providers to have adequate assurance of future performance, (c) establishing procedures for determining additional adequate assurance of future payment and authorizing the Debtors to provide adequate assurance of future payment to the Debtors’ utility service providers, and (d) granting related relief. On March 28, 2025, the Bankruptcy Court entered an interim order approving the Debtors’ utilities motion on an interim basis.37 The Bankruptcy Court entered a final order approving the Debtors’ utilities motion on a final basis on April 23, 2025.38

2.                  Taxes

In the ordinary course of business, the Debtors pay and remit, as applicable, taxes and fees on a periodic basis, typically remitting them monthly, quarterly, annually, or on other terms to the relevant authorities, depending on the nature and incurrence of a particular tax or fee and as required by applicable laws and regulations. The Debtors’ failure to pay certain taxes and fees when due may adversely affect their business operations. Depending on the relevant jurisdiction, tax authorities may have the ability to initiate audits if taxes and fees are not timely paid.

[36]	This Disclosure Statement’s summary of the First Day Motions and related orders is qualified in its entirety by reference to the First Day Motions and related orders themselves. In the case of any inconsistency between this Disclosure Statement and the First Day Motions and related orders, the First Day Motions and related orders shall govern.
[37]	See Interim Order (I) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Utility Services, (II) Deeming Utility Companies to Have Adequate Assurance of Future Payment, (III) Establishing Procedures for Determining Adequate Assurance of Payment, and (IV) Granting Related Relief [Docket No. 128].
[38]	See Final Order (I) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Utility Services, (II) Deeming Utility Companies to Have Adequate Assurance of Future Payment, (III) Establishing Procedures for Determining Adequate Assurance of Payment, and (IV) Granting Related Relief [Docket No. 310].
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Similarly, tax authorities may attempt to suspend the Debtors’ operations, seek to lift the automatic stay or even seek to hold the Debtors’ directors and officers personally liable for any unpaid amounts. Accordingly, the Debtors sought, and the Bankruptcy Court granted on interim39 and final40 bases, authority to remit or pay (or use tax credits or other attributes to offset or otherwise satisfy) all taxes and fees expected to become due and owing to various federal, state, local, and other applicable authorities that arose prior to the Petition Date and that the Debtors expect to become due and payable following the Petition Date, in either case up to an aggregate amount not to exceed $681,700.

3.                  Cash Management

As described in detail in the Debtors’ cash management motion, the Debtors maintain an integrated cash management system in the ordinary course of their operations. To lessen the disruption caused by the bankruptcy filings and maximize the value of their Estates in these Chapter 11 Cases, it was vital that the Debtors be permitted to maintain their cash management system and be authorized to, inter alia, pay any outstanding bank, processing, and security fees owed in relation to their cash management system, continue utilizing their corporate credit cards, maintain their existing business forms, and continue engaging in ordinary course intercompany transactions. On March 26, 2025, the Bankruptcy Court entered an order approving the Debtors’ cash management motion on an interim basis (the “Interim Cash Management Order”).41 Following the entry of the Interim Cash Management Order, the Debtors engaged in negotiations with the Creditors’ Committee to reach a consensus on the form of the final order on the cash management motion. These discussions were successful, and on April 23, 2025, the Bankruptcy Court entered an order granting the relief the Debtors sought under their cash management motion on a final basis.42

4.                  Insurance

In the ordinary course of business, the Debtors maintain a comprehensive insurance program. The Debtors’ existing insurance programs are essential to preserve the value of the Debtors’ business, properties, and assets. In many cases, the insurance coverage provided by the existing insurance policies is required by diverse regulations, laws, and contracts that govern the Debtors’ commercial activities. Failure to make the payments required to maintain the Debtors’ insurance policies could have a significant negative impact on the Debtors’ operations. Absent

[39]	See Interim Order (I) Authorizing the Payment of Certain Taxes and Fees and (II) Granting Related Relief [Docket No. 107].
[40]	See Final Order (I) Authorizing the Payment of Certain Taxes and Fees and (II) Granting Related Relief [Docket No. 303].
[41]	See Interim Order (I) Authorizing (A) Continued Use of Cash Management System, (B) Maintenance of Bank Accounts and Business Forms, (C) Performance of Intercompany Transactions, and (D) Certain Prepetition Obligations to be Honored; (II) Granting Administrative Expense Priority Status to Postpetition Intercompany Claims Against the Debtors; and (III) Granting Related Relief [Docket No. 80].
[42]	See Final Order (I) Authorizing (A) Continued Use of Cash Management System, (B) Maintenance of Bank Accounts and Business Forms, (C) Performance of Intercompany Transactions, and (D) Certain Prepetition Obligations to be Honored; (II) Granting Administrative Expense Priority Status to Postpetition Intercompany Claims Against the Debtors; and (III) Granting Related Relief [Docket No. 297].
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sufficient and continuing insurance coverage, the Debtors may also be exposed to substantial liability and may be unable to operate in certain key jurisdictions. As a result, the Debtors sought, and the Bankruptcy Court granted, authority for the Debtors to continue their prepetition insurance programs and pay premiums and other amounts arising thereunder in the ordinary course of business.43

5.                  Wages

As of the Petition Date, the Debtors employed, in the aggregate, hundreds of full-time and part-time employees, temporary workers, and independent contractors. This workforce relies on the compensation and benefits provided or funded by the Debtors to continue to pay their daily living expenses, and would be exposed to significant financial difficulties if the Debtors were not permitted to pay these obligations. It is essential to the smooth operation of the Debtors’ business that their workforce continues to perform in the ordinary course, and so a stable workforce is critical to the uninterrupted continuation of the Debtors’ businesses and the preservation and maximization of the value of the Debtors’ Estates during these Chapter 11 Cases. Otherwise, there is a real, immediate risk that the Debtors’ workforce would no longer support and maintain the Debtors’ operations. On this basis, the Debtors sought, and the Bankruptcy Court granted, the authority to, among other things, (a) pay prepetition wages, salaries, other compensation, and reimbursable expenses to their employees and (b) continue employee benefits programs in the ordinary course of business, including payment of certain prepetition obligations related thereto.44

6.                  Customer Programs

In the ordinary course of business, the Debtors provide certain incentives, discounts, promotions, and accommodations, and administer related programs, to attract customers and maintain positive customer relationships. These customer programs include various subscription offerings, relationships with third-party online retail partners, promotional offers, the issuance of gift cards through a third-party vendor, and a refund and exchange program. These programs promote customer satisfaction and inure to the goodwill of the Debtors’ businesses and the value of their brands. Continuing to administer these programs without interruption during the pendency of these Chapter 11 Cases was critical to preserve the value of the Debtors’ assets by, most importantly, preserving the Debtors’ valuable customer relationships, goodwill, and market share. Accordingly, the Debtors sought, and the Bankruptcy Court granted, an order confirming

[43]	See Interim Order (I) Authorizing the Debtors to Continue Prepetition Insurance Policies and Pay All Prepetition Obligations In Respect Thereof and (II) Granting Related Relief [Docket No. 126]; Final Order (I) Authorizing the Debtors to Continue Prepetition Insurance Policies and Pay all Prepetition Obligations in Respect Thereof and (II) Granting Related Relief [Docket No. 309].
[44]	See Interim Order (I) Authorizing the Debtors to (A) Pay Certain Prepetition Employee Wages and Benefits and (B) Continue Employee Benefits Programs and Pay Related Obligations and (II) Granting Related Relief [Docket No. 78]; Final Order (I) Authorizing the Debtors to (A) Pay Certain Prepetition Employee Wages and Benefits and (B) Continue Employee Benefits Programs and Pay Related Obligations and (II) Granting Related Relief [Docket No. 304].
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the Debtors’ authority to maintain and administer their customer-related programs, policies, and practices and honor certain prepetition obligations related thereto.45

7.                  Critical Vendors

The Debtors requested authorization through their critical vendors motion to pay the prepetition claims of certain essential vendors and service providers, including lien claimants, 503(b)(9) claimants, and foreign vendors, in light of the importance of the products and services provided by such vendors. The Debtors believed that vendors may make credible and actionable threats to cease supplying the Debtors with the specialized goods and services necessary to maintain the smooth operation of the Debtors’ business while in chapter 11, unless they were paid on account of their prepetition debt. Further, the Debtors believed that any disruption in the provision of the critical supplies, materials, and services the Debtors sourced from their vendors would have far-reaching and adverse economic and operational consequences on the Debtors’ business. As a result, the Debtors sought, and the Bankruptcy Court granted, authority for the Debtors to pay certain of these creditors.46 Pursuant to the final critical vendor order entered by the Bankruptcy Court, the Debtors were authorized to pay prepetition claims of such vendors up to an aggregate amount of approximately $5.82 million.47

8.                  Equity and Claims Trading

The Debtors possess net operating loss (“NOL”) carryforwards and other tax attributes. Under the U.S. Internal Revenue Code, the Debtors’ ability to use these NOL carryforwards and other tax attributes may be limited if, among other things, the Debtors experience a change of control. In order to protect the Debtors’ ability to use their tax attributes, the Debtors sought, and the Bankruptcy Court granted, an order approving notification and hearing procedures for certain

[45]	See Interim Order (I) Authorizing the Debtors to Maintain and Administer Their Customer Programs and Honor Certain Prepetition Obligations Related Thereto and (II) Granting Related Relief [Docket No. 120]; Final Order (I) Authorizing the Debtors to Maintain and Administer Their Customer Programs and Honor Certain Prepetition Obligations Related Thereto and (II) Granting Related Relief [Docket No. 302].
[46]	See Interim Order (I) Authorizing the Debtors to Pay Prepetition Claims of (A) Certain Critical Vendors, (B) Lien Claimants, (C) 503(b)(9) Claimants, and (D) Foreign Vendors, (II) Granting Administrative Expense Priority to and Authorizing the Payment of Outstanding Orders, and (III) Granting Related Relief [Docket No. 116]; Final Order (I) Authorizing the Debtors to Pay Prepetition Claims of (A) Certain Critical Vendors, (B) Lien Claimants, (C) 503(b)(9) Claimants, and (D) Foreign Vendors, (II) Granting Administrative Expense Priority to and Authorizing the Payment of Outstanding Orders, and (III) Granting Related Relief [Docket No. 301].
[47]	See Interim Order (I) Authorizing the Debtors to Pay Prepetition Claims of (A) Certain Critical Vendors, (B) Lien Claimants, (C) 503(b)(9) Claimants, and (D) Foreign Vendors, (II) Granting Administrative Expense Priority to and Authorizing the Payment of Outstanding Orders, and (III) Granting Related Relief [Docket No. 116]; Final Order (I) Authorizing the Debtors to Pay Prepetition Claims of (A) Certain Critical Vendors, (B) Lien Claimants, (C) 503(b)(9) Claimants, and (D) Foreign Vendors, (II) Granting Administrative Expense Priority to and Authorizing the Payment of Outstanding Orders, and (III) Granting Related Relief [Docket No. 301].
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transfers of and declarations of worthlessness with respect to Chrome Holding Co.’s common stock or any beneficial ownership therein.48

9.                  PMCs

The Debtors provide management and administrative services to the PMCs that in turn provide medical services to patients through the Debtors’ telehealth platform. The Debtors’ relationships with the PMCs and associated physicians are governed by contracts, the PMC MSAs, and are structured to ensure compliance with applicable laws limiting the ownership of medical practices to licensed physicians. The PMC-related obligations are contractual obligations of the Debtors under the MSAs. In addition to seeking authority to pay certain obligations and costs owed to or on behalf of the PMCs on account of the PMC MSAs under the other first day relief described above, the Debtors also requested the ability pay accrued and outstanding costs under the PMC MSAs and to continue to pay all operating costs under the PMC MSAs as they become due. This authority was necessary for the Debtors’ continued operation of their telehealth business and to ensure the Debtors could support the PMCs and related professionals in providing high-quality care to their patients. Pursuant to the interim and final orders issued by the Bankruptcy Court, the Debtors were authorized to honor, pay, or otherwise satisfy any prepetition and postpetition obligations incurred in relation to the PMCs.49

10.              Other Procedural Motions

The Debtors filed, and the Bankruptcy Court granted, various other procedural motions that are common to chapter 11 proceedings of similar size and complexity as these Chapter 11 Cases.50

[48]	See Interim Order (I) Establishing Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness With Respect to Common Stock of 23andMe Holding Co. and (II) Granting Related Relief [Docket No. 119]; Final Order (I) Establishing Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness With Respect to Common Stock of 23andMe Holding Co. and (II) Granting Related Relief [Docket No. 312].
[49]	See Interim Order (I) Authorizing the Debtors to Honor and Incur Obligations Related to Non-Debtor Professional Medical Corporations and (II) Granting Related Relief [Docket No. 118]; Final Order (I) Authorizing the Debtors to Honor and Incur Obligations Related to Non-Debtor Professional Medical Corporations and (II) Granting Related Relief [Docket No. 298].
[50]	See, e.g., Order (I) Directing the Joint Administration of the Debtors’ Chapter 11 Cases and (II) Granting Related Relief [Docket No. 105]; Final Order (I) Establishing Certain Notice, Case Management, and Administrative Procedures and (II) Granting Related Relief [Docket No. 331]; Order (I) Extending the Time to File Schedules of Assets and Liabilities, Schedules of Current Income and Expenditures, Schedules of Executory Contracts and Unexpired Leases and Statements of Financial Affairs, (II) Waiving the Requirement to File Equity Lists and Provide Notice to Equity Security Holders, (III) Authorizing the Debtors to File (A) a Consolidated List of Counsel representing Cyber Security Incident Claimants and (B) a Consolidated List of Other Unsecured Creditors of the Debtors, (IV) Authorizing the Debtors to Prepare a Consolidated and Redacted List of Creditors in Lieu of Submitting Separate and Reformatted Creditor Matrices for Each Debtor, (V) Approving the Manner of Notifying Creditors of the Commencement of these Chapter 11 Cases, and (VI) Granting Related Relief [Docket No. 132].
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C.	DIP Financing

To ensure the Debtors’ ability to conduct an efficient and expeditious sale process and continue operations in the ordinary course, prior to the Petition Date, the Debtors secured a commitment from JMB Capital Partners Lending, LLC (the “DIP Lender”) to provide a debtor-in-possession financing facility of up to $35 million (the “DIP Facility”). On March 26, 2025, the Bankruptcy Court authorized the Debtors’ entry into and performance under the binding term sheet providing for the DIP Facility, including payment to the DIP Lender of (a) a fully earned, non-refundable $100,000 work fee and (b) a $700,000 fully earned, non-refundable cash fee equal to 2.00% of the total amount of the commitments under the DIP Facility.51

On April 23, 2025, the Bankruptcy Court authorized the Debtors, jointly and severally, to obtain the financing under the DIP Facility and approved the Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement among the Debtors, as Borrowers, and the DIP Lender (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “DIP Credit Agreement”).52 On April 28, 2025, the Debtors entered into the DIP Credit Agreement. Borrowings under the DIP Facility bore interest at the rate of 14.0% and the DIP Facility had a scheduled maturity date of September 30, 2025. Among other things, the DIP Facility allowed the Debtors to (a) immediately access up to $10 million and (b) access the remaining $25 million (the “DIP Delayed Draw Amount”) upon the Bankruptcy Court’s approval of a stalking horse purchase agreement no later than May 7, 2025, that either (i) was acceptable to the DIP Lender in its reasonable discretion or (ii) would repay, or generate sufficient cash proceeds to repay, the obligations under the DIP Facility.

On May 6, 2025, the Debtors and the DIP Lender executed an amendment to the DIP Credit Agreement, under which the DIP Lender agreed to provide the Debtors with the $25 million DIP Delayed Draw Amount upon the selection of a successful bidder acceptable to the DIP Lender or receipt of a binding bid that would generate sufficient funds to repay the DIP obligations. On June 5, 2025, the Debtors and the DIP Lender executed a second amendment to the DIP Credit Agreement that, among other things, increased the commitments under the DIP Facility to $60 million and provided an incremental commitment fee and exit fee in connection with the incremental commitments.

On July 14, 2025, in connection with the closing of the Chrome Sale Transaction, the Debtors repaid in full all outstanding indebtedness and terminated all commitments and obligations under the DIP Credit Agreement.

[51]	See Order (I) Authorizing Entry Into and Performance Under the Binding DIP Term Sheet, Including Payment of the Commitment Fee and the Work Fee Thereunder, and (II) Granting Related Relief [Docket No. 81].
[52]	See Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, Grant Liens, Provide Superpriority Administrative Expense Claims and Use Cash Collateral, (B) Modifying the Automatic Stay, and (C) Granting Related Relief [Docket No. 313].
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D.	Retention of Restructuring and Other Professionals

1.                  Employment and Compensation of Restructuring Professionals

To assist the Debtors in carrying out their duties as debtors-in-possession and to otherwise represent the Debtors’ interests in these Chapter 11 Cases, the Bankruptcy Court entered orders authorizing the Debtors to retain and employ the following advisors: (a) Paul, Weiss, as co-counsel to the Debtors;53 (b) Carmody MacDonald, P.C., as co-counsel to the Debtors;54 (c) Moelis & Company LLC, as investment banker for the Debtors;55 (d) Alvarez & Marsal North America, LLC and Matthew E. Kvarda, as Chief Restructuring Officer of the Debtors;56 (e) Kroll Restructuring Administration LLC, as claims and noticing agent and administrative advisor to the Debtors;57 (f) Deloitte Tax LLP, as tax advisory services provider to the Debtors;58 (g) Goodwin, as special counsel on behalf of the Special Committee;59 and (h) Lewis Rice LLC, as special counsel on behalf of the Special Committee.60

2.                  Ordinary Course Professionals

As of the Petition Date, the Debtors employed various professionals in the ordinary course of business, consisting of various law firms, auditors, tax professionals, and other non-attorney professionals. The Debtors filed, and the Bankruptcy Court granted, a motion seeking the authority to retain and compensate such ordinary course professionals.61

[53]	See Final Order Authorizing the Retention and Employment of Paul, Weiss, Rifkind, Wharton & Garrison LLP as Attorneys for the Debtors and Debtors in Possession Effective as of the Petition Date [Docket No. 293].
[54]	See Final Order Authorizing the Retention and Employment of Carmody MacDonald, P.C. as Bankruptcy Co-Counsel for the Debtors and Debtors in Possession Effective as of the Petition Date [Docket No. 296].
[55]	See Final Order Authorizing the Retention and Employment of Moelis & Company LLC as Investment Banker for the Debtors and Debtors in Possession Effective as of the Petition Date [Docket No. 299].
[56]	See Final Order (I) Authorizing the Employment and Retention of Alvarez & Marsal North America, LLC and (II) Designating Matthew E. Kvarda as Chief Restructuring Officer of the Debtors and Certain Additional Personnel, In Each Case, Effective as of the Petition Date [Docket No. 300].
[57]	See Final Order Authorizing Appointment of Kroll Restructuring Administration LLC as Claims and Noticing Agent and Administrative Advisor Effective as of the Petition Date [Docket No. 308].
[58]	See Order (I) Authorizing the Debtors to Retain and Employ Deloitte Tax LLP for Tax Advisory Services Effective as of the Petition Date, and (II) Granting Related Relief [Docket No. 887].
[59]	See Final Order Authorizing the Retention and Employment of Goodwin Procter LLP as Special Counsel on Behalf of and at the Sole Discretion of the Special Committee of the Board of Directors of 23andMe Holding Co., Effective as of the Petition Date [Docket No. 305].
[60]	See Final Order Authorizing the Retention and Employment of Lewis Rice LLC as Special Counsel on Behalf of and at the Sole Discretion of the Special Committee of the Board of Directors of 23andMe Holding Co., Effective as of the Petition Date [Docket No. 306].
[61]	See Order (I) Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business and (II) Granting Related Relief [Docket No. 354].
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E.	Appointment of the Official Committee of Unsecured Creditors

On April 3, 2025, the U.S. Trustee appointed the Creditors’ Committee.62 As of the date the Creditors’ Committee was appointed, the members of the Creditors’ Committee were: (a) Laboratory Corporation of America Holdings and subsidiaries, including National Genetics Institute; (b) Workday, Inc.; (c) Telus International Services Limited; (d) Jellyfish US Limited; (e) Whitney S. Grubb; (f) Pamela Zager-Maya; and (g) Michelle Igoe. The Creditors’ Committee has retained Kelley Drye & Warren LLP, as lead counsel,63 Stinson LLP, as counsel,64 and FTI Consulting, Inc., as financial advisor.65

F.	Appointment of the Official Committee of Equity Holders

On July 15, 2025, the U.S. Trustee appointed the Official Equity Committee.66 As of the date the Official Equity Committee was appointed, the members of the Official Equity Committee were: (a) Alexander Keoleian; (b) Charles Viscito; (c) Esopus Creek Advisors, LLC; (d) Farrallon Capital Management, LLC; (e) Jonathan Shiff; (f) Kevin Barnes; and (g) Milestone Vimba Fund, L.P. The Official Equity Committee has retained Brown Rudnick LLP as lead counsel67 and the Desai Law Firm LLC as counsel.68

G.	Assumption and Rejection of Executory Contracts and Unexpired Leases

The Debtors are party to various contracts and leases, which include agreements with vendors for the supply of goods and services and leases for real property. Pursuant to the Bidding Procedures Order and the Sale Order, the Debtors assumed and assigned many of the their contracts in connection with the Chrome Sale Transaction, which closed on July 14, 2025.69 The Debtors also anticipate that they will assume and assign additional contracts to the Chrome Purchaser in the future. The Debtors have sought and, in some cases, already obtained, Bankruptcy Court approval of the Debtors’ rejection of certain contracts and leases and abandonment of personal property located on the premises, if any.70 The Debtors also obtained

[62]	See Notice of Appointment of Official Unsecured Creditors’ Committee [Docket No. 159].
[63]	See Order Authorizing the Employment of Kelley Drye & Warren LLP as Lead Counsel to the Official Committee of Unsecured Creditors, Effective as of April 8, 2025 [Docket No. 638].
[64]	See Order Authorizing the Retention and Employment of Stinson LLP as Counsel for the Official Committee of Unsecured Creditors, Effective as of April 8, 2025 [Docket No. 639].
[65]	See Order Authorizing the Retention of FTI Consulting, Inc. as Financial Advisor for the Official Committee of Unsecured Creditors Effective as of April 10, 2025 [Docket No. 640].
[66]	See Notice of Appointment of Official Committee of Equity Holders [Docket No. 1008].
[67]	See Order Authorizing the Employment and Retention of Brown Rudnick LLP as Co-Counsel for the Official Committee of Equity Holders of 23andMe Holding Co., et al., Effective as of July 21, 2025 [Docket No. 1406].
[68]	See Order Granting Application of the Official Committee of Equity Holders for the Entry of an Order Pursuant to 11 U.S.C. § 328(a) and Fed. R. Bankr. P. 2014(a) Authorizing the Employment of the Desai Law Firm, LLC as Co-Counsel [Docket No. 1407]
[69]	See Notice of Filing of Revised Schedule of Transferred Contracts [Docket No. 984].
[70]	See Order (I) Authorizing (A) Rejection of Certain Executory Contracts and Unexpired Leases and (B) Abandonment of Certain Personal Property, If Any, Each Effective, as of the Petition Date, and (II) Granting Related Relief [Docket No. 311]; Agreed Order (I) Authorizing (A) Rejection of Certain Executory Contracts and Unexpired Leases and (B) Abandonment of Certain Personal Property, If Any, Each Effective As of the Petition Date, and (II) Granting Related Relief [Docket No. 652]; Debtors’ Motion for Entry of an Order (I) Authorizing Rejection of Certain Executory Contracts Effective as of the Rejection Effective Date and (II) Granting Related Relief [Docket No. 1063]; Order (I) Authorizing Rejection of Certain Executory Contracts Effective as of the Rejection Effective Date, and (II) Granting Related Relief [Docket No. 1216].
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Bankruptcy Court approval of certain procedures to reject or assume executory contracts and unexpired leases, and have filed several notices of rejection, assumption, or assumption and assignment thereunder.71

H.	Consumer Privacy Ombudsman

On April 29, 2025, the Debtors, the U.S. Trustee, the Creditors’ Committee, and certain state governmental entities who previously objected to the Debtors’ motion to appoint an independent Customer Data Representative72 stipulated and agreed to the appointment of a Consumer Privacy Ombudsman (“CPO”). The stipulation was entered without prejudice to the Debtors’ position that a CPO was not required under the Bankruptcy Code. The stipulation and agreed order tasked the CPO with conducting an examination and presenting a report to the Bankruptcy Court pursuant to sections 332 and 363(b) of the Bankruptcy Code to assist the Bankruptcy Court in its consideration of the facts, circumstances, and conditions of any and all proposed sales or leases of personally identifiable information73 (“PII”) under any proposed sale(s) under the Bidding Procedures.74 Under the stipulation, the parties agreed that the CPO’s report does not constitute legal conclusions or findings of fact and does not bind the parties or the Bankruptcy Court, and all the Debtors’ rights to object to the CPO’s report were preserved. On May 6, 2025, the U.S. Trustee appointed Neil M. Richards, a Professor in Law at Washington University School of Law in St. Louis, Missouri, as the CPO.75 The CPO filed his report on June 11, 2025.76

I.	Section 341 Meeting

On May 2, 2025, the Debtors attended the meeting of their creditors pursuant to section 341 of the Bankruptcy Code and addressed inquiries from the U.S. Trustee and certain creditors regarding, among other topics, the Debtors’ operations and finances and other issues related to these Chapter 11 Cases.

[71]	See Order (I) Authorizing and Approving Procedures for the Assumption, Assumption and Assignment, or Rejection of Executory Contracts and Unexpired Leases and (II) Granting Related Relief [Docket No. 1129].
[72]	See Debtors’ Motion for Entry of an Order (I) Appointing an Independent Customer Data Representative and (II) Granting Related Relief [Docket No. 169].
[73]	Personally Identifiable Information as defined in 11 U.S.C. § 101(41A) includes genetic data as well as health and personal information.
[74]	See Joint Stipulation and Agreed Order Directing the United States Trustee to Appoint a Consumer Privacy Ombudsman [Docket No. 346].
[75]	See Notice of Appointment of Consumer Privacy Ombudsman [Docket No. 388].
[76]	See Report of Consumer Privacy Ombudsman [Docket No. 718].
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J.	Schedules and Statements

On April 28, 2025, the Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs.

K.	Claims Bar Date

On April 30, 2025, the Bankruptcy Court entered an order establishing July 14, 2025, at either (a) 11:59 p.m. (prevailing Central Time) if submitted electronically or (b) 4:59 p.m. (prevailing Central Time) if submitted by hardcopy as (i) the general bar date for filing proofs of claim against the Debtors (the “General Bar Date”) and (ii) the bar date for filing proofs of claim against the Debtors relating to the Cyber Security Incident.77

The Bankruptcy Court also established September 19, 2025, at either (a) 11:59 p.m. (prevailing Central Time) if submitted electronically or (b) 4:59 p.m. (prevailing Central Time) submitted by hardcopy (the “Governmental Bar Date”) as the deadline for filing governmental claims.78

In addition, with respect to any claims arising from the Debtors’ rejection of executory contracts and unexpired leases, the Bankruptcy Court established either (a) 11:59 p.m. (prevailing Central Time) if submitted electronically or (b) 4:59 p.m. (prevailing Central time) if submitted by hardcopy, on the date that is the later of: (i) the General Bar Date and (ii) the date that is 30 days after the later of (A) the date on which the relevant order approving the rejection of such rejected contract or unexpired lease is entered or (B) the deemed effective date of the rejection of such rejected contract or unexpired lease, as the deadline to file such claims (the “Rejection Damages Claims Bar Date”).

Finally, the Bankruptcy Court established the later of: (a) the General Bar Date and (b) the date that is 30 days from the date on which the Debtors mail notice of the amendment to the Schedules at either (i) 11:59 p.m. (prevailing Central Time) if submitted electronically, or (ii) 4:59 p.m. (prevailing Central Time) if submitted by hardcopy, as the deadline to file claims with respect to certain amendments or supplements to the Debtors’ schedules of assets and liabilities (the “Amended Schedules Bar Date”).

As of the July 14, 2025 General Bar Date, approximately 170,807 Proofs of Claim were timely filed against the Debtors. As of the September 19, 2025 Governmental Bar Date, Governmental Units timely asserted approximately $6 billion in General Unsecured Claims.

[77]	See Order (I) Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof and (II) Granting Related Relief [Docket No. 349].
[78]	Id.
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L.	Postpetition Regulatory and Other Actions

In addition to the regulatory actions described in Article III.B.2 hereof, the Debtors have been subject to the following postpetition regulatory and other demands:

•	On June 5, 2025, the United Kingdom Information Commissioner’s Office imposed a penalty of £2,310,000 (approximately $3 million U.S. dollars) on the Debtors relating to the Cyber Security Incident;
•	On July 21, 2025, the Debtors received a letter from the Spanish Data Protection Authority imposing a fine of £2,400,000 (approximately $2.8 million U.S. dollars) relating to the Cyber Security Incident;
•	The South Dakota Attorney General served a civil investigative demand on the Debtors seeking information about the Cyber Security Incident; and
•	The Debtors have received certain demand letters from shareholders relating to prepetition conduct.
M.	Sale Process

1.               Marketing and Auction Process

As described above, the Debtors, led by Moelis, engaged in a thorough Prepetition Marketing Process for the sale of their assets. On March 24, 2025, the Debtors filed the Bidding Procedures Motion to establish procedures to continue the marketing process on a postpetition basis. The Bankruptcy Court granted the Bidding Procedures Motion and entered the Bidding Procedures Order on March 28, 2025. The Bidding Procedures established certain milestones to move expeditiously through the sale process, including:

Action	Description	Deadline
Non-Binding Indication of Interest Deadline (“IOI Deadline”)	The deadline by which any party interested in purchasing the Company Assets must submit a non-binding indication of interest.	April 13, 2025 at 4:00 p.m. (prevailing Central Time) Petition Date + 21 days
Stalking Horse Deadline	The deadline by which the Debtors may choose one or more Stalking Horse Bidder(s).	April 25, 2025
Stalking Horse Notice Deadline	The deadline by which the Debtors must file a Stalking Horse Notice.	Within two business days after entry into a Stalking Horse Agreement
Bid Deadline	The deadline by which all binding Bids must be actually received pursuant to the Bidding Procedures.	May 7, 2025 at 4:00 p.m. (prevailing Central Time)
Determination of Qualified Bids	The deadline by which the Debtors will determine which Bids are Qualified Bids and notify each Potential Bidder in writing whether such Potential Bidder is a Qualified Bidder.	May 9, 2025
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Auction (if necessary)	The date and time of the Auction, which will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.	May 14, 2025 at 9:00 a.m. (prevailing Central Time)
Notice of Successful Bidder	Within two business days following closing of the Auction, the Debtors will file on the docket a notice identifying the applicable Successful Bidder, Company Assets, and key terms of the agreement.	Within two business days following closing of the Auction (if any)
Deadline to File and Serve Cure Notices	The deadline by which the Debtors must file and serve Cure Notices to counterparties to Contracts to be assumed and assigned in connection with the sale(s).	May 19, 2025
Sale Objection Deadline; Cure/Assignment Objection Deadline	The deadline by which objections to the Successful Bidder(s) and sale(s), if any, or to the assumption and assignment of any contracts in connection with the sale(s) must be filed with the Bankruptcy Court.	June 10, 2025 at 4:00 p.m. (prevailing Central Time)
Sale Hearing	The hearing, if any, before the Bankruptcy Court to consider approval of the Successful Bid(s), pursuant to which the Debtors and the Successful Bidder(s) consummate the sale(s).	June 17, 2025 at 9:00 a.m. (prevailing Central Time)

The marketing process was a comprehensive effort in which the Debtors and their advisors sought to effectuate a value-maximizing transaction. As part of the postpetition marketing process, Moelis engaged with approximately 57 potential purchasers and the Debtors received 32 indications of interest. The Debtors explored the possibility of designating a stalking horse bidder based upon indications of interest received by the Stalking Horse Deadline, but ultimately did not designate a stalking horse bidder. Instead, the Debtors determined that the best path forward was to allow parties to continue to develop their diligence and submit fulsome bids in advance of the Bid Deadline.

By the Bid Deadline, the Debtors received several bids that contemplated an acquisition of the whole Company or the whole Company excluding the Lemonaid telehealth business, as well as multiple other bids that contemplated different asset packages. In accordance with the Bidding Procedures, on May 14, 2025, the Debtors commenced an auction, which included participation by seven qualified bidders and concluded on May 16, 2025. During the marketing process and throughout the auction, the Debtors consulted with key stakeholders who were Consultation Parties under the Bidding Procedures, including the Creditors’ Committee and DIP Lender.

On the third day of the auction, the Debtors determined that Regeneron’s bid of $256 million for the whole Company excluding the Lemonaid business represented the highest and otherwise best bid for a value-maximizing transaction of the Debtors’ business and

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concluded the auction. On May 17, 2025, the Debtors and Regeneron entered into an asset purchase agreement (as amended, modified, or supplemented from time to time, the “Regeneron APA”). On May 19, 2025, the Debtors filed the Notice of Successful and Backup Bidders With Respect to the Auction of the Debtors’ Assets [Docket No. 420] announcing the outcome of the auction.

Following the Debtors’ and Regeneron’s entry into the Regeneron APA, the Debtors received multiple proposals from TTAM for substantially all of the Debtors’ assets at a higher price than Regeneron’s bid of $256 million. Given the negotiated fiduciary-out provision in the Regeneron APA, the Special Committee evaluated such post-auction proposals from TTAM in good faith and engaged in dialogue with TTAM, Regeneron, their respective advisors, and other stakeholders. TTAM also provided the Debtors with additional diligence information and evidence of financial support to fund the purchase price associated with its bid, continue operating the Company after closing, and fulfill any other obligations contemplated by its respective asset purchase agreement.

After discussions among the Debtors, their advisors, the Special Committee, and the Consultation Parties, the Debtors engaged with both Regeneron and TTAM in negotiations regarding a framework for soliciting and evaluating further proposals for a sale of the Debtors’ assets. Ultimately, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Establishing Procedures for the Submission of Final Proposals from the Backup Bidder and Successful Bidder and (II) Granting Related Relief [Docket No. 574] with a proposed framework. On June 6, 2025, the Bankruptcy Court approved the proposed framework and procedures (with certain modifications) through the entry of the Order (I) Establishing Procedures for the Submission of Final Proposals From the Backup Bidder and Successful Bidder and (II) Granting Related Relief [Docket No. 657] (the “Final Procedures Order”).

In accordance with the Final Procedures Order, on June 13, 2025, the Debtors conducted the Final Bidding Round (as defined in the Final Procedures Order). The Final Bidding Round opened with TTAM’s bid of $305 million. Regeneron declined to increase its bid beyond $256 million. Following the Final Bidding Round, the Debtors, in consultation with their advisors and the Consultation Parties and in their business judgment, selected (a) TTAM as the winning bidder, with a bid of $305 million, and (b) Regeneron as a backup bidder, with a bid of $151 million. That same day, the Debtors filed the Notice of Winning Bidder with Respect to the Final Proposal Procedures to Acquire the Debtors’ Assets [Docket No. 739] (the “Winning Bidder Notice”). On June 13, 2025, the Debtors executed a revised asset purchase agreement with TTAM (as amended, modified, or supplemented from time to time, the “Chrome Purchase Agreement”), which, among other things, provided the Debtors with the right to elect to structure the transactions contemplated thereunder as either an equity sale or pursuant to a chapter 11 plan, in each case, subject to certain terms and conditions under the Chrome Purchase Agreement.

2.               Sale Objections, Sale Hearing, and Post-Sale Hearing Litigation

In advance of the Sale Hearing, state Attorneys General from over 30 states and the District of Columbia objected to the proposed sale. Certain objecting states argued that, as originally constructed, the Regeneron APA, and the asset sales contemplated under the Chrome Purchase Agreement violated various state statutes governing the transfer of genetic data unless

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the sales were conditioned on the Debtors first obtaining new, opt-in consents from each of their more than 13 million customers. Certain objecting states also claimed that the original implementation methodology (i.e., an asset sale) violated certain transfer restrictions under various states’ privacy laws but acknowledged that a “change in ownership” of customers’ genetic data could be legally possible without requiring affirmative opt-in consent if structured as a purchase of the Debtors’ stock.

On June 9, 2025, certain states also initiated adversary proceedings in the Bankruptcy Court seeking a determination that consumers have property interests in their genetic data that prevent the Debtors from transferring such genetic data without their consent.79

On June 14, 2025, the Debtors filed the Notice of (I) Adjournment of Sale Hearing and (II) Election of NewCo Drop Down and NewCo Equity Transfer Pursuant to TTAM Asset Purchase Agreement [Docket No. 746], noticing the Debtors’ election to structure the sale to TTAM through an equity sale. Specifically, pursuant to this structure, the assets that TTAM agreed to acquire and the liabilities that TTAM agreed to assume pursuant to the Chrome Purchase Agreement would be transferred to a newly formed and wholly-owned, non-debtor subsidiary of the Company (“NewCo”), in exchange for a note in the amount of approximately $302.5 million. The Company would then sell 100% of the equity interest in NewCo to TTAM in exchange for approximately $302.5 million.

On June 18, 2025, Global BioData Trust (“BioData Trust” or “CAVEAT”)80 filed the Motion to File Amici Curiae Brief in Support of Establishing the Global BioData Trust [Docket No. 807] (the “Amici Motion”), arguing that the Bankruptcy Court recognize the Company’s genetic data base as “quasi-property” held in trust. The Bankruptcy Court treated the Amici Motion as an objection to the sale.

On June 18, 2025, and June 20, 2025, the Bankruptcy Court held the Sale Hearing. During the Sale Hearing, the Debtors reached resolutions with all but five of the objecting states, with only the objections of California, Kentucky, Tennessee, Texas, and Utah outstanding on the final day of the Sale Hearing. On June 27, 2025, the Bankruptcy Court overruled the remaining objecting states’ and BioData Trust’s objections,81 approved the Chrome Sale Transaction, entered the Sale Order, and issued the Memorandum Opinion [Docket No. 908] (the “Opinion”). In doing so, the Bankruptcy Court granted in part the Debtors’ request to waive the 14-day stay of the Sale Order under Bankruptcy Rules 6004(h) and 6006(d) by reducing such period from 14 to 10 days.

[79]	See The States’ Complaint for Declaratory Judgment [Docket No. 686]; The State of Texas’s Complaint for Declaratory Judgment [Docket No. 688].
[80]	BioData Trust is composed of amici curiae who include lawyers, physicians, bioethicists, and other professionals who have researched and written about the operation of genetic databases and the protection of human genetic information. BioData Trust subsequently referred to itself as the Center for Applied Values and Ethics in Advanced Technologies (“CAVEAT”).
[81]	In addition to the Sale Order, the Bankruptcy Court also entered the Order Regarding Filings by Amici Curiae [Docket No. 902] overruling BioData Trust’s objection.
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On July 3, 2025, the state of California and CAVEAT appealed the Bankruptcy Court’s Sale Order to the United States District Court for the Eastern District of Missouri (the “District Court”) and subsequently requested that the Bankruptcy Court stay the Sale Order pending the appeals.82 On July 7, 2025, the Bankruptcy Court denied California’s and CAVEAT’s motions for a stay pending appeal.83 Later that day, California and CAVEAT sought a stay pending appeal at the District Court84 and the District Court on July 7, 2025 granted an administrative stay pending its decision on the stay requests following a hearing scheduled for July 10, 2025.85 On July 10, 2025, the District Court held a hearing and issued an order denying the stay requests following a hearing.86 While the District Court denied the stay requests, it allowed the administrative stay to remain in effect until 11:59 p.m., Central Time, on July 11, 2025.

On July 10 and 11, 2025, respectively, California and CAVEAT appealed the District Court’s order denying the stay to the United States Court of Appeals for the Eight Circuit (the “Court of Appeals”).87 On July 11, 2025, California and CAVEAT also sought stays of the Sale Order in the Court of Appeals.88 On July 11, 2025, the Court of Appeals denied the renewed stay requests and the administrative stay imposed by the District Court expired.89

On July 14, 2025, the Debtors and TTAM consummated the Chrome Sale Transaction pursuant to the Sale Order and the Debtors filed the Notice of Sale Closing Under TTAM Asset Purchase Agreement [Docket No. 994]. On August 11, 2025, California submitted a stipulated dismissal of their appeals of the District Court’s order denying the stays to the Court of Appeals.90 As of the date of the filing of this Disclosure Statement, (a) California’s and CAVEAT’s appeals of the Sale Order to the District Court and (b) CAVEAT’s appeal of the District Court’s order denying the stay to the Court of Appeals remain pending.  In the District

[82]	See Notice of Appeal and Statement of Election [Docket No. 932]; Notice of Appeal and Statement of Election [Docket No. 934]; Notice of Appeal and State of Election [Docket No. 936]; Emergency Motion for Stay Pending Appeal of Order Approving Sale of Debtors’ Assets and Related Order and Sale Transaction [Docket No. 939]; People of the State of California’s Motion for a Stay Pending Appeal [Docket No. 945].
[83]	See Order on California’s Motion for Stay Pending Appeal [Docket No. 959]; Order on Motion for Stay Pending Appeal [Docket No. 961].
[84]	See The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 8] (E.D. Mo. July 7, 2025); CAVEAT v. 23andMe Holding Co., No. 4:25-cv-01002-MTS [Docket No. 7] (E.D. Mo. July 8, 2025).
[85]	See The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 10] (E.D. Mo. July 7, 2025); The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 24] (E.D. Mo. July 9, 2025).
[86]	See The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 49] (E.D. Mo. July 10, 2025).
[87]	See The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 55] (E.D. Mo. July 10, 2025); See The People of the State of California v. 23andMe Holding Co., No. 4:25-cv-00999-MTS [Docket No. 60] (E.D. Mo. July 11, 2025).
[88]	See The People of the State of California v. 23andMe Holding Co., No. 25-2361 (8th Cir. July 11, 2025); See The People of the State of California v. 23andMe Holding Co., No. 25-2370 (8th Cir. July 11, 2025).
[89]	See The People of the State of California v. 23andMe Holding Co., No. 25-2361 (8th Cir. July 11, 2025).
[90]	See The People of the State of California v. 23andMe Holding Co., No. 25-2361 (8th Cir. August 11, 2025).
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Court, California filed its appeal brief on September 5, 2025; CAVEAT has not filed an appeal brief to date.  Debtors-appellees must file their brief on appeal in the District Court by October 6, 2025.  California and CAVEAT have until October 20, 2025 to file their reply.  In the Court of Appeals, on September 5, 2025, CAVEAT moved to file its appeal brief out of time; on September 8, 2025, the Court of Appeals granted CAVEAT’s motion, allowing CAVEAT until October 8, 2025 to file its appeal brief.

N.	Lemonaid Sale Transaction

The Debtors are seeking approval of the Lemonaid Sale Transaction through the Plan.

Through the marketing process described above, the Debtors and their advisors marketed Lemonaid as part of a sale transaction for the whole Company. As described herein, the Debtors received multiple bids as part of this comprehensive process and ultimately selected TTAM’s $305 million bid as the winning bid. Under the TTAM APA, TTAM agreed to serve as the sponsor of a chapter 11 plan to acquire the reorganized equity interests in Lemonaid for an aggregate purchase price of $2.5 million. TTAM’s obligation to purchase the Lemonaid Interests under the Plan is subject to higher or otherwise better offers and the terms of the TTAM APA authorize the Debtors to conduct a sale and marketing process for Lemonaid.

In accordance with this authorization following the consummation of the Chrome Sale Transaction, the Debtors and their advisors engaged with several parties who expressed an interest in acquiring Lemonaid on a standalone basis. Following the closing of the Chrome Sale Transaction, the Debtors received a higher and better offer from Bambumeta Ventures, LLC (“Bambu”) to acquire Lemonaid. On September 10, 2025, Debtors Chrome Holding Co., Lemonaid Health, Inc., and Chrome Pharmacy Holdings, Inc., Lemonaid SPV, Inc. (the “Lemonaid Purchaser”), and Bambu entered into a stock purchase agreement (the “Lemonaid Purchase Agreement”) for the sale of Lemonaid for a purchase price of $10 million.91

Pursuant to the Lemonaid Purchase Agreement and subject to the approval of the Bankruptcy Court, (a) the Lemonaid Purchaser has agreed to, among other things, purchase (i) 100% of the outstanding capital stock of Debtor Lemonaid Health, Inc. and (ii) 100% of the outstanding capital stock of Debtor Chrome Pharmacy Holdings, Inc. free and clear of liens, claims, encumbrances, and other interests other than certain permitted encumbrances, and (b) Bambu has agreed to guarantee the obligations of the Purchaser to pay the purchase price under the Lemonaid Purchase Agreement.

The Debtors anticipate that regulatory filings and subsequent approvals related to the transfer of pharmacy licenses will be required to consummate the Lemonaid Sale Transaction, prior to and after any change of ownership or control resulting from a sale or their ownership interests to continue their operations.

[91]	The Lemonaid Purchase Agreement is attached as Exhibit A to the Notice of Filing of Lemonaid Stock Purchase Agreement [Docket No. 1292].
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O.	Claims Reconciliation Procedures

On September 4, 2025, the Debtors filed a motion seeking approval of, among other things, (a) procedures governing the Debtors’ and other parties’ ability to object to Proofs of Claim on an omnibus basis (the “Omnibus Claims Objection Procedures”) and (b) procedures to facilitate the estimation of certain claims for purposes of allowance, distribution, and/or the establishment of one or more reserves for the benefit of Holders of disputed Claims (the “Claims Estimation Procedures” and, together with the Omnibus Claims Objection Procedures, the “Claims Reconciliation Procedures”).92 The Claims Reconciliation Procedures seek to provide an efficient resolution of the volume of contingent, unliquidated, and disputed Claims filed against the Debtors to date, the number of which may increase as a result of Eligible Class Members and Pixel Eligible Class Members (each as defined below) opting-out of their respective settlement class during the Plan voting solicitation process (such Claims, the “Opt-Out Claims” and, such claimants, the “Opt-Out Claimants”). On September 25, 2025, the Bankruptcy Court approved the motion in an oral ruling.

P.	Exclusivity

On July 17, 2025, the Debtors filed a motion seeking to extend the periods during which the Debtors have the exclusive right to file a chapter 11 plan (the “Exclusive Filing Period”) and to solicit acceptances thereof (the “Exclusive Solicitation Period” and, together with the Exclusive Filing Period, the “Excusive Periods”).93 On September 3, 2025, the Bankruptcy Court entered an order extending the Exclusive Filing Period through and including November 18, 2025 and the Exclusive Solicitation Period through and including January 20, 2025, in each case without prejudice to the Debtors’ right to seek further extensions of the Exclusive Periods in accordance with the Bankruptcy Code.94

Q.	Settlement Agreements
1.	U.S. Data Breach Class Settlement Agreement and Canadian Data Breach Class Settlement Agreement

As described above, during the Chapter 11 Cases, the Debtors reached agreements with (a) settlement class representatives in the Cyber Class Action on behalf of U.S. persons whose personal information was impacted by the 2023 Cyber Security Incident (but excluding any such U.S. persons who elected to arbitrate their claims arising from the 2023 Cyber Security Incident prior to the Petition Date) and (b) named plaintiffs in the Canadian Class Actions on behalf of Canadian persons whose personal information was impacted by the 2023 Cyber Security

[92]	See Debtors’ Motion for Entry of an Order (I) Approving (A) Omnibus Claims Objections Procedures and (B) Filing of Substantive Omnibus Claims Objections, (II) Waiving the Requirement of Bankruptcy Rule 3007(e)(6), (III) Establishing Estimation Procedures, and (IV) Granting Related Relief [Docket No. 1225] (the “Claims Reconciliation Motion”).
[93]	See Debtors’ Motion for Entry of an Order Extending the Exclusive Periods for the Filing of a Chapter 11 Plan and Solicitation of Acceptances Thereof [Docket No. 1013].
[94]	See Order Extending the Exclusive Periods for the Filing of a Chapter 11 Plan and Solicitation of Acceptances Thereof [Docket No. 1215].
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Incident, in each case, to resolve issues related to, among other thing, authorization for the filing of class proofs of claim under rule 7023 of the Bankruptcy Rules and the treatment of such claims under the Plan.

On August 4, 2025, the Debtors executed the U.S. Data Breach Class Settlement Agreement, which, among other things, (a) allows U.S. Data Breach Class Counsel to file one class proof of claim on behalf of the U.S. Data Breach Settlement Class, (b) provides a minimum Allowed amount of $30 million on account of such U.S. Data Breach Class Proof of Claim; and (c) caps the aggregate cash distribution to be made on account of such U.S. Data Breach Class Proof of Claim to $50 million in aggregate. Additionally, on September 5, 2025, the Debtors executed an amended Canadian Data Breach Class Settlement Agreement, which, among other things, (a) allows Canadian Data Breach Class Counsel to file the Canadian Data Breach Class Proof of Claim on behalf of the Canadian Data Breach Settlement Class and (b) provides that the Canadian Data Breach Proof of Claim will be an Allowed Claim in the amount of $3.25 million. The Debtors, U.S. Data Breach Class Counsel, and Canadian Data Breach Class Counsel jointly sought preliminary approval of the U.S. Data Breach Class Settlement Agreement and the Canadian Data Breach Class Settlement Agreement by separate motions under Bankruptcy Rules 9019 and 7023 (the “Data Breach Settlement Motions”),95 and such motions were heard on September 25, 2025 at 10:00 a.m. (prevailing Central Time) contemporaneously with the hearing to consider approval of this Disclosure Statement. The Bankruptcy Court preliminarily approved the Data Breach Settlement Motions through an oral ruling on September 26, 2025. Pursuant to the relief requested in the Data Breach Settlement Motions, the Debtors, U.S. Data Breach Class Counsel, and Canadian Data Breach Class Counsel will seek final approval of the U.S. Data Breach Class Settlement and the Canadian Data Breach Settlement after Confirmation of the Plan.

The U.S. Data Breach Class Settlement Agreement and the Canadian Data Breach Class Settlement Agreement contemplate that members of the U.S. Data Breach Settlement Class and the Canadian Data Breach Settlement Class (excluding any member who timely and validly opts out of the applicable settlement class) will receive distributions and/or other benefits as contemplated in the class benefits plan for the U.S. Data Breach Settlement Class (the “U.S. Data Breach Class Benefits Plan”) and the class benefits plan for the Canadian Data Breach Settlement Class (the “Canadian Data Breach Class Benefits Plan”) respectively. The U.S. Data Breach Class Benefits Plan and the Canadian Data Breach Class Benefits Plan are attached as

[95]	See Joint Motion of the Debtors and US Settlement Class Representatives Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Settlement Agreement Between the Debtors and the US Settlement Class Representatives; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement and (V) Granting Related Relief [Docket No. 1226] (the “U.S. Data Breach Settlement Motion”); Joint Motion of the Debtors and Canadian Data Breach Plaintiffs Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Settlement Agreement Between the Debtors and the Canadian Data Breach Plaintiffs; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement and (V) Granting Related Relief [Docket No. 1294] (the “Canadian Data Breach Settlement Motion”).
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Exhibits D and E hereto, which were provided by U.S. Data Breach Class Counsel and Canadian Data Breach Class Counsel, respectively.

Any member of a U.S. Data Breach Settlement Class and Canadian Data Breach Settlement Class who individually and timely filed a valid Proof of Claim on account of their 2023 Cyber Security Incident Claim (a “U.S. Eligible Class Member” and “Canadian Eligible Class Member,” respectively, and, collectively, the “Eligible Class Members”) shall be deemed a Holder of a Class 3 U.S. Data Breach Class Settlement Claim and a Holder of a Class 5 Canadian Data Breach Class Settlement Claim, respectively, unless such Holder timely and validly elects to opt out of the applicable settlement class. Any Opt-Out Claimant will be deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and will be subject to the Claims Reconciliation Procedures.

For the avoidance of doubt, any Opt-Out Claimant shall not be entitled to the distributions and/or other benefits as contemplated in the U.S. Data Breach Class Benefits Plan or the Canadian Data Breach Class Benefits Plan and their claims may be subject to objection or estimation under the Claims Reconciliation Procedures.

The Ballots for U.S. Eligible Class Members and Canadian Eligible Class Members include a mechanism and instructions for any Eligible Class Member to opt out of the applicable settlement class and class benefits plan. Any Eligible Class Member who duly elects to opt out of their respective settlement class and any claimant who is originally identified as a Holder of a Claim in Class 7 (Chrome Other General Unsecured Claims) or Class 9 (Lemonaid Other General Unsecured Claims) who does not opt into a settlement class and attest that they are an Eligible Class Member will be required to timely submit a claims information form (the “Claims Information Form”), as more fully described in the Claims Reconciliation Motion and the applicable Ballots.

Among other things, the Claims Information Form requires the Eligible Class Member who opts out of its settlement class to provide the basis for opting out of such settlement class (e.g., such claimant believes it is not a member of the applicable settlement class or not a Cyber Security Incident claimant) and provide additional information related to its Claims (if applicable and if not otherwise already submitted as part of the Proof of Claim) and/or reasonable supporting documentation related to the claimant’s asserted damages (if not otherwise already submitted as part of the Proof of Claim). This submission process was carefully designed to limit the burden on affected claimants by requesting information that is substantially similar to what such claimants had to have provided in connection with the Cyber Security Incident Proof of Claim.

Failure to timely submit the Claims Information Form may result in an omnibus claims objection on the basis that the relevant Claim is inconsistent with the Debtors’ books and records or seeks recovery of amounts for which the Debtors are not liable, among other potential objections.

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2.               Pixel Settlement Agreement

Additionally, as described above, throughout the pendency of these Chapter 11 Cases, the Debtors engaged in negotiations with the Pixel Plaintiffs who commenced the Pixel Class Action on behalf of the Pixel Settlement Class. These negotiations culminated in the Pixel Settlement Agreement, which (subject to the occurrence of the Plan Effective Date and final approval of the Pixel Settlement Agreement) provides an Allowed Claim of $3.25 million to the Pixel Settlement Class to resolve claims arising from or related to the Pixel Class Action. The Pixel Settlement Agreement confers multiple benefits to the Debtors’ estate and their stakeholders. Among other things, the Pixel Settlement Agreement enables the Debtors to resolve complex Rule 7023 issues, which would otherwise have required substantial resources to resolve as part of these chapter 11 cases. In short, the Pixel Settlement Agreement balances the constraints of the available funds in these chapter 11 cases while ensuring that Pixel Settlement Class Members receive fair compensation for their alleged injuries. The Debtors and the Pixel Plaintiffs jointly sought preliminary approval of the Pixel Settlement Agreement by motion under Bankruptcy Rules 9019 and 7023,96 and such motion was heard on September 25, 2025 at 10:00 a.m. (prevailing Central Time) contemporaneously with the hearing to consider approval of this Disclosure Statement. The Bankruptcy Court preliminarily approved the Pixel Settlement Agreement through an oral ruling on September 26, 2025. Pursuant to the relief requested in the Pixel Settlement Motion, the Debtors and the Pixel Plaintiffs will seek final approval of the Pixel Class Settlement Agreement after Confirmation of the Plan.

The Pixel Class Settlement Agreement contemplates that members of the Pixel Settlement Class (excluding any member who timely and validly opts out of such class) will receive distributions and/or other benefits as contemplated in the class benefits plan for Pixel Settlement Class (the “Pixel Settlement Class Benefits Plan”). The Pixel Settlement Class Benefits Plan is attached as Exhibit F hereto, which was provided by Pixel Class Counsel.

Any member of the Pixel Settlement Class who timely filed an individual Proof of Claim on account of their Pixel Claims (a “Pixel Eligible Class Member”) shall be deemed a Holder of a Class 14 Pixel Class Settlement Claim unless such Holder timely and validly elects to opt out of the Pixel Class Settlement. Any Pixel Eligible Class Member who opts out of the Pixel Class Settlement (a “Pixel Opt-Out Claimant”) will be deemed a Holder of a Class 9 Lemonaid Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and will be subject to the Claims Reconciliation Procedures.

For the avoidance of doubt, any Pixel Opt-Out Claimant shall not be entitled to the distributions and/or other benefits as contemplated in the Pixel Settlement Class Benefits Plan and their claims may be subject to objection or estimation under the Claims Reconciliation Procedures.

[96]	See Joint Motion of the Debtors and the Pixel Plaintiffs Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Pixel Class Settlement Agreement Between the Debtors and the Pixel Plaintiffs; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Pixel Settlement Agreement; and (V) Granting Related Relief [Docket No. 1334] (the “Pixel Settlement Motion”).
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The Ballots for Pixel Eligible Class Members include a mechanism and instructions for any Pixel Eligible Class Member to opt-out of the Pixel Settlement Class and associated Pixel Settlement Class Benefits. Any Pixel Eligible Class Member who duly elects to opt-out of the Pixel Settlement Class, will be required to timely submit a Claims Information Form, as more fully described in the Claims Reconciliation Motion and the applicable Pixel Settlement Class Ballot.

Among other things, the Claims Information Form requires the Pixel Opt-Out Claimant to provide the basis for opting out of the Pixel Settlement Class and provide additional information related to its Claims (if applicable and if not otherwise already submitted as part of the Proof of Claim) and/or reasonable supporting documentation related to the claimant’s asserted damages (if not otherwise already submitted as part of the Proof of Claim). A Pixel Opt-Out Claimant who fails to timely submit the Claims Information Form may be subject to an omnibus claims objection.

Failure to timely submit the Claims Information Form may result in an omnibus claims objection on the basis that the relevant Claim is inconsistent with the Debtors’ books and records or seeks recovery of amounts for which the Debtors are not liable, among other potential objections.

3.               Arbitration Settlement Agreement

As described above, on March 21, 2025 (prior to the Petition Date), the Company executed a settlement agreement with arbitration claimants represented by three independent law firms―Labaton Keller Sucharow LLP, Levi & Korsinsky LLP, and Milberg Coleman Bryson Phillips Grossman PLLC (the “Settling Arbitration Claimants” and, such counsel, “U.S. Data Breach Arbitration Counsel”). On September 4, 2025, the Debtors filed a motion to assume the U.S. Data Breach Arbitration Settlement Agreement, and such motion was heard on September 25, 2025 at 10:00 a.m. (prevailing Central Time) contemporaneously with the hearing to consider approval of this Disclosure Statement.97

In an oral ruling on September 26, 2025, the Bankruptcy Court approved the Debtors’ assumption of the U.S. Data Breach Arbitration Settlement Agreement and held that Holders of U.S. Data Breach Arbitration Represented Claims are bound by the terms of the U.S. Data Breach Arbitration Settlement Agreement (the “Assumption Ruling”). As of September 30, 2025, the Bankruptcy Court has not yet entered a written order implementing the Bankruptcy Court’s oral ruling. The Debtors expect the Bankruptcy Court to enter an order reflecting this approval (the “Assumption Order”) substantially contemporaneously or shortly after the filing of this Disclosure Statement.

Given the Assumption Ruling and expected entry of the Assumption Order, if the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is satisfied or waived in accordance with the terms of the U.S. Data Breach Arbitration Settlement Agreement, the

[97]	See Debtors’ Motion for Entry of an Order (I) Approving Assumption of the U.S. Data Breach Arbitration Settlement Agreement and (II) Granting Related Relief [Docket No. 1224].
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Debtors intend to enforce their rights under the U.S. Data Breach Arbitration Settlement Agreement and Holders of U.S. Data Breach Arbitration Represented Claims will receive distributions on account of their U.S. Data Breach Arbitration Represented Claims in accordance with the terms of that U.S. Data Breach Arbitration Settlement Agreement. The Debtors reserve all rights against any Holder of U.S. Data Breach Arbitration Represented Claims or U.S. Data Breach Arbitration Counsel that seeks to avoid participating in the U.S. Data Breach Arbitration Settlement Agreement. If the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is not satisfied or waived in accordance with the terms of the U.S. Data Breach Arbitration Settlement Agreement, Holders of U.S. Data Breach Arbitration Represented Claims will receive the same treatment provided to Chrome Other General Unsecured Claims.

a.                Certain Disclosures Regarding the Arbitration Settlement Agreement Requested by U.S. Data Breach Arbitration Counsel

U.S. Data Breach Arbitration Counsel filed an objection98 to the Debtors’ motion to approve the Disclosure Statement challenging the adequacy of the disclosures concerning, among other things, the parties to the U.S. Data Breach Arbitration Settlement Agreement and whether such parties are bound by the agreement.

In the Assumption Ruling, the Bankruptcy Court found, among other things, that Holders of U.S. Data Breach Arbitration Represented Claims are party to the U.S Data Breach Arbitration Settlement Agreement. In relevant part, the Bankruptcy Court held that “the introductory paragraph of the [U.S. Data Breach Arbitration Settlement Agreement] clearly recites that the claimants, along with the 23andMe defendants, are parties to the [U.S. Data Breach Arbitration Settlement Agreement]. It’s been executed only by the lawyers, but it’s clear that they have executed it in a representative capacity.” The Bankruptcy Court continued, holding that while some paragraphs of the U.S. Data Breach Arbitration Settlement Agreement may apply only to the attorneys, the paragraph containing language “to halt arbitration proceedings, to dismiss them with prejudice upon payment of the settlement amount” and “to release claims against the Debtors and others .. . . appl[ies] to the claimants themselves.”

Notwithstanding the express terms of the U.S. Data Breach Arbitration Settlement Agreement and the Bankruptcy Court’s ruling, U.S. Data Breach Arbitration Counsel has requested the Debtors include the following disclosure in this Disclosure Statement. The Debtors believe that U.S. Data Breach Arbitration Counsel’s position is incorrect under the contract and contrary to the Bankruptcy Court’s ruling. The Debtors reserve all rights, including to seek cost reimbursement and indemnification from U.S. Data Breach Arbitration Counsel, with respect to any U.S. Data Breach Arbitration Counsel or Holder of U.S. Data Breach Arbitration Represented Claims that violates the terms of the U.S. Data Breach Arbitration Settlement Agreement. Additionally, the disclosure set forth below is included solely to resolve

[98]	See Objection of U.S. Data Breach Arbitration Counsel and Claimants to Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures and Solicitation Package, (III) Scheduling a Confirmation Hearing, (IV) Establishing Procedures for Objecting to the Plan, (V) Establishing the California Claims Determination Procedures, (VI) Approving the Form, Manner, and Sufficiency of Notice of the Confirmation Hearing, (VII) Scheduling Certain Dates Related Thereto, and (VIII) Granting Related Relief [Docket No. 1307].
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the U.S. Data Breach Arbitration Counsel’s objection and is without prejudice to the Debtors or other parties in interest in connection with confirmation of the Plan

Additional Disclosure Requested by U.S. Data Breach Arbitration Counsel: “U.S. Data Breach Arbitration Settlement Counsel maintain that the U.S. Data Breach Arbitration Settlement does not require Holders of U.S. Data Breach Arbitration Represented Claims to participate in the U.S. Data Breach Arbitration Settlement unless they execute the Release that is annexed to that agreement as Exhibit B.  U.S. Data Breach Arbitration Settlement Counsel maintains that the U.S. Data Breach Arbitration Settlement provides for an opt-in mechanism whereby Holders of U.S. Data Breach Arbitration Represented Claims must submit the form of release attached as Exhibit B to the U.S. Data Breach Arbitration Settlement in order to participate in that settlement, and that no Holder of U.S. Data Breach Arbitration Represented Claims is required to participate in the U.S. Data Breach Arbitration Settlement unless and until that form of release is executed and returned to the Debtors. In that regard, the Debtors reserve rights with respect to Holders of U.S. Data Breach Arbitration Represented Claims who seek ‘to avoid participating in the U.S. Data Breach Arbitration Settlement,’ who do not ‘participate in the U.S. Data Breach Arbitration Settlement in accordance with its terms,’ or who ‘breach the terms of the U.S. Data Breach Arbitration Settlement Agreement.’  For the reasons set forth in this section, U.S. Data Breach Arbitration Settlement Counsel disagrees with the characterization that a Holder of U.S. Data Breach Arbitration Represented Claims’ decision not to participate in the U.S. Data Breach Arbitration Settlement constitutes ‘avoiding’ any obligation thereunder or breaching or otherwise contravening any terms thereof.  On the contrary, arbitration counsel maintains that the plain language of the U.S. Data Breach Arbitration Settlement Agreement contemplates that individual Holders of U.S. Data Breach Arbitration Represented Claims be given the option to participate or not. The Debtors, U.S. Data Breach Arbitration Settlement Counsel, and Holders of U.S. Data Breach Arbitration Represented Claims reserve all rights with respect to the issue of the extent to which the U.S. Data Breach Arbitration Settlement is enforceable against Holders of U.S. Data Breach Arbitration Represented Claims.”

R.	Summary of Treatment Afforded to 2023 Cyber Security Incident Claimants

For the benefit of 2023 Cyber Security Incident Claimants who have timely filed Proofs of Claims on account of their 2023 Cyber Security Incident Claims, a summary of treatment to be afforded on account of such 2023 Cyber Security Incident Claims as contemplated under the Plan can be summarized as follows:

•	U.S. Data Breach Settlement Class: if you were impacted by the 2023 Cyber Security Incident and resided in the United States during the 2023 Cyber Security Incident Time Frame, and you did not elect to arbitrate your 2023 Cyber Security Incident Claims by initiating or filing arbitration demands or providing pre-arbitration dispute notices, you are considered a member of the U.S. Data Breach
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Settlement Class and will be entitled to receive the benefits contemplated in the U.S. Data Breach Settlement Class Benefits Plan.

o	If you timely filed a Proof of Claim on account of your 2023 Cyber Security Incident Claim, you will have the opportunity to opt out of the U.S. Data Breach Settlement Class by timely and validly making the appropriate election on the U.S. Data Breach Settlement Class Ballot. Such claimants will be deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and your claim will be subject to the Claims Reconciliation Procedures as more fully described herein (see Article IV.O).
•	U.S. Data Breach Arbitration Claims: if you were impacted by the 2023 Cyber Security Incident and resided in the United States during the 2023 Cyber Security Incident Time Frame, and you elected to arbitrate your 2023 Cyber Security Incident Claims by initiating or filing arbitration demands or providing pre-arbitration dispute notices, you will receive treatment on account of your claims as follows:
o	If you are represented by U.S. Data Breach Arbitration Settlement Counsel, you are a U.S. Data Breach Arbitration Represented Claimant.
▪	If the Bankruptcy Court enters the Assumption Order on or prior to the Effective Date and the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is satisfied or waived: (i) if you elect to participate in the U.S. Data Breach Arbitration Settlement, you will receive your portion of the U.S. Data Breach Arbitration Settlement Amount to be distributed in accordance with the U.S. Data Breach Arbitration Settlement Agreement; and (ii) if you elect not to participate in the U.S. Data Breach Arbitration Settlement, you will receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims and your claim will be subject to the Claims Reconciliation Procedures as more fully described herein; provided that the Debtors’ rights against such claimants or U.S. Data Breach Arbitration Settlement Counsel are fully preserved.
▪	If the Bankruptcy Court does not enter the Assumption Order on or prior to the Effective Date and/or the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is not satisfied or waived, you will receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims and your claim will be subject to the Claims Reconciliation Procedures as more fully described herein; provided that the Debtors’ rights to against such claimants or U.S. Data Breach Arbitration Settlement Counsel are fully preserved.
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o	If you are not represented by U.S. Data Breach Arbitration Settlement Counsel, you are deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and your claim will be subject to the Claims Reconciliation Procedures as more fully described herein.
•	All Other 2023 Cyber Security Incident Claims: Any other 2023 Cyber Security Claimant, including any claimant who resided outside the U.S. or Canada during the 2023 Cyber Security Incident Time Frame and any other individual who timely filed a Proof of Claim asserting a claim arising out of or related to the 2023 Cyber Security Incident, will be deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and your claim will be subject to the Claims Reconciliation Procedures as more fully described herein.
S.	The Independent Investigation

On March 21, 2025, the Board adopted resolutions appointing Thomas Walper to the Board and designating him as an additional member of the Special Committee, in each case, subject to the commencement of the Chapter 11 Cases. On March 23, 2025, the Special Committee granted Mr. Walper the sole power and authority of the Special Committee to conduct an independent investigation of the Company’s governance, financial transactions, and business operations to assess the potential viability of legal claims that may be brought against parties who may be considered insiders of the Company (the “Investigation”). The Special Committee also authorized Mr. Walper to retain legal and other professionals as he deemed necessary to assist him in conducting the Investigation.

From the Petition Date to mid-May 2025, Mr. Walper, with the assistance of Goodwin and Paul, Weiss, oversaw and directed the Investigation. The Investigation consisted of document review, multiple interviews with members of the Company’s management team and current and former Board and Special Committee members, including Ms. Wojcicki, and several conferences between Goodwin, Paul, Weiss, and Mr. Walper. The Investigation also included coordination with the Creditors’ Committee and consultation with the Debtors’ other third-party advisors.

The Investigation permitted Mr. Walper to, among other things:

•	review and understand the factual and legal bases for potential claims against the Debtors’ current and former insiders;
•	assess the strengths and weaknesses of such claims, including potential damage awards;
•	evaluate any releases or purchases of claims against insiders that may have been sought by potential buyers of the Company’s assets; and
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•	evaluate potential releases, settlement, retention, or prosecution of claims or causes of action in the Plan.

While the Investigation was ongoing, the Debtors, at the direction of the Special Committee, negotiated with bidders to ensure that the Chrome Purchase Agreement did not release or transfer estate causes of action or claims. Particularly, as a result of the Special Committee’s negotiations, TTAM agreed to amend its initial bid for the Company’s assets to omit the requirement that the bid include the purchase of estate causes of action, including those against Ms. Wojcicki and former directors and officers. This effort advanced a full and fair auction process to maximize the value of the Debtors’ assets while preserving these causes of action for potential prosecution by the estate.

Based on the results of the Investigation, the Debtors believe the Plan, and the transactions, settlements, and compromises embodied therein, are the best alternative available to the estates. The Debtors believe the releases, exculpation, and injunction are an integral component of the Plan, which is expected to pay all creditors in full and may provide meaningful distributions to holders of the Company’s equity interests.

1.	Certain Disclosures Regarding the Plan Requested by the Creditors’ Committee

The Creditors’ Committee filed an statement99 regarding the motion to approve the Disclosure Statement challenging the adequacy of the disclosures concerning, among other things, the proposed third-party release provisions under the Plan extending to the Debtors’ former directors and officers. The Debtors’ disagree with the arguments set forth in the Creditors’ Committee’s statement and reserve all rights with respect thereto, but agreed to include additional disclosure in the Disclosure Statement to resolve the Creditors’ Committee’s statement. Additionally, the disclosure set forth below is included solely to resolve the Creditors’ Committee’s statement and is without prejudice to the Debtors or other parties in interest in connection with confirmation of the Plan. The Debtors anticipate the scope of the third-party releases will be litigated at the Confirmation Hearing absent a consensual resolution.

“The Creditors’ Committee does not believe that that releases of former directors and officers (the “Former Insiders”) are an integral component of the Plan. The Creditors’ Committee believes that because the Debtors have sold substantially all of their assets and are proposing a liquidating Plan to wind down their affairs, and because the Former Insiders resigned prior to the Petition Date, the Former Insiders have played no role in the Plan sale process and that their release has no bearing on confirmation of the Plan. Accordingly, the Creditors’ Committee believes that the Debtors’ cannot demonstrate that the releases of Former Insiders are appropriate under applicable law.”

[99]	See Statement of the Official Committee of Unsecured Creditors Regarding the Debtors’ Disclosure Statement Motion [Docket No. 1303].
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T.	Changed Entity Names

In connection with the Chrome Sale Transaction and as contemplated by the TTAM APA and the Sale Order, certain of the Debtors with names containing the “23andMe” trademark have changed their names to cease use of such trademarks as follows: (a) 23andMe Holding Co. has changed its name to Chrome Holding Co., (b) 23andMe, Inc. has changed its name to ChromeCo, Inc., and (c) 23andMe Pharmacy Holdings, Inc. has changed its name to Chrome Pharmacy Holdings, Inc. These name changes are reflected herein. On September 11, 2025, the Court entered an order amending the consolidated caption in these Chapter 11 Cases to reflect the foregoing name changes of the Debtors.100

U.	Emergency Motion to Object to Potentially Fraudulent Claims

After effectuating service of the Disclosure Statement Hearing Notice,101 primarily through first class mail, Debtors’ counsel and Kroll received an abnormal amount of inbounds from individuals stating that they received the Disclosure Statement Hearing Notice but (a) had never heard of the Debtors or their business, (b) are not, and never were, customers of the Debtors, and/or (c) did not file a proof of claim and thus do not have any connection to the Debtors. Although such issues are common in large, complex chapter 11 cases, the abnormally high volume of inbounds raised concerns among the Debtors and their advisors that there was an issue with the proof of claim submission process. The Debtors and their advisors promptly conducted an investigation into these issues and it became apparent that one or more unidentified individuals likely engaged in a concerted effort to file hundreds of thousands potentially fraudulent claims. As estate fiduciaries, the Debtors took this potentially fraudulent activity seriously and promptly notified key stakeholders (including the Creditors’ Committee, the Official Equity Committee, and the U.S. Trustee).

Given the potential impacts of the foregoing development on, among other things, the validity and integrity of the solicitation process, on September 18, 2025, the Debtors filed a motion seeking authorization to file an objection to the claims identified as potentially fraudulent on an expedited basis to address this issue substantially contemporaneously with the proposed Voting Deadline under the proposed Solicitation Procedures to minimize the risk that the potentially fraudulent claims impact the voting tabulation process.102 On September 29, 2025, the Bankruptcy Court granted the motion authorizing the First Omnibus Claims Objection.103

100	See Order (I) Amending the Joint Administration Order to Modify the Case Caption to Reflect the Changes of Certain Debtors’ Names and (II) Granting Related Relief [Docket No. 1272].
101	See Notice of Hearing [Docket No. 1117] (the “Disclosure Statement Hearing Notice”).
102	See Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the (A) Filing of the First Omnibus Claims Objection to Potentially Fraudulent Claims and (B) Closing of the EPOC Platform for the Cyber Security Incident POC Form, (II) Waiving the Requirement of Bankruptcy Rule 3007(a)(1) and 3007(e)(6), and (III) Granting Related Relief [Docket No. 1337] (the “First Omnibus Claims Objection”).
103	See Order (I) Authorizing the (A) Filing of the First Omnibus Claims Objection to Potentially Fraudulent Claims and (B) Closing of the EPOC Platform for the Cyber Security Incident POC Form, (II) Waiving the Requirements of Bankruptcy Rule 3007(e)(6), and (III) Granting Related Relief [Docket No. 1405].
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V.	Current General Unsecured Claims Pool

As of the July 14, 2025, general Claims Bar Date, approximately 170,807 Proofs of Claim were timely filed against the Debtors. The aggregate amount of all such timely filed Proofs of Claim exceeds $49 trillion. As of September 22, 2025, an additional approximately 88,107 claims were late-filed totaling approximately $1.5 trillion.

The Governmental Bar Date passed on September 19, 2025. Governmental Units asserted General Unsecured Claims in excess of $6 billion, plus numerous unliquidated claims. The Governmental Units’ claims are premised on, among other things, statutory damages arising from the 2023 Cyber Security Incident and purported violations of applicable state laws.

General Unsecured Claims filed by Governmental Units may be treated as Class 7 Chrome Other General Unsecured Claims. Moreover, (a) Eligible Class Members that are Holders of either U.S. Data Breach Class Settlement Claims or Canadian Data Breach Class Settlement Claims may opt out of the applicable settlement class and such claims will be classified as Class 7 Chrome Other General Unsecured Claim and (b) Pixel Eligible Class Members that are Holders of Pixel Class Settlement Claims may opt out of the Pixel Settlement Class and such claims will be classified as Class 9 Lemonaid Other General Unsecured Claims. Similarly, if the U.S. Data Breach Arbitration Settlement Order is not entered, the approximately 30,000 claims subject to the U.S. Data Breach Arbitration Settlement Agreement will also be treated in Class 7. Finally, the outcome of the First Omnibus Claims Objection may materially impact the quantum of filed claims. Accordingly, there is no certainty on the number of applicable Holders that will opt out the settlement classes or the magnitude of claims that will be classified in Class 7 and Class 9.

As of the Effective Date, the Chrome Debtors anticipate having approximately $222 million of Cash to distribute to Holders of Allowed Claims and Interests, as applicable. Given the volume of asserted Claims, the projected recovery for Holders of Allowed General Unsecured Claims is contingent on reducing the General Unsecured Claims pool via the Omnibus Claims Objection Procedures and Claim Reconciliation Procedures or otherwise. For example, approximately 160,000 Cyber Security Incident Proofs of Claim totaling approximately $876 million may be disallowed as set forth in the First Omnibus Claims Objection. Other than the Omnibus Claims Objection Procedures and Claims Reconciliation Procedures, there is currently no mechanism to reconcile the Governmental Units’ Proofs of Claim.

As a result, although this Disclosure Statement projects a full recovery for Holders of Allowed General Unsecured Claims, the amount of Allowed General Unsecured Claims, and the corresponding recovery, is inherently uncertain and subject to material change as the claims administration process proceeds in these chapter 11 cases.

W.	Potential Administrative Claims

An administrative claims bar date has not been set. There may be material additional Claims filed by Governmental Units or other Administrative Claims asserted against the Debtors. For example, representatives for the State of California have publicly stated their intent to assert Administrative Claims against the Chrome Debtors based on purported civil penalties totaling

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over $1 billion. Additional Governmental Units may assert similar claims and other Administrative Claims may surface. There is no certainty as to the ultimate adjudication and allowed amount of such potential administrative claims. Allowance of Administrative Claims would erode distributable value and reduce recoveries for all Holders of General Unsecured Claims and Interests.

X.	Confirmation Hearing

The Confirmation Hearing will take place on November 19, 2025 at 1:30 p.m. (prevailing Central Time). The deadline by which parties are required to file any objections to confirmation of the Plan is November 6, 2025 at 4:00 p.m. (prevailing Central Time).

Article V.
SUMMARY OF PLAN

THE FOLLOWING SUMMARIZES CERTAIN OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN. IN THE CASE OF ANY INCONSISTENCY BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN, THE PLAN SHALL GOVERN IN ALL RESPECTS.

A.	Administrative, Priority Claims, and Statutory Fees

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.               Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Plan Administrator, as applicable, or otherwise provided for under the Plan, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code) shall be paid in full in Cash an amount of Cash equal to the amount of the unpaid portion of such Allowed Administrative Claim in full and final satisfaction, compromise, settlement, release, and discharge of such Administrative Claim in accordance with the following: (1) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed on or prior to the Effective Date, the first Business Day after the date that is 30 days after the date such Administrative Claim is Allowed, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed

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Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Plan Administrator, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except for Claims subject to 11 U.S.C. § 503(b)(9) (for which the July 14, 2025 General Claims Bar Date applies), Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code, Professional Fee Claims, Wind-Down Expenses, and Cure Claims, and unless previously Filed or otherwise provided in Article II.A of the Plan, requests for payment of Administrative Claims must be submitted pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claim Bar Date. Objections to such requests must be Filed and served on the Plan Administrator, the Representatives, and the requesting party by the Claims Objection Deadline. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order that becomes a Final Order of the Bankruptcy Court.

Holders of Administrative Claims that are required to SUBMIT a request for payment of such Administrative Claims that do not SUBMIT such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, THE WIND-DOWN DEBTORS, THE PLAN ADMINISTRATION TRUST, the plan administrator, the REPRESENTATIVES, or the property of ANY OF the foregoing, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors, the wind-down debtors, THE PLAN ADMINISTRATION TRUST, the plan administrator, the Representatives, or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.               Professional Fee Claims

a.                Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and prior to the occurrence of the Effective Date, the Debtors shall establish the Professional Fee Escrow. On the Effective Date, the Debtors shall fund the Professional Fee Escrow with Cash equal to the Professional Fee Escrow Amount, which funds shall come from the Debtors’ general funds available as of the Effective Date. The Professional Fee Escrow shall be maintained in trust for the Professionals and for no other Entities until all Allowed Professional Fee Claims have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or interests shall encumber the Professional Fee Escrow or Cash held on account of the Professional Fee Escrow in any way. Such funds shall not be considered property of the Estates, the Debtors, the Wind-Down Debtors, or the Plan Administration Trust; provided, however, that any excess amounts remaining once all Allowed Professional Fee Claims have

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been irrevocably paid in full, shall be paid to the Plan Administration Trust for distribution in accordance with the Waterfall, without any further action or Order of the Bankruptcy Court.

b.               Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than 45 calendar days after the Effective Date. After notice (and opportunity for objections) and a hearing, if necessary, in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. The Plan Administrator shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows from the Professional Fee Escrow Account, after taking into account any prior payments to such Professionals, as soon as reasonably practicable following the date when such Professional Fee Claims are Allowed by entry of an Order of the Bankruptcy Court.

To the extent that funds held in the Professional Fee Escrow are unable to satisfy the amount of Allowed Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which payment shall be funded from the Plan Administration Trust on the Effective Date or as soon as reasonably practicable in accordance with the Waterfall Recovery. After all Allowed Professional Fee Claims have been paid in full, the escrow agent shall promptly return any excess amounts held in the Professional Fee Escrow, if any, to the Plan Administrator without any further action or Order of the Bankruptcy Court.

Notwithstanding anything to the contrary in the Plan, the Professional Fee Claims of the Official Equity Committee shall be subject to the terms of the Official Equity Committee Stipulation and Order, including the OEC Fee Cap.

c.                Estimation of Fees and Expenses

To facilitate payment of unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall reasonably estimate their Professional Fee Claims through and including the Confirmation Date, and shall deliver such estimate to the Debtors no later than two days prior to the Effective Date; provided, however, that such estimate shall not be considered a representation with respect to the fees and expenses of such Professional, and Professionals are not bound to any extent by the estimates. If any of the Professionals fails to provide an estimate or does not provide a timely estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the Professional Fee Escrow Amount.

d.               Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Plan Administrator shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Professionals to the

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Debtors, the Committees and the Plan Administrator. Upon the Confirmation Date, any requirement that such Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Plan Administrator may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

3.               Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business by the Plan Administrator.

B.	Classification and Treatment of Claims and Interests

1.               Classification in General

Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan, but only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

2.               Formation of Debtor Groups for Convenience Only

Subject to Article III.F of the Plan, the Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, Confirmation of the Plan, and making Plan distributions in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

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3.               Summary of Classification

The classification of Claims against and Interests in each Debtor (as applicable) pursuant to the Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein and in the Plan. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.H of the Plan.

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:104

104	The information in the table is provided in summary form and is qualified in its entirety by Article III.D of the Plan.
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Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	U.S. Data Breach Class Settlement Claims	Impaired	Entitled to Vote
4	U.S. Data Breach Arbitration Represented Claims	Impaired	Entitled to Vote
5	Canadian Data Breach Class Settlement Claims	Impaired	Entitled to Vote
6	Chrome Commercial Claims	Impaired	Entitled to Vote
7	Chrome Other General Unsecured Claims	Impaired	Entitled to Vote
8	Lemonaid Commercial Claims	Impaired	Entitled to Vote
9	Lemonaid Other General Unsecured Claims	Impaired	Entitled to Vote
10	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
11	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
12	HoldCo Interests	Impaired	Entitled to Vote
13	GUC Subordination Claims	N/A	N/A
14	Pixel Class Settlement Claims	Impaired	Entitled to Vote

4.               Treatment of Claims and Interests

Subject to Article IV of the Plan, each Holder of an Allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Interest, except to the extent less favorable treatment is agreed to by the Debtors or the Plan Administrator, as applicable, and the Holder of such Allowed Claim or Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Interest shall receive such treatment on the later of the Effective Date, the date the applicable GUC Settlement Agreement is approved on a final basis, and the date such Holder’s Claim or Interest becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter.

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a.	Class 1 – Other Secured Claims
(i)	Classification: Class 1 consists of all Allowed Other Secured Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as applicable:

i.	payment in full in Cash of such Holder’s Allowed Other Secured Claim;

ii.	delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or

iii.	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(iii)	Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Allowed Other Secured Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject the Plan.

b.	Class 2 – Other Priority Claims
(i)	Classification: Class 2 consists of all Allowed Other Priority Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash or such other treatment in a manner consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code on the following terms: (i) if such Allowed Other Priority Claim is Allowed as of the Effective Date, the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, the date such Allowed Other Priority Claim becomes due and payable, or as soon thereafter as reasonably practicable); and (ii) if such Allowed Other Priority Claim is not Allowed as of the Effective Date, the
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date such Other Priority Claim is Allowed or as soon thereafter as reasonably practicable. Allowed Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

(iii)	Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Allowed Other Priority Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject the Plan.

c.	Class 3 – U.S. Data Breach Class Settlement Claims
(i)	Classification: Class 3 consists of all Allowed U.S. Data Breach Class Settlement Claims.

(ii)	Treatment: Each Holder of an Allowed U.S. Data Breach Class Settlement Claim, shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.	If the U.S. Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the U.S. Data Breach Class Settlement Fund as set forth in the U.S. Data Breach Settlement Class Benefits Plan; or

ii.	If the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed U.S. Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.

(iii)	Voting: Class 3 is Impaired under the Plan. Each U.S. Eligible Class Member will receive a U.S. Data Breach Settlement Class Ballot. Each U.S. Eligible Class Member that does not validly and timely opt out of the U.S. Data Breach Settlement Class will be treated in Class 3 and will be entitled to vote to accept or reject the Plan as a member of Class 3. Any U.S. Eligible Class Member that validly and timely opts out of the U.S. Data Breach Settlement Class will receive the same treatment as Class 7 and will be entitled to accept or reject the Plan as a member of Class 7.

d.	Class 4 – U.S. Data Breach Arbitration Represented Claims
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(i)	Classification: Class 4 consists of all Allowed U.S. Data Breach Arbitration Represented Claims.

(ii)	Treatment: Each Holder of an Allowed U.S. Data Breach Arbitration Represented Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.	if the U.S. Data Breach Arbitration Settlement Order is entered on or before the Effective Date and the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is satisfied, their portion of the U.S. Data Breach Arbitration Settlement Amount to be distributed in accordance with the U.S. Data Breach Arbitration Settlement Agreement; provided that any Holder of a U.S. Data Breach Arbitration Represented Claim who seeks to avoid participating in the U.S. Data Breach Arbitration Settlement shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims; provided further that the Debtors’ rights to enforce the U.S. Data Breach Arbitration Settlement Agreement or seek an Order of the Bankruptcy Court enforcing the U.S. Data Breach Arbitration Settlement Agreement against any Holder of a U.S. Data Breach Arbitration Represented Claim, including any Holder of a U.S. Data Breach Arbitration Represented Claim who seeks to avoid participating in the U.S. Data Breach Arbitration Settlement, are expressly preserved; or

ii.	if the U.S. Data Breach Arbitration Settlement Order is not entered on or before the Effective Date or the U.S. Data Breach Arbitration Settlement Agreement Payment Condition is not satisfied, all Holders of Allowed U.S. Data Breach Arbitration Represented Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.

(iii)	Voting: Class 4 is Impaired under the Plan. Each Holder of an Allowed U.S. Data Breach Arbitration Represented Claim will be entitled to vote to accept or reject the Plan.

e.	Class 5 – Canadian Data Breach Class Settlement Claims
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(i)	Classification: Class 5 consists of all Allowed Canadian Data Breach Class Settlement Claims.

(ii)	Treatment: Each Holder of an Allowed Canadian Data Breach Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.	If the Canadian Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Canadian Data Breach Class Settlement Fund as set forth in the Canadian Data Breach Settlement Class Benefits Plan; or

ii.	If the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Canadian Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.

(iii)	Voting: Each Canadian Eligible Class Member will receive a Canadian Data Breach Settlement Class Ballot. Each Canadian Eligible Class Member that does not validly and timely opt out of the Canadian Data Breach Settlement Class will be treated in Class 5 and will be entitled to vote to accept or reject the Plan as a member of Class 5. Any Canadian Eligible Class Member that validly and timely opts out of the Canadian Data Breach Settlement Class will receive the same treatment as Class 7 and will be entitled to accept or reject the Plan as a member of Class 7.

f.	Class 6 – Chrome Commercial Claims
(i)	Classification: Class 6 consists of all Allowed Chrome Commercial Claims.

(ii)	Treatment: Each Holder of an Allowed Chrome Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of Class A-1 Plan Administration Trust Interests.

(iii)	Voting: Class 6 is Impaired under the Plan. Each Holder of an Allowed Chrome Commercial Claim will be entitled to vote to accept or reject the Plan.

g.	Class 7 – Chrome Other General Unsecured Claims
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(i)	Classification: Class 7 consists of all Allowed Chrome Other General Unsecured Claims.

(ii)	Treatment: Each Holder of an Allowed Chrome Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-2 Plan Administration Trust Interests.

(iii)	Voting: Class 7 is Impaired under the Plan. Each Holder of an Allowed Chrome Other General Unsecured Claim will be entitled to vote to accept or reject the Plan.

h.	Class 8 – Lemonaid Commercial Claims
(i)	Classification: Class 8 consists of all Allowed Lemonaid Commercial Claims.

(ii)	Treatment: Each Holder of an Allowed Lemonaid Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-3 Plan Administration Trust Interests.

(iii)	Voting: Class 8 is Impaired under the Plan. Each Holder of an Allowed Lemonaid Commercial Claim will be entitled to vote to accept or reject the Plan.

i.	Class 9 – Lemonaid Other General Unsecured Claims
(i)	Classification: Class 9 consists of all Allowed Lemonaid Other General Unsecured Claims.

(ii)	Treatment: Each Holder of an Allowed Lemonaid Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-4 Plan Administration Trust Interests.

(iii)	Voting: Class 9 is Impaired under the Plan. Each Holder of an Allowed Lemonaid Other General Unsecured Claim will be entitled to vote to accept or reject the Plan.

j.	Class 10 – Intercompany Claims
(i)	Classification: Class 10 consists of all Allowed Intercompany Claims.

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(ii)	Treatment: On the Effective Date, Intercompany Claims may be Reinstated as of the Effective Date solely for the purpose of facilitating the Wind-Down Transactions or, at the Debtors’ option, be cancelled, released, and extinguished without any distribution on account of such Claims.

(iii)	Voting: Class 10 is deemed Impaired under the Plan and each such Holder of an Intercompany Claim is deemed to accept or reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject the Plan.

k.	Class 11 – Intercompany Interests
(i)	Classification: Class 11 consists of all Allowed Intercompany Interests.

(ii)	Treatment: On the Effective Date, all Intercompany Interests may be Reinstated as of the Effective Date solely for the purpose of facilitating the Wind-Down Transactions or, at the Debtors’ option, may be cancelled, released, and extinguished, without any distribution on account of such Interest.

(iii)	Voting: Class 11 is deemed Impaired under the Plan and each such Holder of an Intercompany Claim is deemed to accept or reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject the Plan.

l.	Class 12 – HoldCo Interests
(i)	Classification: Class 12 consists of all Allowed HoldCo Interests.

(ii)	Treatment: Each Holder of an Allowed HoldCo Interest shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Interest, a portion of the Class B Plan Administration Trust Interests, as set forth in the Plan Administration Trust Agreement; provided that if the Debtors make the Equity Sale Transaction Election that requires some or all of a portion of the Holdco Interests to (a) be Reinstated for the purpose of implementing such transaction, or (b) receive some other instrument in exchange for such HoldCo Interest, then such Holder will also receive a Pro Rata portion of such Reinstated HoldCo Interests or other instruments.105

105	Treatment of HoldCo Interests remains subject to ongoing analysis, discussion, and negotiation among the Debtors, the Creditors’ Committee, and the Official Equity Committee.
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(iii)	Voting: Class 12 is Impaired under the Plan. Each Holder of an Allowed HoldCo Interest will be entitled to vote to accept or reject the Plan.

m.	Class 13 – GUC Subordination Claims
(i)	Classification: Class 13 consists of all Allowed GUC Subordination Claims.

(ii)	Treatment: Each Holder of an Allowed GUC Subordination Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-5 Plan Administration Trust Interests.

(iii)	Voting: Class 13 is Impaired under the Plan. Each Holder of an Allowed GUC Subordination Claim will be entitled to vote to accept or reject this Plan.106

n.	Class 14 – Pixel Class Settlement Claims
(i)	Classification: Class 14 consists of all Allowed Pixel Class Settlement Claims.

(ii)	Treatment: Each Holder of an Allowed Pixel Class Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.	If the Pixel Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Pixel Class Settlement Fund as set forth in the Pixel Settlement Class Benefits Plan; or

ii.	If the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Pixel Class Settlement Claims shall receive the same treatment as Holders of Allowed Lemonaid Other General Unsecured Claims.

(iii)	Voting: Each Pixel Eligible Class Member will receive a Pixel Settlement Class Ballot. Each Pixel Eligible Class Member that does not validly and timely opt out of the Pixel Settlement Class will be treated in Class 14 and will be entitled to vote to accept or

106	There will not be any Holders of GUC Subordination Claims at the time of soliciting votes in respect of the Plan.
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reject this Plan as a member of Class 14. Any Pixel Class Member that validly and timely opts out of the Pixel Settlement Class will receive the same treatment as Class 9 and will be entitled to accept or reject this Plan as a member of Class 9.

5.               Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

6.               No Substantive Consolidation

Although the Plan is presented as a joint plan pursuant to Chapter 11 of the Bankruptcy Code for administrative purposes, the Plan does not provide for the substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for any reason. Except as expressly provided in the Plan, nothing in the Plan, the Confirmation Order or this Disclosure Statement shall constitute or be deemed to constitute a representation that any one or all of the Debtors is subject to or liable for any Claims or Interests against or in any other Debtor. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed the amount of the Allowed Claim.

On the Effective Date, and solely for administrative purposes to facilitate distributions: (1) all Chrome General Unsecured Claims against each of the Chrome Debtors shall be deemed merged and treated as liabilities of the consolidated Chrome Debtors to the extent Allowed; (2) all Lemonaid General Unsecured Claims against each of the Lemonaid Debtors shall be deemed merged and treated as liabilities of the consolidated Lemonaid Debtors to the extent Allowed; and (3) each and every Chrome General Unsecured Claim or Lemonaid General Unsecured Claim filed in any of the Chapter 11 Cases shall be treated as filed against the consolidated Chrome Debtors or the consolidated Lemonaid Debtors, as applicable, and shall be treated as one Chrome General Unsecured Claim or one Lemonaid General Unsecured Claim.

For the avoidance of doubt, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as separate entities so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may not be set off against the liabilities of any of the other Debtors. Such administrative consolidation is solely for the purpose of facilitating distributions to holders of Chrome General Unsecured Claims and Lemonaid General Unsecured Claims under the Plan and shall not affect the legal and corporate structures of the Wind-Down Debtors. Moreover, such administrative consolidation shall not affect any subordination provisions set forth in any

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agreement relating to any Chrome General Unsecured Claim or Lemonaid General Unsecured Claim, as applicable, or the ability of the Plan Administrator or the Representatives to seek to have any Chrome General Unsecured Claim or Lemonaid General Unsecured Claim, as applicable, subordinated in accordance with any contractual rights or equitable principles.

7.               Special Provision Governing Unimpaired Claims or Interests

Except as otherwise set forth in the Plan or the Confirmation Order, nothing shall affect the Debtors’, the Wind-Down Debtors’, the Plan Administrator’s, or the Representatives’ as applicable, rights in respect of any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Interests.

8.               Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the commencement of the Confirmation Hearing shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

9.               Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code or any insider under section 101(31) of the Bankruptcy Code, (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan.

10.            Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims in such Class shall be deemed to have accepted the Plan.

11.            Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired or properly classified under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

12.            Relative Rights and Priorities

Unless otherwise expressly provided in the Plan or the Confirmation Order, the allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority

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and rights of such Claims or Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise, and any other rights impacting relative lien priority and/or priority in right of payment, and any such rights shall be released pursuant to the Plan. Pursuant to section 510 of the Bankruptcy Code, the Debtors, the Wind-Down Debtors, the Plan Administrator and the Representatives, as applicable, reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

C.	Means for Implementation of the Plan

1.               General Settlement of Claims and Interests107

As discussed in this Disclosure Statement and as otherwise provided in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, to the maximum extent permitted by the Bankruptcy Code, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute and be deemed a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan, including the U.S. Data Breach Class Settlement, the U.S. Data Breach Arbitration Settlement, the Canadian Data Breach Class Settlement, the Pixel Class Settlement, and a settlement amongst the Debtors and the Committees. The Plan shall be deemed a motion, proposed by the Debtors and joined by the parties to the U.S. Data Breach Settlement, the U.S. Data Breach Arbitration Settlement, the Canadian Data Breach Class Settlement, the Pixel Class Settlement, and the Committees and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of all such Claims, Interests, and controversies among the parties thereto, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates and Holders of such Claims and Interests. Subject to Article VII of the Plan, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

a.	U.S. Data Breach Class Settlement

On September 26, 2025, the Bankruptcy Court preliminarily approved the U.S. Data Breach Class Settlement Agreement in an oral ruling under Bankruptcy Rules 9019 and 7023. The U.S. Data Breach Class Settlement Agreement sets forth the terms of the proposed class settlement, including, among other things, payment of the U.S. Data Breach Class Settlement Amount to the U.S. Data Breach Class Settlement Fund as a compromise and settlement of all U.S. Data Breach Class Settlement Claims; provided that, for the avoidance of doubt, U.S. Data Breach Class Opt-Out Claims shall not be compromised or settled pursuant to the U.S. Data Breach Class Settlement and such U.S. Data Breach Class Opt-Out Claims shall receive the same

107	Negotiations among the Debtors, the Creditors’ Committee and the Official Equity Committee on the terms of the Plan remain ongoing. For the avoidance of doubt, the Committees have not expressed their support of the Plan as of the date hereof.
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treatment as Chrome Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all U.S. Data Breach Class Settlement Claims shall receive the same treatment as Chrome Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

b.	U.S. Data Breach Arbitration Settlement

In the Assumption Ruling, the Bankruptcy Court granted the Debtors’ motion to assume the U.S. Data Breach Arbitration Settlement Agreement under section 365 of the Bankruptcy Code. As of September 30, 2025, the Bankruptcy Court has not entered the Assumption Order. The Debtors expect that the Bankruptcy Court will enter the Assumption Order substantially contemporaneously or shortly after the filing of this Disclosure Statement.

Given the Assumption Ruling and expected entry of the Assumption Order, if the U.S. Data Breach Arbitration Agreement Payment Condition is satisfied or waived in accordance with the terms of the U.S. Data Breach Arbitration Agreement, the Debtors intend to enforce their rights under the U.S. Data Breach Arbitration Agreement and Holders of U.S. Data Breach Arbitration Represented Claims will receive distributions on account of their claims in accordance with the terms of the U.S. Data Breach Arbitration Agreement.  The Debtors reserve all rights against any Holder of a U.S. Data Breach Arbitration Represented Claim or U.S. Data Breach Arbitration Counsel that seeks to avoid participating in the U.S. Data Breach Arbitration Agreement.  If the U.S. Data Breach Arbitration Agreement Payment Condition is not satisfied or waived in accordance with the terms of the U.S. Data Breach Arbitration Agreement, Holders of U.S. Data Breach Arbitration Represented Claims will receive the same treatment as Chrome Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

For the avoidance of doubt, any U.S. Data Breach Arbitration Claim that is held by an Holder that is not represented by U.S. Data Breach Arbitration Settlement Counsel may not be compromised or settled pursuant to the U.S. Data Breach Arbitration Settlement Agreement and any such Holder of a U.S. Data Breach Arbitration Claim shall be deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for all purposes, including voting, Confirmation, and distributions, and will be subject to the Claims Reconciliation Procedures.

The Debtors reserve all rights under the U.S. Data Breach Arbitration Settlement Agreement and applicable law with respect to any U.S. Data Breach Arbitration Counsel or Holders of U.S. Data Breach Arbitration Represented Claims that breach the terms of the U.S. Data Breach Arbitration Settlement Agreement.

c.	Canadian Data Breach Class Settlement

On September 26, 2025, the Bankruptcy Court preliminarily approved the Canadian Data Breach Class Settlement Agreement in an oral ruling under Bankruptcy Rules 9019 and 7023. The Canadian Data Breach Class Settlement Agreement sets forth the terms of the proposed class settlement, including, among other things, payment of the Canadian Data Breach Class Settlement Amount to the Canadian Data Breach Class Settlement Fund as a compromise and settlement of all Canadian Data Breach Class Settlement Claims; provided that, for the avoidance

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of doubt, Canadian Data Breach Class Opt-Out Claims shall not be compromised or settled pursuant to the Canadian Data Breach Class Settlement and such Canadian Data Breach Class Opt-Out Claims shall receive the same treatment as Chrome Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Canadian Data Breach Class Settlement Claims shall receive the same treatment as Chrome Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

d.	Pixel Class Settlement

On September 26, 2025, the Bankruptcy Court preliminarily approved the Pixel Class Settlement Agreement in an oral ruling under Bankruptcy Rules 9019 and 7023. The Pixel Class Settlement Agreement will set forth the terms of the proposed class settlement, including, among other things, payment of the Pixel Class Settlement Amount to the Pixel Class Settlement Fund as a compromise and settlement of all Pixel Class Settlement Claims; provided that, for the avoidance of doubt, Pixel Settlement Class Opt-Out Claims shall not be compromised or settled pursuant to the Pixel Class Settlement and such Pixel Settlement Class Opt-Out Claims shall receive the same treatment as Lemonaid Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Pixel Class Settlement Claims shall receive the same treatment as Lemonaid Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

2.               Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with: (a) the proceeds from the Sale Transactions, (b) the Debtors’ Cash on hand, (c) the proceeds of any Retained Causes of Action, (d) the proceeds of Cyber Insurance Policies, and (e) if the Debtors make the Equity Sale Transaction Election, the Equity Sale Transaction Proceeds, if applicable, in each case, subject to and in accordance with the Plan (including the Waterfall Recovery) and the Plan Administration Trust Agreement. Each distribution and issuance referred to in Article VII of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, including the Plan Administration Trust Agreement, which terms and conditions shall bind each Entity receiving such distribution or issuance.

3.               Establishment of Trust Reserve Accounts

On, before, or after the Effective Date, the Debtors and/or the Plan Administrator shall, in consultation with the Committees and/or the Representatives, establish each of the Administrative / Priority Claims Reserve, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Class Settlement Fund Reserve, and the Pixel Class Settlement Fund Reserve. Following the receipt of proceeds from the Cyber Insurance Policies, the Debtors or the Plan Administrator, as applicable, shall establish the Cyber Insurance Reserve. On or after the Effective Date, the Plan Administrator may, in consultation with the Representatives, establish the Chrome Disputed Claims Reserve and the Lemonaid Disputed Claims Reserve.

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a.	Administrative / Priority Claims Reserve

On or before the Effective Date, the Debtors or the Plan Administrator, as applicable, in consultation with the Committees or the Representatives, as applicable, shall establish the Administrative / Priority Claims Reserve by depositing Cash in the amount of the Administrative / Priority Claims Reserve Amount into the Administrative / Priority Claims Reserve in accordance with the terms of the Plan Administration Trust Agreement. The Administrative / Priority Claims Reserve Amount shall be used to pay Holders of all Allowed Other Priority Claims, Allowed Administrative Claims (other than Professional Fee Claims), Allowed Priority Tax Claims, and Allowed Other Secured Claims in full in Cash.

If all or any portion of any such Claim shall become a Claim that is not Allowed, then the amount on deposit in the Administrative / Priority Claims Reserve attributable to such surplus or such Disallowed Claim, including the interest that has accrued on said amount while on deposit in the Administrative / Priority Claims Reserve, shall remain in the Administrative / Priority Claims Reserve to the extent that the Plan Administrator reasonably determines necessary to ensure that the Cash remaining in the Administrative / Priority Claims Reserve is sufficient to ensure that all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, or other Allowed Other Secured Claims will be paid in accordance with the Plan without any further action or order of the Bankruptcy Court. Any amounts remaining in the Administrative / Priority Claims Reserve after payment of all Allowed Administrative Claims, Allowed Other Priority Tax Claims, Allowed Other Priority Claims, or other Allowed Other Secured Claims shall be distributed by the Plan Administrator or the Representatives, as applicable, in accordance with the Waterfall Recovery, the Plan, and the Plan Administration Trust Agreement.

b.	Data Breach Settlement Reserves

On or before the Effective Date, the Debtors and/or the Plan Administrator shall establish the U.S. Data Breach Class Settlement Fund Reserve, U.S. Data Breach Arbitration Settlement Reserve, the Canadian Data Breach Class Settlement Fund Reserve, and the Pixel Class Settlement Fund Reserve in accordance with the terms of the Plan Administration Trust Agreement, the U.S. Data Breach Class Settlement Agreement, the Canadian Data Breach Class Settlement Agreement, the U.S. Data Breach Arbitration Settlement Agreement, and the Pixel Class Settlement Agreement, as applicable.

c.	Cyber Insurance Reserve

On, before or after the Effective Date, the Debtors or the Plan Administrator, as applicable, shall establish the Cyber Insurance Reserve. Following the receipt of proceeds from the Cyber Insurance Policies, the Debtors or the Plan Administrator, as applicable, shall transfer such proceeds to the Cyber Insurance Reserve to be distributed in accordance with the terms of the Plan Administration Trust Agreement.

d.	Chrome Disputed Claims Reserve
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On or after the Effective Date, the Plan Administrator may establish the Chrome Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the Plan Administrator, in consultation with the Representatives. On or after the Effective Date, the Plan Administrator, in consultation with the Representatives, may deposit Cash into or withdraw Cash from the Chrome Disputed Claims Reserve if the Chrome Disputed Claims Amount changes at any time in accordance with the Plan Administration Trust Agreement.

e.	Lemonaid Disputed Claims Reserve

On or after the Effective Date, the Plan Administrator may establish the Lemonaid Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the Plan Administrator, in consultation with the Representatives. On or after the Effective Date, the Plan Administrator, in consultation with the Representatives may deposit Cash into or withdraw Cash from the Lemonaid Disputed Claims Reserve if the Lemonaid Disputed Claims Amount changes at any time in accordance with the Plan Administration Trust Agreement.

4.               Distributable Proceeds / Waterfall Recovery

The various escrows, trusts, reserves and consideration contemplated in the Plan, shall be funded or otherwise be paid to the applicable Holders of Allowed Claims and Interests, in the following priority and amounts (the “Waterfall Recovery”):

a.	First, the funding of the Administrative / Priority Claims Reserve and the Professional Fee Escrow Account;
b.	Second, (i) payment in full in Cash of Allowed (a) Professional Fee Claims and/or (b) Administrative Claims, Priority Tax Claims, Other Priority Claims, and/or Other Secured Claims, in each case, to the extent such claims exceed the Professional Fee Escrow Amount and/or the Administrative / Priority Claims Reserve Amount, respectively and (ii) funding of the U.S. Data Breach Arbitration Settlement Reserve subject to and in accordance with the Plan Administration Trust Agreement and the U.S. Data Breach Arbitration Settlement Agreement;
c.	Third, funding of the Chrome Disputed Claims Reserve (if any), the Lemonaid Disputed Claims Reserve (if any), the U.S. Data Breach Class Settlement Initial Payment, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Settlement Initial Payment, the Canadian Data Breach Class Settlement Fund Reserve, the Pixel Class Settlement Initial Payment, and the Pixel Class Settlement Fund Reserve, in each case, subject to and in accordance with the Plan Administration Trust Agreement, the U.S. Data Breach Class Settlement Agreement, the Canadian Data Breach Class Settlement Agreement, and the Pixel Class Settlement Agreement, as applicable;
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d.	Fourth, payment of General Unsecured Claims as follows:
(i)	Chrome General Unsecured Claims:

i.	If the total amount of Allowed Chrome General Unsecured Claims (subject to the U.S. Data Breach Settlement Recovery Cap) net of (x) any amounts of such Claims satisfied from the Cyber Insurance Reserve and (y) any amounts satisfied on account of the Allowed Pixel Class Proof of Claim from the Lemonaid Distributable Proceeds is less than Chrome Distributable Proceeds:

1.	Funding of the total Allowed amounts of the U.S. Data Breach Class Proof of Claim (subject to the U.S. Data Breach Settlement Recovery Cap) and the Canadian Data Breach Class Proof of Claim into the U.S. Data Breach Class Settlement Fund and the Canadian Data Breach Class Settlement Fund, respectively, in each case net of any amounts previously funded or paid to satisfy such Claims (including the U.S. Data Breach Class Settlement Initial Payment, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Settlement Initial Payment, the Canadian Data Breach Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

2.	Funding of the Pixel Class Settlement Fund with amounts based on the total Allowed amount of the Pixel Class Proof of Claim that is not otherwise satisfied from the Lemonaid Distributable Proceeds;

3.	Payment in full of all Allowed Chrome Commercial Claims, plus Post-Petition Interest;

4.	Payment in full of all Allowed Chrome Other General Unsecured Claims;

ii.	If the total amount of (x) Allowed Chrome General Unsecured Claims net of any amounts of such Claims satisfied from the Cyber Insurance Reserve and subject to the U.S. Data Breach Settlement
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Recovery Cap) plus (y) Allowed Pixel Class Proof of Claim net of any amounts satisfied on account of such claim from the Lemonaid Distributable Proceeds is more than Chrome Distributable Proceeds:

1.	Funding of the U.S. Data Breach Class Settlement Fund and the Canadian Data Breach Class Settlement Fund with amounts based on (A) the total Allowed amounts of the U.S. Data Breach Class Proof of Claim (subject to the U.S. Data Breach Settlement Recovery Cap) and the Canadian Data Breach Class Proof of Claim multiplied by a ratio based on the total amount of Chrome Distributable Proceeds divided by the total amount of Allowed Chrome General Unsecured Claims (the “Chrome Recovery Ratio”), less (B) any amounts previously funded or paid to satisfy such Claims (including the U.S. Data Breach Class Settlement Initial Payment, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Settlement Initial Payment, the Canadian Data Breach Class Settlement Fund Reserve or any amounts from the Cyber Insurance Reserve);

2.	Funding of the Pixel Class Settlement Fund with amounts based on (A) the total Allowed amount of the Pixel Class Proof of Claim multiplied by the Chrome Recovery Ratio less (B) any amounts paid on account of the Allowed amount of the Pixel Class Proof of Claim from the Lemonaid Distributable Proceeds and/or previously funded or paid to satisfy such Claims (including the Pixel Class Settlement Initial Payment, Pixel Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

3.	Payments based on the Chrome Recovery Ratio applied against all Allowed Chrome Other General Unsecured Claims and Allowed Chrome Commercial Claims;
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(ii)	Lemonaid General Unsecured Claims:

i.	If the total amount of Allowed Lemonaid Other General Unsecured Claims and Allowed Lemonaid Commercial Claims is less than the Lemonaid Distributable Proceeds:

1.	Funding of the total Allowed amounts of the Pixel Class Proof of Claim into the Pixel Class Settlement Fund, net of any amounts previously funded or paid to satisfy such Claims (including the Pixel Class Settlement Initial Payment, Pixel Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

2.	Payment in full of all Allowed Lemonaid Commercial Claims, plus Post-Petition Interest;

3.	Payment in full of all Allowed Lemonaid Other General Unsecured Claims;

ii.	If the total amount of Allowed Lemonaid Other General Unsecured Claims and Allowed Lemonaid Commercial Claims is more than Lemonaid Distributable Proceeds:

1.	Funding of the Pixel Class Settlement Fund with amounts based on (x) the total Allowed amounts of the Pixel Class Proof of Claim multiplied by a ratio based on the total amount of Lemonaid Distributable Proceeds divided by the total amount of Allowed Lemonaid General Unsecured Claims (the “Lemonaid Recovery Ratio”), less any amounts previously funded or paid to satisfy such Claims (including the Pixel Class Settlement Initial Payment, Pixel Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

2.	payments based on the Lemonaid Recovery Ratio applied against all Allowed Lemonaid
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Other General Unsecured Claims and Allowed Lemonaid Commercial Claims;

e.	Fifth, if there are any remaining Distributable Proceeds after the payments and funding contemplated in the foregoing, payment of all Allowed GUC Subordination Claims on a Pro Rata basis based on the total amount of Allowed GUC Subordination Claims; and
f.	Sixth, if there are any remaining Distributable Proceeds after the payments and funding contemplated in the foregoing, any such remaining proceeds to be distributed Pro Rata among Holders of Allowed HoldCo Interests.

For the avoidance of any doubt, to the extent there is sufficient Cash for distribution after satisfaction of clauses (a)-(c) above, it is the Debtors’ intent to pay all Allowed Chrome General Unsecured Claims and all Allowed Lemonaid General Unsecured Claims in full as set forth above.

5.               Plan Administration Trust

a.	Creation of the Plan Administration Trust

On or prior to the Effective Date, the Debtors shall take all necessary steps to establish the Plan Administration Trust in accordance with the Plan and the Plan Administration Trust Agreement. As of the Effective Date, the Plan Administration Trust Agreement shall be executed by the Debtors, the Plan Administrator and the Representatives, and the Plan Administration Trust shall be created.

The Plan Administration Trust Agreement generally will provide for, among other things: (a) the transfer of the Plan Administration Trust Assets to the Plan Administration Trust; (b) management and governance of the Plan Administration Trust; (c) the process for reconciling and administering Claims; (d) the authority of the Plan Administrator to prosecute, settle, compromise, abandon, dismiss, or otherwise resolve any Retained Causes of Action; (e) the authority of the Representatives to oversee the actions taken by the Plan Administrator in accordance with the Plan Administration Trust Agreement and to raise any issues arising from or related to the Plan Administration Trust Agreement before the Bankruptcy Court for resolution; and (f) the procedures for distributing the Plan Administration Trust Assets to the Plan Administration Trust Beneficiaries, in accordance with the Waterfall Recovery, the Plan, and the Plan Administration Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Plan Administration Trust and the purposes described in the Plan. Upon the transfer of the Debtors’ assets to the Plan Administration Trust, the Debtors will have no reversionary or further interest in or with respect to the Plan Administration Trust Assets.

b.	Plan Administrator

The Plan Administrator shall be the exclusive administrator of the Plan Administration Trust Assets for purposes of 31 U.S.C. § 3713(b), as well as the representatives of the Estate of

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each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Plan Administrator’s duties under the Plan Administration Trust Agreement. Subject to the terms and conditions of the Plan, the powers, rights, and responsibilities of the Plan Administrator shall be specified in the Plan Administration Trust Agreement. The Plan Administrator shall hold and distribute plan distributions in accordance with the provisions of the Plan and the Plan Administrator Agreement. The Debtors will disclose in advance of the Confirmation Hearing as part of the Plan Supplement, to the extent known at such time, the identity and affiliations of any Person proposed to serve as the Plan Administrator.

The Plan Administration Trust may employ, without further order of the Court, professionals to assist in carrying out the duties of the Plan Administrator hereunder and under the Plan Administration Trust Agreement, and may compensate and reimburse the reasonable fees and expenses of those professionals in accordance with the terms and conditions of the Plan Administration Trust Agreement. The Plan Administration Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Plan Administrator by the Plan Administration Trust. Any such indemnification shall be the sole responsibility of the Plan Administration Trust and payable solely from the Plan Administration Trust Assets and the proceeds thereof.

The Plan Administrator shall be compensated by the Plan Administration Trust on terms set forth in the Plan Administration Trust Agreement. For the avoidance of doubt, the Debtors and the Wind-Down Debtors shall not be responsible hereunder or under the Plan Administration Trust Agreement for any compensation, expense reimbursement claims or indemnity of the Plan Administration Trust, and the Plan Administrator.

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan, administer distributions in accordance with the Plan, the Plan Administrator Trust Agreement and administer and wind down the business and affairs of Debtors, including: (a) making distributions to Priority Plan Administration Trust Beneficiaries as contemplated under the Plan and the Plan Administration Trust Agreement; (b) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Wind-Down Debtors, if any; (c) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (d) subject to the terms set forth in the Plan, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (e) paying all expenses of the Plan Administrator as provided in the Plan Administration Trust Agreement; (f) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors, if any; (g) except as otherwise provided for in the Plan, enforcing and prosecuting claims, interests, rights, and privileges under the Retained Causes of Action in accordance with Article IV.F of the Plan; (h) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (i) representing the interests of the Wind-Down Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (j) discharging the Debtors’ and the Wind-Down Debtors’, as applicable, post-Effective Date obligations under the Purchase Agreements, if any; (k) administering, reconciling and objecting to Claims and Interests against the Debtors; (l) effectuating the Wind-Down Transactions; and (m) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the

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Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Plan Administration Trust Agreement.

c.	Responsibility of the Plan Administration Trust

Following the Effective Date, the Debtors, the Wind-Down Debtors, and the Released Parties shall have no liability or responsibility, financial or otherwise, for any such Claims and Interests vested in the Plan Administration Trust. The sole recourse of any Person on account of any Claim or Interest, whether or not the Holder thereof participated in the Chapter 11 Cases and whether or not such Holder Filed a Proof of Claim in the Chapter 11 Cases, shall be to the Plan Administration Trust Assets. Holders of Claims or Interests are enjoined from asserting against any Debtor or any Wind-Down Debtor any Claims or Interests and may not proceed in any manner against any Debtor or Wind-Down Debtor on account of any Claim or Interests in any other forum whatsoever, including any state, federal, or non-U.S. court or administrative or arbitral forum.

Except as otherwise provided in the Plan and the Plan Administration Trust Agreement, the Plan Administration Trust and the Representatives shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such assumed Claims that the Debtors or the Wind-Down Debtors have or would have had under applicable law.

d.	Administration of Claims by the Plan Administration Trust

All Claims and Interests against the Debtors or the Wind-Down Debtors, as applicable, will be administered, liquidated and discharged by the Plan Administrator pursuant to the Plan Administration Trust Agreement and the Claims Reconciliation Procedures, as applicable.

The Plan Administrator shall be entitled to object to the General Unsecured Claims and Interests asserted against the Debtors or the Wind-Down Debtors, as applicable, in accordance with the Plan Administration Trust Agreement. Any objections to such Claims and Interests shall be served and filed by the Plan Administrator in accordance with the Plan Administration Trust Agreement on or before the Claims Objection Deadline. The Plan Administrator shall be entitled to use omnibus objections in compliance with Local Rule 3007(c), in addition to any omnibus objection procedures approved by the Bankruptcy Court or otherwise set forth in the Plan Administration Trust Agreement. The Plan Administrator may further seek Bankruptcy Court approval to establish additional objection, estimation, or other claims reconciliation procedures as the Plan Administrator believes appropriate.

e.	U.S. Federal Income Tax Treatment of the Plan Administration Trust

Subject to any applicable law or definitive guidance from the IRS or a court of competent jurisdiction to the contrary and except to the extent the Debtors and the Committees determine otherwise in their reasonable discretion to treat all or any portion of the Plan Administration Trust as a “qualified settlement fund,” a “disputed ownership fund” and/or otherwise, the Debtors intend that the Plan Administration Trust shall be a “liquidating trust” as that term is used under section 301.7701-4(d) of the Treasury Regulations and a grantor trust under section

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671 of the Tax Code, and the Plan Administrator will take a position on such Trust’s tax return accordingly. For U.S. federal income tax purposes, the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, will be deemed to occur as (a) a first-step transfer of the Plan Administration Trust Assets to the Plan Administration Trust Beneficiaries, and (b) a second-step transfer by such Plan Administration Trust Beneficiaries to the Plan Administration Trust. As soon as possible after the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, the Plan Administrator, in consultation with the Representatives, shall make a good faith valuation of the Plan Administration Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, Plan Administration Trust, and the Plan Administration Trust Beneficiaries shall take consistent positions with respect to the valuation of the Plan Administration Trust Assets, and such valuations shall be utilized for all U.S. federal income tax purposes. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

Allocations of taxable income and loss of the Plan Administration Trust among Plan Administration Trust Beneficiaries shall be determined, as closely as possible, by reference to the amount of distributions that would be received by each such beneficiary if the Plan Administration Trust had sold all of its assets at their tax book value and distributed the proceeds to the Plan Administration Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Plan Administration Trust. The tax book value of the Plan Administration Trust Assets shall equal their fair market value on the date of the transfer of such assets to the Plan Administration Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

The Plan Administration Trust shall in no event be dissolved later than five years from its creation unless the Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or within the six month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Plan Administrator that any further extension would not adversely affect the status of the Plan Administration Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Plan Administration Trust.

No request for a ruling from the IRS will be sought on the classification of the Plan Administration Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Plan Administration Trust. If the IRS were to successfully challenge any of the classification of the Plan Administration Trust as a liquidating trust, the federal income tax consequences to the Plan Administration Trust and the Plan Administration Trust Beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS could characterize a Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

The Plan Administration Trust will file information tax returns with the IRS and provide tax information statements to the Plan Administration Trust Beneficiaries consistently with the

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rules of section 1.671-4(a) of the Treasury Regulations, including information regarding items of income, gain, deduction, loss or credit attributable to the Plan Administration Trust Assets. Each Plan Administration Trust Beneficiary must report on its federal income tax return its share of all such items. The information provided by the Plan Administration Trust will pertain to the Plan Administration Trust Beneficiaries who receive their interests in such Trust in connection with the Plan.

To the extent the Debtors and the Committees determine in their reasonable discretion to treat Plan Administration Trust or portion thereof as a “qualified settlement fund” under section 1.468B-1 of the Treasury Regulations “disputed ownership fund” under section 1.468B-9 of the Treasury Regulations, any appropriate elections with respect thereto shall be made and such treatment will also be applied to the extent possible for state and local tax purposes. Under such treatment, a separate federal income tax return may be filed with the IRS for any such account. Any taxes (including with respect to interest, if any, earned in the account) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes).

f.	Vesting of Plan Administration Trust Assets in the Plan Administration Trust

The corpus of the Plan Administration Trust shall consist of the Plan Administration Trust Assets. On the Effective Date, pursuant to the Plan and in accordance with the Plan Administration Trust Agreement, the Plan Administration Trust Assets shall be irrevocably transferred to and vest in the Plan Administration Trust free and clear of any and all actual or alleged Claims, Interests, Liens, other encumbrances and liabilities of any kind. The Plan Administration Trust shall have no liability for, and the Plan Administration Trust Assets shall vest in the Plan Administration Trust free and clear of, any and all actual or alleged prepetition and postpetition Claims, Causes of Action or liabilities of any kind, in each case that have been or could have been asserted against the Debtors, their Estates or their property (including, but not limited to, Claims based on successor liability) based on any acts or omissions prior to the Effective Date, except as expressly set forth in the Plan and the Plan Administration Trust Agreement. From and after the Effective Date, all proceeds of the Plan Administration Trust Assets shall be paid to the Plan Administration Trust to be applied in accordance with the Waterfall Recovery as set forth in Article IV.D of the Plan.

Upon the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, the Debtors and the Wind-Down Debtors will have no reversionary or further interest in or with respect to the Plan Administration Trust Assets. To the extent beneficial interests in the Plan Administration Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the Debtors intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to such beneficial interests or the issuance of such beneficial interests is expected to be exempt from the registration under Section 5 of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration.

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On the Effective Date, the Plan Administration Trust or the Wind-Down Debtors, as applicable, shall: (a) take possession of all books, records, and files of the Debtors and the Estates that were not sold or otherwise transferred prior to the Effective Date and that relate to the operation and business of the Plan Administration Trust; and (b) provide for the retention and storage of such books, records, and files until such time as the Plan Administrator determines, in accordance with the Plan Administration Trust Agreement, that retention of same is no longer necessary or beneficial.

g.	Wind-Down

As soon as practicable after the Effective Date, the Plan Administrator shall: (a) cause the Debtors and the Wind-Down Debtors, as applicable, to comply with, and abide by, the terms of the Plan and any other documents contemplated thereby; (b) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Wind-Down Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (c) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with respect to Wind-Down Debtors as set forth in the Plan, the Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Interests, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims; provided that if the Debtors make the Equity Sale Transaction Election, the Chrome Debtors may choose to reorganize instead of liquidate pursuant to the terms of the Equity Sale Transaction.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

h.	Appointment of the Representatives

The appointment of the Representatives will be approved in the Confirmation Order and disclosed in the Plan Supplement, and effective as of the Effective Date, in accordance with the Plan Administration Trust Agreement, the individuals selected as the GUC Representative and the Equity Representative shall be appointed to serve as the Representative for Class A Plan Administration Trust Beneficiaries and Class B Plan Administration Trust Beneficiaries, respectively. The Representatives shall have, among other things, (a) the authority to (i) object to actions taken by the Plan Administrator in accordance with the Plan Administration Trust Agreement, including with respect to the Allowance of Claims and settlement of Claims and Causes of Action belonging to the Estate, and to raise any issues arising from or related to the

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Plan Administration Trust before the Bankruptcy Court for resolution, and (ii) make distributions to Holders of Allowed General Unsecured Claims or Interests, as applicable, in each case, subject to the terms of the Plan Administration Trust Agreement, and (b)  consultation and information rights as set forth in the Plan Administration Trust Agreement.

The Representatives may employ, without further order of the Bankruptcy Court, professionals (including those previously retained by the Creditor’s Committee or the Official Equity Committee) to assist in carrying out its duties hereunder and under the Plan Administration Trust Agreement, and may compensate and reimburse the reasonable expenses of these professionals as GUC Representative Expenses or Equity Representative Expenses, as applicable, without further order of the Bankruptcy Court from the GUC Representative Expense Reserve or the Equity Representative Expense Reserve, as applicable, in accordance with the Plan and the Plan Administration Trust Agreement.

i.	Limitation of Liability of Representatives

Neither the Representatives, nor their respective firms, companies, affiliates, partners, officers, directors, members, employees, independent contractors, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with the Plan or Plan Administration Trust Agreement, other than for specific actions or omissions resulting from their willful misconduct, gross negligence or fraud found by a Final Order (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage, or expense suffered by the Representatives. The Representatives shall enjoy all of the rights, powers, immunities, and privileges applicable to a chapter 7 trustee. The Representatives may, in connection with the performance of their functions, in their sole and absolute discretion, consult with their attorneys, accountants, advisors, and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are in writing. Notwithstanding such authority, the Representatives shall not be under any obligation to consult with any such attorneys, accountants, advisors, or agents, and any determination not to do so shall not result in the imposition of liability on the Representatives unless such determination is based on willful misconduct, gross negligence, or fraud. Persons dealing with the Representatives shall look only to the GUC Representative Expense Reserve or the Equity Representative Expense Reserve, as applicable, to satisfy any liability incurred by the GUC Trust or GUC Trustee to such person in carrying out the terms of the Plan or the GUC Trust Agreement, and neither the Plan Administration Trust, the Plan Administrator nor the Representatives shall have any personal obligation to satisfy such liability.

j.	Indemnification

The Plan Administration Trust shall indemnify the Representatives Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without fraud, gross negligence or willful misconduct on the

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part of the Representative Indemnified Parties (which fraud, gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Representative Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Plan Administration Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute fraud, gross negligence or willful misconduct. To the extent the Plan Administration Trust indemnifies and holds harmless any Representative Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Representatives in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as GUC Representative Expenses or Equity Representative Expenses, as applicable. The costs and expenses incurred in enforcing the right of indemnification in this paragraph shall be paid by the Plan Administration Trust. This provision shall survive the termination of the Plan Administration Trust Agreement and the death, dissolution, liquidation, resignation, replacement, or removal of the Representatives.

k.	Transferability of Class B Plan Administration Trust Interests

Any right of a Holder of any HoldCo Interest to receive a distribution or other payment from the Plan Administration Trust shall not be evidenced by any certificate, security, receipt or in any other form or manner whatsoever, except on the books and records of the Debtors or the Plan Administration Trust. The offering, issuance or distribution of Class B Plan Administration Trust Interests in accordance with the Plan, to the extent that such Interests are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, is exempt from the provision of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by section 1145 of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Class B Plan Administration Trust Interests in the Plan Administration Trust shall be transferable to the extent that the transferability thereof would not require the Plan Administration Trust to register such Class B Plan Administration Trust Interests under Section 12(g) of the Exchange Act, and otherwise shall not be transferable except as provided in the Plan Administration Trust Agreement.

6.               Preservation of Causes of Action

Except as otherwise provided in the Plan or the Sale Order, in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII of the Plan, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, and the rights of the Plan Administrator to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

The Plan Administrator may pursue such Retained Causes of Action, as appropriate, in accordance with the best interests of the Plan Administration Trust Beneficiaries. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or

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the Plan Administrator, as applicable, will not pursue any and all Retained Causes of Action against it. The Debtors and the Plan Administrator expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity. Unless any Retained Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administrator expressly reserves all Retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Plan Administrator reserves and shall retain such Retained Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Plan Administrator, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The Plan Administrator through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Retained Causes of Action. The Plan Administrator shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, Order, or approval of the Bankruptcy Court.

Notwithstanding anything to the contrary in the Plan, as of the Effective Date, the Debtors shall waive and release any Avoidance Actions against Holders of General Unsecured Claims, and such Avoidance Actions shall not be Retained Causes of Action; provided, however, that the Retained Causes of Action shall include all Avoidance Actions against Excluded Parties, regardless of whether the Excluded Parties are Holders of General Unsecured Claims.

7.               Lemonaid Sale Transaction

On the Effective Date, the Debtors shall consummate the Lemonaid Sale Transaction contemplated by the Lemonaid Purchase Agreement. Following the discharge of the Debtors pursuant to Section 1141 of the Bankruptcy Code and as set forth in the Plan and the Confirmation Order, the Lemonaid Interests shall, to the extent set forth in the Lemonaid Purchase Agreement, be transferred to and vest in the Lemonaid Purchaser free and clear of all Liens, Claims, Interests, charges, or other encumbrances to the fullest extent permissible under sections 363(f) and 1141 of the Bankruptcy Code (except for those Liens, Claims, Interests, charges, or other encumbrances expressly assumed by the Lemonaid Purchaser pursuant to the terms of the Lemonaid Purchase Agreement, if any) in exchange for the Purchase Price (as defined in the Lemonaid Purchase Agreement and as set forth in the Lemonaid Purchase Agreement). The Confirmation Order shall authorize the Debtors, the Wind-Down Debtors, and the Lemonaid Purchaser, as applicable, to undertake the transactions contemplated by the Lemonaid Purchase Agreement, including pursuant to sections 105, 363, 365, 1123(a)(5)(B), 1123(a)(5)(D), 1123(b)(4), 1141(b), and 1141(c) of the Bankruptcy Code. From and after the

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Effective Date, except as expressly set forth in the Lemonaid Purchase Agreement, neither the Lemonaid Purchaser nor any of its affiliates shall be liable for any Claims, Administrative Claims, or other liabilities of the Debtors or the Wind-Down Debtors, which shall be payable solely in accordance with the Plan. The Confirmation Order shall provide the Lemonaid Purchaser with the protections of a good faith purchaser within the contemplation of section 363(m) of the Bankruptcy Code.

The Debtors and the Lemonaid Purchaser shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Lemonaid Sale Transaction pursuant to the terms of the Lemonaid Purchase Agreement and the Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court; act or action under applicable law, regulation, order, or rule; or the vote, consent, authorization, or approval of any Entity. Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Lemonaid Sale Transaction and the Plan, and any documents in connection therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors. On and after the Effective Date, except as otherwise provided in the Plan, the Wind-Down Debtors, Plan Administrator, or the Lemonaid Purchaser, as applicable, may operate their respective businesses or Trust, as applicable, and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in accordance with the terms of the Plan and the Plan Administration Trust Agreement; provided, that the Bankruptcy Court shall retain jurisdiction to resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with any of the foregoing.

8.               Equity Sale Transaction

The Debtors, or the Plan Administrator, may before, on, or after the Effective Date, in consultation with the Committees prior to the Effective Date and with the Representatives on or after the Effective Date, file the Equity Sale Transaction Motion if a viable Equity Sale Transaction is deemed to be value-maximizing to the estates in the business judgment of the Debtors or the Plan Administrator (as applicable). Among other things, the Equity Sale Transaction Motion (a) will provide a detailed description of the material terms of the Equity Sale Transaction, including any Equity Sale Transaction Proceeds, and related documentation, including, as applicable, any stock purchase agreement or similar documentation, the proposed identity of the new board, any required transfer restrictions, new organizational documents, the form of consideration to be received by the Debtors in connection with such Equity Sale Transaction, and any additional tax or securities-related disclosures relevant to stakeholders, which such disclosures may differ materially from those described herein and (b) may request that the Court extend the relief provided in the NOL Order through the closing of the Equity Sale Transaction or such other date as the Debtors may determine in their business judgment. All parties in interests’ rights to object to such Equity Sale Transaction are fully preserved, including as to whether the terms of such Equity Sale Transaction comply with section 1129(b) of the Bankruptcy Code

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9.               Exemption from Registration

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of Securities under the Plan.

a.	Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, any Securities offered, issued, or distributed pursuant to the Plan, including but not limited to, the Plan Administration Trust Interests (to the extent any such Plan Administration Trust Interests are deemed to be a Security) (a) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security pursuant to section 1145 of the Bankruptcy Code, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within 90 calendar days of such transfer, (y) has not acquired the Plan Administration Trust Interests from an “affiliate” of the Debtors within one year of such transfer, and (z) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (iii) the restrictions in the Lemonaid Organizational Documents and with respect to the Plan Administration Trust Interests, the restrictions in the Plan Administration Trust Agreement.

Should the Company elect on or after the Effective Date to reflect any ownership of any Securities to be issued under the Plan through the facilities of DTC, the Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. No disbursing agent shall be required to provide indemnification or other security to DTC in connection with any distributions to holders of Claims through the facilities of DTC.

b.	Section 4(a)(2) of the Securities Act and Regulation S Under the Securities Act

To the extent that section 1145 of the Bankruptcy Code is inapplicable (including with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), the offering, issuance, exchange, or distribution of any Securities pursuant to

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the Plan is or shall be conducted in a manner that is exempt from the registration requirements of section 5 of the Securities Act and applicable state and local securities laws pursuant to section 4(a)(2) of the Securities Act and/or the regulations promulgated thereunder (including Regulation D), Regulation S under the Securities Act and/or another available exemption from registration under Section 5 of the Securities Act. To the extent such Securities are issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D thereunder or Regulation S under the Securities Act, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

c.	Plan Administration Trust Interests

Plan Administration Trust Interests are not expected to be to be deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, or the provision of section 1145 of the Bankruptcy Code is expected to apply to such interests (except with respect to an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code) or the issuance of such Interests is expected to be exempt from the registration under Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration.

The Class B Plan Administration Trust Interests shall be transferable to the extent that the transferability thereof would not require the Plan Administration Trust to register the Interests under Section 12(g) of the Exchange Act, and otherwise shall not be transferable except as provided in the Plan Administration Trust Agreement.

The Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Interests under applicable securities laws.

10.            Cancellation of Existing Securities and Agreements

On the Effective Date, or such later date as determined by the Debtors or the Plan Administrator (in consultation with the Committees or the Representatives, as applicable) to the extent the Debtors or the Plan Administrator are in the process of pursuing a potential Equity Sale Transaction as of the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan or to the extent otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, the Confirmation Order, or the Plan Supplement, all agreements, instruments, certificates, and other documents evidencing Claims or Interests, without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, shall automatically be deemed discharged, cancelled, and of no further force and effect, and the obligations of the Debtors, any non-Debtor Affiliate, thereunder or in any way related thereto, including any Liens and/or Claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities,

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and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

11.            Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable law, any transfers of property pursuant to the Plan or the Confirmation Order, including (1) any and all transfers in connection with the vesting of assets in the Plan Administration Trust, (2) the issuance, distribution, transfer, or exchange of any Cash or other interest in the Debtors to the Holders of Claims and Interests, or (3) the making, assignment, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

12.            Corporate Action

Upon the Effective Date, all actions contemplated by the Plan (including any document contemplated by the Plan Supplement) shall be deemed authorized, and approved, without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Wind-Down Debtors, the Plan Administrator, or any other Entity, including, in each case, as applicable: (a) rejection or assumption, as applicable, of Executory Contracts; (b) the appointment of the Plan Administrator; (c) the transfer of Plan Administration Assets to the Plan Administration Trust; and (d) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan (including any document contained in the Plan Supplement) involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons or officers of the Debtors or Plan Administrator.

On or before the Effective Date, the appropriate officers of the Debtors or Plan Administrator, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions related to the Plan) in the name of and on behalf of the

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Debtors to the extent not previously authorized by the Bankruptcy Court, if and as applicable. The authorizations and approvals contemplated by Article IV.L of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

13.            Dissolution of the Board of the Debtors

As of the Effective Date, the existing boards of directors or managers, as applicable, of the Chrome Debtors shall be dissolved without any further action required on the part of the Chrome Debtors or Wind-Down Debtors, or their applicable officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Chrome Debtor or Wind-Down Debtor shall be dismissed without any further action required on the part of any such Debtor, the equity holders of the Chrome Debtors, the officers, directors, or managers, as applicable, of the Chrome Debtors, or the members of any Chrome Debtor.

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, and manager, as applicable, of the Chrome Debtors with respect to their affairs. Subject in all respects to the terms of the Plan, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Chrome Debtors, and shall: (a) file a certificate of dissolution for any of the Chrome Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Chrome Debtors under the applicable laws of the applicable state(s) of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Chrome Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

The filing by the Plan Administrator of any of the Chrome Debtors’ certificates of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of any of the Chrome Debtors or any of their Affiliates.

14.            Effectuating Documents; Further Transactions

The Debtors, the Wind-Down Debtors, and the Plan Administrator are authorized to and may issue, execute, deliver, file, or record such contracts, instrument, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and evidence the terms and conditions of the Plan, in each case, in the name of and on behalf of the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, without the need for any approvals, authorization or consents except those expressly required pursuant to the Plan.

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D.	Treatment of Executory Contracts

1.               Assumption and Rejection of Executory Contracts

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts shall be deemed rejected, without the need for any further notice to or action, Order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract: (1) was previously assumed, assumed and assigned, or rejected by the Debtors, pursuant to an Order of the Bankruptcy Court; (2) previously expired or terminated pursuant to its terms; (3) is the subject of a motion to assume, assume and assign, or reject or notice of the same pursuant to procedures for assumption, assumption and assignment, or rejection established by the Bankruptcy Court filed by the Debtors that is pending on or before the date of entry of the Confirmation Order; (4) is specifically described in the Plan as to be assumed in connection with Confirmation of the Plan or designated as a contract or lease to be assumed by Debtors or the Plan Administrator, as applicable, on the Schedule of Assumed Executory Contracts; or (5) is an Insurance Policy.

Subject to and upon the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections of Executory Contracts provided for in the Plan, the Confirmation Order or the Schedule of Assumed Executory Contracts, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided that neither the Plan nor the Confirmation Order is intended to or shall be construed as limiting the Debtors’ authority under the Sale Order or the Confirmation Order to assume and assign Executory Contracts to the Purchasers pursuant to the Purchase Agreements; provided further that nothing in the Plan shall alter the Schedule of Transferred Contracts or Schedule of Supplemental Transferred Contracts included in the Notice of Filing of Revised Schedule of Transferred Contracts [Docket No. 984]. Any Filed motions to assume, assume and assign, or reject any Executory Contracts (or Filed objection with respect to the proposed assumption, assumption and assignment, or rejection of such contract) that are pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order but may be withdrawn, settled, or otherwise prosecuted by the Plan Administrator, with any such disposition to be deemed to effect an assumption, assumption and assignment, or rejection, as applicable, as of the Effective Date.

All Executory Contracts listed on the Schedule of Assumed Executory Contracts will be deemed assumed by the Debtors or the Plan Administrator, as applicable, as of the Effective Date, unless an alternative effective date of assumption is identified on the Schedule of Assumed Executory Contracts and agreed upon by the Debtors and the applicable counterparties to the applicable Executory Contracts.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or to exercise any other rights with respect thereto.

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2.               Claims Based on Rejection of Executory Contracts

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court or with the Notice and Claims Agent within 30 days after the later of (1) the date of service of notice of entry of an Order of the Bankruptcy Court (including the Confirmation Order) approving such rejection and (2) the effective date of such rejection. Claims arising from the rejection of Executory Contracts under the Plan and the Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions in the Plan. Any Claims arising from the rejection of an Executory Contract not Filed with the Bankruptcy Court or with the Notice and Claims Agent within such time shall be Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Wind-Down Debtors, the Estates, the Plan Administration Trust, or their respective property.

3.               Cure of Defaults for Assumed Executory Contracts

The Debtors or the Plan Administrator, as applicable (it being understood that the assumption and assignment of the Executory Contracts pursuant to the Purchase Agreements shall be authorized and governed by the Sale Order or the Confirmation Order, as applicable, and, in the event of any inconsistency between the Plan and Sale Order concerning the assumption and assignment of an Executory Contract and related Cures, the terms of the Sale Order shall govern and control) shall pay any undisputed portion of a Cure Claim, if any, on the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. The Debtors may agree with the applicable counterparty to an Executory Contract to be assumed to segregate the aggregate amount of the disputed portion of a Cure Claim on the Effective Date. Within seven days of the resolution of the disputed portion of a Cure Claim (whether by Order of the Bankruptcy Court or agreement among the parties), the Debtors or the Plan Administrator, as applicable, shall pay the disputed portion of the Cure Claim to the applicable counterparty. Any Cure Claim on account of a monetary default shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Plan Administrator of the Cure Claim; provided that nothing in the Plan shall prevent the Plan Administrator from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Debtors or the Plan Administrator, as applicable, also may settle any Cure Claim without any further notice to or action, Order, or approval of the Bankruptcy Court; provided, however, that the Plan Administrator shall provide notice of any such settlement to the Representatives and, if applicable, the Lemonaid Purchaser or the Chrome Purchaser, as applicable.

Any monetary defaults under each Executory Contract to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Debtors or the Plan Administrator, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the Cure Claim

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payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that the Debtors or the Plan Administrator, as applicable, may settle any such dispute without any further notice to, or action, Order, or approval of the Bankruptcy Court or any other Entity; provided, however, that the Plan Administrator shall provide notice of any such settlement to the Representatives and, if applicable, the Lemonaid Purchaser or the Chrome Purchaser, as applicable.

The Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Claim amounts to be filed and served on applicable counterparties, which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court; provided that, with respect to any Executory Contract that is added to the Schedule of Assumed Executory Contracts after such schedule is initially filed, the Debtors shall provide for such notice to be filed and served to applicable counterparties as soon as reasonably practicable after the applicable Executory Contract is added to the Schedule of Assumed Executory Contracts. Any objection by a counterparty to an Executory Contract to a proposed assumption or assumption and assignment on any grounds or related amount of the Cure Claim must be Filed, served, and actually received by the Debtors no later than 14 days after service of such notice. Any counterparty to an Executory Contract that fails to timely object to the proposed assumption will be deemed to have assented to such assumption or assumption and assignment and any objection shall be Disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Wind-Down Debtor or the Plan Administration Trust, without the need for any objection by the Wind-Down Debtors, the Plan Administrator, or any other party in interest or any further notice to or action, Order, or approval of the Bankruptcy Court.

If there is a timely Filed objection regarding (1) the amount of any Cure Claim; (2) the ability of the Wind-Down Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract to be assumed; or (3) any other matter pertaining to assumption or the cure amounts required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Plan Administrator and the counterparty to the Executory Contract. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract is greater than the amount set forth in the applicable cure notice, the Debtors or the Plan Administrator, as applicable, will have the right, at such time, to remove such Executory Contract from the Schedule of Assumed Executory Contracts up to 10 Business Days after entry of such order, in which case such Executory Contract shall be deemed rejected as of the date that the amended Schedule of Assumed Executory Contract is Filed; provided that, after the deadline to assume an unexpired lease under section 365(d)(4), an unexpired lease can only be removed from the Scheduled of Assumed Executory Contracts if the applicable counterparty consents to such rejection. If any such dispute is not resolved within 30 days following the Effective Date, the Plan Administrator or the counterparty to such Executory Contract may seek relief from the Bankruptcy Court to immediately adjudicate the dispute.

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Assumption of any Executory Contract pursuant to the Plan or otherwise, full payment of any applicable Cure Claim, and cure of any nonmonetary defaults pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any Cure Claims, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract at any time prior to the effective date of assumption, upon the payment of all applicable Cure amounts and cure of any nonmonetary defaults. The Plan Administrator may file periodic objections to Proofs of Claim (including with corresponding Proofs of Claim numbers) based upon Executory Contracts that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Claim has been fully paid pursuant to Article V.C of the Plan, and, after a period of at least 30 days for any party in interest to object, such Proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date, subject to entry of an Order by the Bankruptcy Court.

4.               Preexisting Obligations to the Debtors Under Executory Contracts

Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts. For the avoidance of doubt, the rejection of any Executory Contracts pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such Executory Contracts.

5.               Indemnification Obligations

Except as set forth in the Plan Supplement, all Indemnification Provisions, consistent with applicable law, currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, engagement letters, other organizational documents, board resolutions, indemnification agreements, employment contracts, D&O Liability Insurance Policies, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of each of the Debtors, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors than the Indemnification Provisions in place prior to the Effective Date; provided, however, that any Indemnification Provisions arising under an Executory Contract between the Debtors and any Excluded Party shall not be Reinstated and such Executory Contract shall not be assumed by the applicable Debtors under the Plan, in each case to the fullest extent permitted under applicable law.

6.               Insurance Policies

Notwithstanding anything to the contrary in the Plan, the Confirmation Order, any other Definitive Document, any notice of any Cure amounts or Cure Claim, the Sale Order, the Bar Date Order, any claim objection, any other document or notice related to any of the foregoing or

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any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, solely to the extent the Insurance Policies are executory, the Plan Administration Trust shall be deemed to have assumed all Insurance Policies, unaltered and in their entireties, pursuant to sections 105 and 365 of the Bankruptcy Code and, after the foregoing assumption of the Insurance Policies, all of the Insurance Policies shall vest, unaltered and in their entireties, in the Plan Administration Trust; (b) on and after the Effective Date, the Plan Administration Trust, on behalf of the Wind-Down Debtors, shall become and remain liable in full for all of its, the Debtors’, and the Wind-Down Debtors’ obligations under the Insurance Policies regardless of whether such obligations arise before, on, or after the Effective Date, without the need or requirement for any insurers to file or serve any notice of recoupment or a request, application, claim, Proof of Claim or motion for payment or allowance of any Administrative Claim or any objection to a proposed Cure amount and without any insurers being subject to any bar date, Administrative Claims Bar Date, or similar deadline governing Cure amounts or other Claims, (c) nothing (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any Insurance Policies or (ii) alters or modifies the obligation, if any, of the insurers to pay claims covered by Insurance Policies and their right to seek payment or reimbursement from the Debtors (or, after the Effective Date, the Plan Administration Trust) or draw on any collateral or security therefor; (d) nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Policy and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Policy without the prior express written consent of the applicable insurer; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against an insurer under applicable non-bankruptcy law to proceed with their claims; (ii) the insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) workers’ compensation claims, (2) claims where a claimant asserts a direct claim against any insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (3) all costs in relation to each of the foregoing; and (iii) the insurers to cancel any Insurance Policies and take other actions relating to the Insurance Policies (including effectuating a setoff and/or asserting any recoupment or subrogation rights or claims).

In addition, after the Effective Date, none of the Wind-Down Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Liability Insurance Policy for the full term of such D&O Liability Insurance Policy, to the extent set forth therein and in accordance with and subject in all respects to the terms and conditions of such D&O Liability Insurance Policy, which shall not be altered, regardless of whether such directors and officers remain in such positions after the Effective Date.

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Following the Effective Date, the Plan Administrator will, in consultation with the Representatives, collect all applicable proceeds of Insurance Policies, including the Cyber Insurance Policies, and create appropriate reserves in connection therewith, including but not limited to the Cyber Insurance Reserve.

7.               Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan or the Confirmation Order, all Executory Contracts that are assumed or assumed and assigned shall include all exhibits, schedules, modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contracts, and affect Executory Contracts related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan or the Confirmation Order.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter (1) the prepetition nature of such Executory Contracts or (2) the validity, priority, or amount of any Claims that may arise in connection therewith, except as set forth under the express terms of any such modification, amendment, supplement, or restatement.

8.               Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming, assuming and assigning, or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

9.               Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or that any of the Debtors, the Wind-Down Debtors, or the Plan Administration Trust have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Wind-Down Debtors shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

E.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims and Interests

1.               Allowance of Claims

Except as expressly provided in the Plan or in any Order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), and consistent with the Claims Reconciliation Procedures to be approved by the Bankruptcy Court, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy

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Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim. The Debtors or the Plan Administrator, in consultation with the Representatives, as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy law, in accordance with the Claim Reconciliation Procedures, and the Plan Administration Trust Agreement.

2.               Claims Reconciliation Procedures and Omnibus Claims Objections

Claims in Class 7 and Class 9 that are not Allowed as of the Effective Date shall be subject to certain omnibus claims objection procedures (the “Omnibus Claims Objection Procedures”) claims reconciliation procedures (the “Claims Reconciliation Procedures”), in each case to be agreed to by the Debtors, the Creditors’ Committee and the Official Equity Committee, substantially in the forms to be filed in these Chapter 11 Cases prior to the Confirmation Date but no later than the filing of the Plan Supplement, which will be approved pursuant to the Confirmation Order or another order of the Bankruptcy Court. The Omnibus Claims Objection Procedures and Claims Reconciliation Procedures shall establish, among other things, (a) an efficient and expedited process for objecting to, reconciling and resolving Claims in Class 7 and Class 9, including the estimation of such Claims as necessary, (b) procedures for the sharing of information between the Plan Administrator and the Representatives; and (c) delegation of duties and oversight amongst the Plan Administrator and the Representatives, as applicable, with respect to such claims reconciliation process. On or after the Effective Date, the Plan Administrator may modify the Claims Reconciliation Procedure in consultation with the Representatives.

3.               Estimation of Claims and Interests

Before, on, or after the Effective Date, the Debtors or the Plan Administrator, may, in consultation with the Representatives and solely with respect to Lemonaid Commercial Claims, with notice to the Lemonaid Purchaser, at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason or Disputed Interest, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest; provided that such limitation shall not apply to Claims against any of the Debtors requested by the Debtors to be estimated for voting purposes only.

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Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 14 calendar days after the date on which such Claim or Interest is estimated. All of the aforementioned Claims and Interest objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims against any of the Debtors or Wind-Down Debtors, as applicable, may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

4.               Adjustment to Claims

Any duplicate Claim or Interest, any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled or otherwise expunged (including pursuant to the Plan or the Confirmation Order), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Plan Administrator after providing notice and a period of at least 30 days for any party in interest to object, without any further notice to or action, Order, or approval of the Bankruptcy Court.

5.               Objections to Claims

Except as otherwise specifically provided in the Plan or the Confirmation Order, and in accordance with the Claims Reconciliation Procedures, the Debtors, and after the Effective Date, the Plan Administrator shall have the sole authority to: (a) File and prosecute objections to Claims or Interests; (b) settle, compromise, withdraw, litigate to judgment, or otherwise resolve any and all objections to Claims or Interests (c) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (d) direct the Notice and Claims Agent to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court, in each case, subject to the rights of the Representatives to object to any such actions taken by the Plan Administrator as set forth in the Plan Administration Trust Agreement, and solely with respect to Lemonaid Commercial Claims, with notice to the Lemonaid Purchaser. For the avoidance of doubt, except as otherwise provided in the Plan, after the Effective Date, the Plan Administrator shall have the right to object to Claims and Interests and shall retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately before the Effective Date, including the Causes of Action retained pursuant to Article IV.F of the Plan. A motion to extend the Claims Objection Deadline shall automatically extend the deadline until the Court enters an order on such motion.

6.               Disallowance of Claims or Interests

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court Order with respect

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thereto has been entered and all sums due, if any, by that Entity have been turned over or paid to the Plan Administrator. All Claims Filed on account of an indemnification obligation to a director, manager, officer, or employee of the Debtors as of the Effective Date shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed by the Plan Administrator, or honored or reaffirmed, as the case may be pursuant to the Plan, without any further notice to or action, Order, or approval of the Bankruptcy Court.

Except as provided in the Plan or otherwise agreed to by the Debtors or the Plan Administrator, as applicable, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Filed Claim has been deemed timely Filed by a Final Order.

7.               No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim becomes an Allowed Claim.

8.               Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the Order or judgment of the Bankruptcy Court Allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim unless such Holder is entitled to Post-Petition Interest under Article IV.D of the Plan.

F.	Provisions Governing Distributions

1.               Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan or the Confirmation Order, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

Subject to Article VII of the Plan, distributions under the Plan on account of Allowed Claims or Allowed Interests shall not be subject to levy, garnishment, attachment, or like legal

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process, so that each Holder of an Allowed Claim or Allowed Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Plan Administrator, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct. Distributions to Holders of Claims or Interests related to publicly held Securities shall be made to such Holders in exchange for such Securities, which shall be deemed canceled as of the Effective Date.

2.               Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Debtors, the Plan Administrator, the GUC Representative (solely as to Allowed General Unsecured Claims), or the Equity Representative (solely as to Allowed Interests) as Distribution Agent or such other Entity designated by the Debtors, the Plan Administrator, the GUC Representative, or the Equity Representative as a Distribution Agent on or after the Effective Date. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties.

3.               Distribution Record Date

On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders, if any, listed on the Claims Register as of the close of business on the Distribution Record Date. The Distribution Agent shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Claims or disputes over any Cure Claims, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the Non-Debtor party to the applicable Executory Contract as of the Effective Date, even if such Non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim. The Distribution Record Date shall not apply to publicly held Securities deposited with DTC and, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors or the Plan Administrator, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions as applicable.

4.               Rights and Powers of Distribution Agent

a.	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by Order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the Plan’s provisions.

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b.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court and subject to the prior consent of the Plan Administrator, the amount of any reasonable and documented fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Plan Administrator in the ordinary course, in accordance with the Plan Administration Trust Agreement.

5.               Delivery of Distributions and Undeliverable or Unclaimed Distributions

a.	Delivery of Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Distribution Agent: (a) at the addresses set forth on the respective Proofs of Claim Filed by Holders of such Claims; (b) at the address for a Claim transferee set forth in a valid and timely notice of transfer of Claim Filed with the Bankruptcy Court; (c) at the addresses set forth in any written notice of address change Filed with the Bankruptcy Court or delivered to the applicable Disbursing Agent after the date of Filing of any related Proof of Claim; (d) at the addresses reflected in the Debtors’ Schedules if no Proof of Claim has been Filed and the applicable Disbursing Agent has not received a written notice of a change of address; or (e) if clauses (a) through (d) are not applicable, at the last address directed by such Holder after such Claim becomes an Allowed Claim.

No fractional units of Plan Administration Trust Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest otherwise would result in the issuance of units of Plan Administration Trust Interests that is not a whole number, such units of Plan Administration Trust Interests shall be rounded as follows: (a) fractions of greater than one-half shall be rounded to the next higher whole number and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment on account thereof. The total number of authorized and/or issued units of Plan Administration Trust Interests to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

b.	Minimum Distributions

No payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the distribution shall reflect a rounding of such fraction to the nearest whole penny, rounded down to the next lower whole cent. Claimants whose aggregate distributions total less than $100 shall not be entitled to a distribution under the Plan, and each such Claim to which this limitation applies shall be discharged pursuant to Article VIII of the Plan and its Holder is forever barred pursuant to Article VIII of the Plan from asserting that Claim against the Debtors, the Wind-Down Debtors, the Plan Administration, or their respective property; provided, however, that the foregoing shall not apply to distributions to Holders of Allowed Claims in Classes 3, 4 and 5.

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c.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of an Allowed Claim or Allowed Interest (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without any additional interest accruing; provided that unless such Holder asserts a claim for an undeliverable Distribution within 90 days after such distribution is made, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. After such date, all unclaimed property or interests in property shall revert to the Plan Administration Trust automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheatment, abandoned property, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder related to such property or interest in property shall be discharged and forever barred.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 90 calendar days for Allowed Claims, from and after the date of first issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Distribution Agent by the Holder of the relevant Allowed Claim within the 90-calendar day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check), as applicable, shall be automatically discharged and forever barred, and such funds shall revert to the Plan Administrator (notwithstanding any applicable federal, provincial, state or other jurisdiction escheat, abandoned, or unclaimed property laws to the contrary).

6.               Manner of Payment

At the option of the Distribution Agent, any Cash distribution to be made hereunder may be made by check, wire transfer, automated clearing house, or credit card, or as otherwise required or provided in applicable agreements.

7.               Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, the Wind-Down Debtors, the Plan Administrator, the Representatives, or the applicable Distribution Agent, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Wind-Down Debtors, the Plan Administrator, the Representatives, or the applicable Distribution Agent, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

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The Distribution Agent may require any Holder of any Claim to complete the appropriate IRS Form W-8 or IRS Form W-9 as a prerequisite to receiving any distribution under the Plan. If a Holder of any Claim does not provide to the applicable Distribution Agent, within 90 days of a written request, all documentation that, in the applicable Distribution Agent’s reasonable business judgment, is necessary to determine that all tax withholding and reporting requirements for such Claim, including the appropriate IRS Form W-8 or IRS Form W-9, the distribution in respect of such Claim shall be deemed Disallowed and expunged in its entirety and the funds shall revert to the Plan Administration Trust for all purposes, including, but not limited to, redistribution to the other Holders of Claims in accordance with the terms of the Plan. In such event, the Claim of the Holder originally entitled to such distribution shall be waived and forever barred without further order of the Bankruptcy Court.

Notwithstanding any other provision of the Plan to the contrary, each Holder of a Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Amounts properly withheld from distributions made under the Plan and paid over to the applicable taxing authority for the account of any Holder will be treated as amounts distributed to such Holder.

8.               Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest (if any) provided for by the Plan, including Post-Petition Interest.

9.               Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, as of the Petition Date.

10.            Setoffs and Recoupment

Except as expressly provided in the DIP Orders, the Confirmation Order, and the Plan, each Debtor or the Plan Administrator, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any payments or distributions to be made pursuant to the Plan on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Debtor or the Plan Administrator may hold against the Holder of such Allowed Claim; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or the Plan Administrator, as applicable, of any and all claims, rights, and Causes of Action that such Debtor or the Plan Administrator, as applicable, may possess against the applicable Holder.

Notwithstanding anything to the contrary in the Plan, but subject to the Bar Date Order (including the requirement that all Proofs of Claim state whether a Claim is subject to a right of

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setoff or recoupment) and the automatic stay, nothing shall modify the rights, if any, of any Holder of Allowed Claims or any current or former party to an Executory Contract to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law with respect to undisputed amounts owing to or held by it, including (1) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their unexpired leases with the Debtors or any successors to the Debtors under the Plan; (2) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; (3) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors or the Plan Administrator; or (4) assertion of rights of setoff and/or recoupment in connection with periodic reconciliations in accordance with the terms of assumed unexpired leases.

11.            Claims Paid or Payable by Third Parties

a.	Claims Paid by Third Parties

The Debtors or the Plan Administrator, as applicable, shall reduce a Claim, and such Claim (or portion thereof) shall be Disallowed without a Claims objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or the Plan Administrator. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and also receives payment from a party that is not a Debtor or the Plan Administrator on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the Plan Administrator to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Plan Administrator annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

b.	Claims Payable by Third Parties

No distributions under the Plan need be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ or Wind-Down Debtors’ insurance policies, as applicable, until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim against any Debtor, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court.

c.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as otherwise provided in the Plan or Confirmation Order, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything

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contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

G.	Release, Injunction, and Related Provisions

1.               Settlement, Compromise, and Release of Claims and Interests

The Lemonaid Debtors are entitled to a discharge of obligations pursuant to section 1141(d)(1) of the Bankruptcy Code, except as otherwise specifically provided in the Plan, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to the Plan or the Confirmation Order, including the Plan Supplement and Definitive Documents. The Chrome Debtors are liquidating and are not entitled to a discharge of obligations pursuant to section 1141(d)(3) of the Bankruptcy Code with regard to any Holders of Claims or Interests against the Chrome Debtors. Section 1141(c) nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Interests against the Chrome Debtors. As such, no Entity holding a Claim or Interest against the Chrome Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Entity under the Plan. All parties are precluded from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order.

If the Debtors make the Equity Sale Transaction Election, the Chrome Debtors may choose to reorganize instead of liquidate pursuant to the terms of the Equity Sale Transaction. If the Chrome Debtors reorganize pursuant to any Equity Sale Transaction, then the Chrome Debtors will be entitled to a discharge of obligations pursuant to section 1141(d)(1) of the Bankruptcy Code, except as otherwise specifically provided in this Plan, the Confirmation Order, in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, including the Plan Supplement and Definitive Documents, or in any Order approving the Equity Sale Transaction Motion. If the Debtors make the Equity Sale Transaction Election, additional information regarding any Equity Sale Transaction, including any discharge of the Chrome Debtors, will be provided in the Equity Sale Transaction Motion.

The distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, compromise, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Plan Administrator), Interests, and Causes of Action of any nature whatsoever, including the Post-Petition Interest accrued on certain Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by current or former employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind

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specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Therefore, notwithstanding anything in section 1141(d)(3) to the contrary with respect to the Chrome Debtors, all Persons or Entities who have held, hold, or may hold Claims or Interests based upon any act, omission, transaction, or other activity of any kind or nature related to the Debtors or the Chapter 11 Cases, that occurred prior to the Effective Date, other than as expressly provided in the Plan, shall be precluded and permanently enjoined on and after the Effective Date from interfering with the use and distribution of the Debtors’ assets in the manner contemplated by the Plan. The Confirmation Order shall be a judicial determination of the settlement, compromise, and release of all Claims and Interests subject to the occurrence of the Effective Date.

2.               Debtor Release

Notwithstanding anything else contained in the Plan to the contrary, to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each and all of the Debtors, the Wind-Down Debtors, and their Estates, including any successors to the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Wind-Down Debtors, or their Estates (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Wind-Down Debtors, the assertion or enforcement of rights and remedies against the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Causes of Action, or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the formulation, preparation, dissemination, negotiation, or Filing of the Purchase Agreements or the implementation of the transactions contemplated by those agreements, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, the

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Plan Administration Trust Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Sale Transactions, the Wind-Down Transactions, any Equity Sale Transaction that occurs on or before the Effective Date (if any), or the establishment of the Plan Administration Trust, and any contract, instrument, release, or other agreement or document created or entered into in connection with the Purchase Agreements, the Sale Transactions, the DIP Facility, the Disclosure Statement, the Definitive Documents, any Equity Sale Transaction that occurs on or before the Effective Date (if any), the GUC Settlement Agreements, the Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, any action or actions taken in furtherance of or consistent with the administration of the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained in the Plan to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Wind-Down Transactions, the obligations arising under any Definitive Document to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2) the rights of Holders of Allowed Claims or Interests to receive distributions under the Plan, or (3) any Retained Causes of Action, including Causes of Action included on the Schedule of Retained Causes of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in Article VIII.B of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases in Article VIII.B of the Plan are: (1) essential to Confirmation of the Plan; (2) an exercise of the Debtors’ business judgment; (3) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing the Plan; (4) a good-faith settlement and compromise of the Claims and Causes of Action released by the Debtor Releases in Article VIII.B of the Plan; (5) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (6) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (7) a bar to any of the Debtors, the Wind-Down Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Releases in Article VIII.B of the Plan.

3.               Third-Party Release

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, pursuant to Bankruptcy Rule 9019 and to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the

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adequacy of which is hereby confirmed, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each Releasing Party (in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities) from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Cause of Action, or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the formulation, preparation, dissemination, negotiation, or Filing of the Purchase Agreements or the implementation of the transactions contemplated by those agreements, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, the Plan Administration Trust Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Sale Transaction, the Wind-Down Transactions, or the establishment of the Plan Administration Trust, any Equity Sale Transaction that occurs on or before the Effective Date (if any), and any contract, instrument, release, or other agreement or document created or entered into in connection with the Purchase Agreements, the Sale Transactions, the DIP Facility, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, the Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, any Equity Sale Transaction that occurs on or before the Effective Date (if any), the pursuit of Confirmation, the administration and implementation of the Plan, any action or actions taken in furtherance of or consistent with the administration of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained in the Plan to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Wind-Down Transactions, the obligations arising under the Definitive Documents to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2)  the rights of Holders of Allowed Claims or Interests to receive distributions under

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the Plan, or (3) any Retained Causes of Action, including Causes of Action included on the Schedule of Retained Causes of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in Article VIII.B of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases in Article VIII.C of the Plan are: (1) essential to Confirmation of the Plan; (2) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing the Plan; (3) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases in Article VIII.C of the Plan; (4) in the best interests of the Debtors and their Estates and all Holders of Claims and Interests; (5) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (6) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases in Article VIII.C of the Plan.

Without limiting the foregoing, from and after the Effective Date, any Entity that is given the opportunity to opt out of the releases contained in Article VIII.C of the Plan and does not exercise such opt out is a Releasing Party and may not assert any Claim or other Cause of Action against any Released Party based on or relating to, or in any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (a) that opted out of the releases contained in Article VIII.C of the Plan or (b) was deemed to reject the Plan may not assert any Claim or other Cause of Action against any Released Party for which it is asserted or implied that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XI of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying Claim or Cause of Action; provided, however, that nothing in this paragraph requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law.

4.               Exculpation

Except as otherwise expressly provided in the Plan or the Confirmation Order, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Claim or Cause of Action related to any act or omission arising on or after the Petition Date and through the Effective Date in

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connection with, relating to, or arising out of, the Chapter 11 Cases, the Wind-Down Transactions, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Sale Transactions, the Definitive Documents, the GUC Settlement Agreements, the establishment of the Plan Administration Trust, any Equity Sale Transaction that occurs on or before the Effective Date (if any), or any transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Sale Transactions, any Equity Sale Transaction that occurs on or before the Effective Date (if any), the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, the Wind-Down Transactions or the distribution of property under the Plan or any other related agreement.

The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

5.               Injunction

Pursuant to 11 U.S.C. § 362(c)(1), the automatic stay of an act against property of the Debtors’ estates will continue until such property is no longer property of the Debtors’ estates, and pursuant to 11 U.S.C. §362(c)(2), the stay of any other act described in 11 U.S.C. § 362(a) continues until the earlier of the closure or dismissal of these Chapter 11 Cases. In addition, as of the Effective Date and subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims or Interests that are fully satisfied pursuant to the Plan or any Claim or Interest that is subject to the releases and exculpations set forth in the Plan shall be precluded and permanently enjoined on and after the Effective Date from enforcing, pursuing, or seeking any setoff or relief with respect to such Claims or Interests, except for the receipt of the payments or Distributions that are contemplated by the Plan.

For the avoidance of doubt, the foregoing relief may include (but is not limited to):

a.	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests;
b.	enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order on account of or in connection with or with respect to any such Claims or Interests;
c.	creating, perfecting, or enforcing any encumbrance of any kind on account of or in connection with or with respect to any such Claims or Interests;
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d.	asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors, the Wind-Down Debtors, the Released Parties or the Exculpated Parties, or against the property of any of the foregoing, on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and
e.	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, compromised, or settled pursuant to the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Exculpated Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action related to the Chapter 11 Cases prior to the Effective Date, the formulation, preparation, dissemination, negotiation, or Filing of the Disclosure Statement, the Plan, the Plan Supplement, the Purchase Agreements, the Definitive Documents, the DIP Facility, the GUC Settlement Agreements, any Equity Sale Transaction that occurs on or before the Effective Date (if any), or any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the Sale Transactions, any Equity Sale Transaction that occurs on or before the Effective Date (if any), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, without regard to whether such Person or Entity is a Releasing Party, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Wind-Down Debtor, or Exculpated Party.

The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan, the Confirmation Order or other document, instrument, or agreement (including those attached to the Disclosure Statement, or included in the Plan Supplement) executed to implement the Plan and the Confirmation Order from bringing an action to enforce the terms of the Plan, the Confirmation Order or such document, instrument, or agreement (including those attached to the Disclosure Statement, or included in the Plan Supplement) executed to implement the Plan and the Confirmation Order. The injunction in the Plan shall

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extend to any successors and assigns of the Debtors and the Wind-Down Debtors and their respective property and interests in property.

For the avoidance of doubt, Article VIII.E of the Plan shall not constitute a discharge under section 1141(d) of the Bankruptcy Code except as expressly set forth in the Plan.

6.               Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in the Plan expressly acknowledges that although ordinarily a general release may not extend to Claims that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

7.               Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Wind-Down Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against the Wind-Down Debtors, or another Entity with whom the Wind-Down Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases, but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.               Document Retention

On and after the Effective Date, the Wind-Down Debtors will maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Wind-Down Debtors.

9.               Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of Allowance or Disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a

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Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

H.	Conditions Precedent to Consummation of the Plan

1.               Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B thereof:

a.	the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall not have been reversed, subject to a stay as of the Effective Date, modified, or vacated on appeal;
b.	the Definitive Documents shall have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties;
c.	any and all requisite governmental, regulatory, and third party approvals and consents shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired or terminated without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Wind-Down Transactions;
d.	all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;
e.	the Administrative / Priority Claims Reserve shall have been established and/or funded in full;
f.	the Plan Administration Trust Assets shall have been transferred to the Plan Administration Trust;
g.	the Plan Administration Trust Agreement shall have been executed by the parties thereto; and
h.	the Plan Administrator and the Representatives shall have been appointed and assumed their rights and responsibilities under the Plan, and the Plan Administration Trust Agreement, as applicable, and the Plan Administration Trust shall have been established in accordance with the terms of the Plan Administration Trust Agreement.
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2.               Waiver of Conditions

Any condition to the Effective Date of the Plan set forth in Article IX.A thereof may be waived, in whole or in part, by the Debtors without notice, leave, or Order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, provided that the conditions set forth in Article IX.A(f) and (g) thereof may be waived in whole or in part by an agreement between the Debtors, the Creditors’ Committee, and the Official Equity Committee.

3.               Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

4.               Effect of Nonoccurrence of a Condition

If the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; and (2) nothing contained in the Plan, or the Disclosure Statement, shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

I.	Modification, Revocation, or Withdrawal of the Plan

1.               Modification and Amendments

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan), at any time prior to the Confirmation Hearing, the Debtors reserve the right, in consultation with the Creditors’ Committee and the Official Equity Committee to modify the Plan without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Plan Administrator, as applicable, may initiate proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and intent of the Plan.

After the Confirmation Date, but before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan (including the Plan Supplement) without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests.

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2.               Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof in accordance are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

3.               Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then, absent further order of the Bankruptcy Court: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Classes of Claims or Interests), assumption or rejection of Executory Contracts effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor, any Holder, any Person, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor, any Holder, any Person, or any other Entity.

4.               Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases, the Confirmation Order, and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

a.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;
b.	decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan;
c.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including Cure Claims; (b) any dispute regarding whether a contract or lease is or was executory, expired, or terminated; (c) any potential contractual obligation under any Executory Contract that is
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assumed; (d) any other issue related to any Executory Contracts; or (e) any dispute regarding whether the Plan or any Wind-Down Transactions trigger any cross-default or change of control provision in any contract or agreement;

d.	resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to any Cure Claim, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;
e.	resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation of the Sale Order;
f.	ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and the Plan Administration Trust Agreement and adjudicate any and all disputes arising from or relating to distributions under the Plan or the Confirmation Order;
g.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
h.	adjudicate, decide, or resolve any and all matters related to Causes of Action that may arise from or in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
i.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
j.	enter and implement such Orders as may be necessary or appropriate to construe, execute, implement, or consummate the provisions of the Plan or the Confirmation Order and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan, the Confirmation Order, or this Disclosure Statement, including but not limited to the Plan Administration Trust Agreement;
k.	enter and enforce any Order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
l.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Confirmation Order or any Entity’s
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obligations incurred in connection with the Plan or the Confirmation Order and the administration of the Estates;

m.	hear and determine disputes arising in connection with the interpretation, implementation, effect, or enforcement of the Plan, the Plan Supplement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
n.	issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate in aid of execution, implementation, or Consummation of the Plan or to restrain interference by any Entity with Consummation or enforcement of the Plan or the Confirmation Order;
o.	adjudicate, decide, or resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII of the Plan, and enter such Orders as may be necessary or appropriate to implement such discharges, releases, injunctions, exculpations, and other provisions;
p.	adjudicate, decide, or resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VII.K of the Plan;
q.	enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
r.	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Plan Supplement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including but not limited to the Plan Administration Trust Agreement; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court or arbitration forum;
s.	adjudicate any and all matters relating to the Plan Administration Trust, the Plan Administration Trust Agreement, or the Plan Administration Trust Assets;
t.	adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated thereby;
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u.	consider any modifications of the Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court Order, including the Confirmation Order;
v.	determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;
w.	adjudicate, decide, or resolve disputes as to the ownership of any Claim or Interest;
x.	adjudicate, decide, or resolve all matters related to any subordinated Claim;
y.	adjudicate, decide, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
z.	grant any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code;
aa.	enforce all Orders entered by the Bankruptcy Court in connection with the Chapter 11 Cases;
bb.	enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Person or Entity’s rights arising from or obligations incurred in connection with the Plan;
cc.	hear any other matter not inconsistent with the Bankruptcy Code; and
dd.	enter an Order concluding or closing any or all of the Chapter 11 Cases.

Nothing in the Plan limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article XI of the Plan, the provisions of such Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

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Unless otherwise specifically provided in the Plan or in a prior Order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

J.	Miscellaneous Provisions

1.               Immediate Binding Effect

Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Wind-Down Debtors, the Plan Administration Trust, and any and all Holders of Claims or Interests (regardless of whether their Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan or the Confirmation Order, each Entity acquiring property under the Plan or the Confirmation Order, and any and all Non-Debtor parties to Executory Contracts with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan and the Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on the Plan.

2.               Waiver of Stay

The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order shall be waived by the Confirmation Order. The Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

3.               Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Confirmation Order. The Debtors, the Wind-Down Debtors, the Plan Administrator, and the Plan Administration Trust, as applicable, and all Holders of Allowed Claims receiving distributions pursuant to the Plan and the Confirmation Order and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan and the Confirmation Order.

4.               Payment of Certain Fees

All fees due and payable before the Effective Date pursuant to section 1930(a) of the Judicial Code shall be paid by each of the Debtors, the Wind-Down Debtors or the Plan Administrator, as applicable, for each quarter (including any fraction thereof), until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first; provided that on and after the Effective Date, the Plan Administrator or any entity making disbursements on behalf of the Debtors or the Wind-Down Debtors shall (1) pay in full in cash when due and payable, and shall be responsible for paying, any and all such fees and interest with respect to any and all

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disbursements (and any other actions giving rise to such fees and interest) of the Debtors or the Wind-Down Debtors, and (2) File in the Chapter 11 Cases (to the extent they have not yet been closed, dismissed, or converted) quarterly reports as required by the Bankruptcy Code, Bankruptcy Rules, and Local Rules, as applicable, in connection therewith. The U.S. Trustee shall not be required to file any proof of claim or request for payment for quarterly fees.

5.               Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor or any other Entity with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any Entity unless and until the Effective Date has occurred.

6.               Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

7.               Notices

To be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

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a.	If to the Debtors or the Wind-Down Debtors;

Chrome Holding Co.
870 Market Street, Room 415
San Francisco, CA, 94102

Attention: Guy Chayoun

Email: guyc@23andme.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention:	Paul M. Basta, Christopher J. Hopkins, Jessica I. Choi, and Grace C. Hotz
Email:	pbasta@paulweiss.com
chopkins@paulweiss.com
jchoi@paulweiss.com
ghotz@paulweiss.com

- and -

Carmody MacDonald P.C.
120 S. Central Avenue, Suite 1800

Houston, TX 77002

Attention:	Thomas H. Riske, Nathan R. Wallace, and Jackson J. Gilkey
Email:	thr@carmodymacdonald.com
nrw@carmodymacdonald.com
jjg@carmodymacdonald.com

b.	If to the Creditors’ Committee;

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention:	Eric R. Wilson, Jason R. Adams, and Maeghan McLoughlin
Email:	ewilson@kelleydrye.com
jadams@kelleydrye.com
mmcloughlin@kelleydrye.com

-and-

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Stinson LLP

1201 Walnut, St.

Suite 2900

Kansas City, MO 64106

Attention:	Nicholas J. Zluticky, Zachary H. Hemenway, and Miranda S. Swift
Email:	nicholas.zluticky@stinson.com
zachary.hemingway@stinson.com
miranda.swift@stinson.com

c.	If to the Official Equity Committee;

Brown Rudnick LLP

7 Times Square

New York, NY 10036

Attention:	Robert J. Stark, Bennett S. Silverberg, Andrew M. Carty, and Sharon I. Dwoskin
Email:	rstark@brownrudnick.com
bsilverberg@brownrudnick.com
acarty@brownrudnick.com
sdwoskin@brownrudnick.com

-and-

The Desai Law Firm LLC

13321 North Outer Forty Road, Suite 300

St. Louis, MO 63017

Attention:    Spencer P. Desai

Email:    spd@desailawfirmllc.com

d.	If to the Plan Administrator;

To be included in the Plan Supplement.

After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Wind-Down Debtors and the Plan Administrator are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

8.               Terms of Injunctions or Stays

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any Order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any

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injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

9.               Entire Agreement

Except as otherwise indicated, the Plan, the Confirmation Order, the applicable Definitive Documents, the Plan Supplement, and documents related thereto supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan, the Confirmation Order, the Definitive Documents, the Plan Supplement, and documents related thereto.

10.            Exhibits

All exhibits and documents included in the Plan, the Confirmation Order, and the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://cases.ra.kroll.com/23andMe or the Bankruptcy Court’s website at http://www.moeb.uscourts.gov/.

11.            Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of the Plan and the Confirmation Order.

12.            Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) non-severable and mutually dependent.

13.            Votes Solicited in Good Faith

Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and

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in a manner consistent with the Disclosure Statement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, and all other applicable protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and other applicable law, and, pursuant to section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and, therefore, none of such parties or individuals or the Wind-Down Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan.

14.            Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

15.            No Waiver or Estoppel

Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

16.            Dissolution of the Committees and Cessation of Fee and Expense Payment

On the Effective Date, the Creditors’ Committee, the Official Equity Committee, and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, except with respect to final fee applications of the Professionals, objections thereto, and any appeal of the Confirmation Order. The Wind-Down Debtors and the Plan Administrator shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee, the Official Equity Committee, or any other statutory committee appointed in the Chapter 11 Cases after the Effective Date, except in connection with (a) any fees or expenses for services rendered prior to the Effective Date, or fees and expenses incurred in connection with the final fee applications of the Professionals, in each case that are Allowed by the Bankruptcy Court; and (b) fees incurred in connection with any appeal of the Confirmation Order.

17.            Closing of Chapter 11 Cases

The Plan Administrator shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. Furthermore, the Notice and Claims Agent is authorized to destroy all paper/hardcopy records related to the Chapter 11 Cases two years after the Effective Date has occurred.

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18.            Creditor Default

An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of the Plan shall be deemed an event of default under the Plan. Upon an event of default, the Plan Administrator, on behalf of the Wind-Down Debtors, or the Plan Administration Trust, as applicable, may seek to hold the defaulting party in contempt of the Confirmation Order and may be entitled to reasonable attorneys’ fees and costs of the Wind-Down Debtors or the Plan Administration Trust, as applicable, in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (1) designate a party to appear, sign, and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (2) enforce the Plan by order of specific performance; (3) award judgment against such defaulting Holder of a Claim or Interest in an amount, including interest, to compensate the Wind-Down Debtors or the Plan Administration Trust, as applicable, for the damages caused by such default; and (4) make such other Order as may be equitable that does not materially alter the terms of the Plan.

Article VI.
TRANSFER RESTRICTIONS AND
CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of any Securities under the Plan.

A.	Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, any Securities offered, issued, or distributed pursuant to the Plan, including but not limited to, the Plan Administration Trust Interests (to the extent any such Plan Administration Trust Interests are deemed to be Securities) (the “Section 1145 Securities”) (a) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security pursuant to section 1145 of the Bankruptcy Code, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within 90 calendar days of such transfer, (y) has not acquired the Plan Administration Trust Interests from an “affiliate” of the Debtors within one year of such transfer, and (z) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (iii) the restrictions in the Plan Administration Trust Agreement.

Should the Company elect on or after the Effective Date to reflect any ownership of any Securities to be issued under the Plan through the facilities of DTC, the Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the

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treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. No disbursing agent shall be required to provide indemnification or other security to DTC in connection with any distributions to holders of Claims through the facilities of DTC.

B.	Section 4(a)(2) of the Securities Act and Regulation S Under the Securities Act

To the extent that section 1145 of the Bankruptcy Code is inapplicable (including with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), the offering, issuance, exchange, or distribution of any Securities pursuant to the Plan is or shall be conducted in a manner that is exempt from the registration requirements of section 5 of the Securities Act and applicable state and local securities laws pursuant to section 4(a)(2) of the Securities Act and/or the regulations promulgated thereunder (including Regulation D), Regulation S, and/or another available exemption from registration under Section 5 of the Securities Act. To the extent such Securities are issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D thereunder or Regulation S (the “Section 4(a)(2) Securities”), each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law. The Debtors believe that the Lemonaid Interests, if any, to be purchased by the Lemonaid Purchaser pursuant to the Lemonaid Purchase Agreement are issuable without registration under the Securities Act in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act.

C.	Plan Administration Trust Interests

Plan Administration Trust Interests are not expected to be to be deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, or the provision of section 1145 of the Bankruptcy Code is expected to apply to such interests (except with respect to an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code) or the issuance of such Interests is expected to be exempt from the registration under Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S, and/or other available exemptions from registration.

The Class B Plan Administration Trust Interests shall be transferable to the extent that the transferability thereof would not require the Plan Administration Trust to register the Interests under Section 12(g) of the Exchange Act, and otherwise shall not be transferable except as provided in the Plan Administration Trust Agreement.

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The Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Interests under applicable securities laws.

D.	Subsequent Transfers

The Section 1145 Securities may be freely transferred by recipients following the initial issuance under the Plan, and all resales and subsequent transfers of the Section 1145 Securities are exempt from registration under the Securities Act and state securities laws, unless the Holder is an “underwriter” with respect to such securities, as defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”, excluding, in each case, with respect to ordinary trading transactions of an entity that is not an issuer:

i.	a person (as defined in section 101(41) of the Bankruptcy Code, a “Person”) who purchases a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;
ii.	a Person who offers to sell securities offered or sold under a plan for the holders of such securities;
iii.	a Person who offers to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is:
a.	with a view to distributing such securities; and
b.	under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; and
iv.	a Person who is an “issuer”, which includes affiliates of the issuer, defined as persons who are in a relationship of “control” with the issuer (as used in Section 2(a)(11) of the Securities Act) with respect to the securities.

Under Section 2(a)(11) of the Securities Act, an “issuer” includes any Person directly or indirectly controlling or controlled by the issuer, or any Person under direct or indirect common control of the issuer.

To the extent that Persons who receive Section 1145 Securities pursuant to the Plan and the Confirmation Order are deemed to be underwriters under section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted from registration under the Securities Act or other applicable Law by section 1145 of the Bankruptcy Code. Persons deemed to be underwriters under section 1145(b) of the Bankruptcy Code may, however, be permitted to resell such Section 1145 Securities without registration pursuant to and in accordance with the provisions of Rule 144 under the Securities Act, which is described in Article IV.I of the Plan, or another available exemption under the Securities Act.

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Holders of Section 1145 Securities who are deemed underwriters may be able to resell Section 1145 Securities pursuant to the limited safe harbor resale provision under Rule 144 of the Securities Act. Generally, Rule 144 would permit the public sale of securities received by such Person if, at the time of the sale, certain current public information regarding the issuer is available, and only if such Person also complies with the volume, manner of sale, and notice requirements of Rule 144. If the issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adequate current public information as specified under Rule 144 is available if certain company information is made publicly available, as specified in Section (c)(2) of Rule 144. The Debtors expect that, after the Effective Date, the issuer of the Plan Administration Trust Interests will not be subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

Whether or not any particular Person would be deemed to be an underwriter with respect to the Section 1145 Securities or other security to be issued pursuant to the Plan and the Confirmation Order would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any particular Person receiving Section 1145 Securities or other securities under the Plan and the Confirmation Order would be an underwriter with respect to such Section 1145 Securities or other securities, whether such Person may freely resell such securities or the circumstances under which they may resell such securities.

Notwithstanding the foregoing, the Section 1145 Securities will be subject to any applicable transfer restrictions in the Plan Administration Trust Agreement, if any.

The 4(a)(2) Securities will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act), will bear customary legends and transfer restrictions and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. If in the future a Holder of 4(a)(2) Securities decides to offer, resell, pledge, or otherwise transfer any 4(a)(2) Securities, such 4(a)(2) Securities may be offered, resold, pledged, or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act (“Rule 144A”) in a transaction meeting the requirements of Rule 144A), (ii) outside the United States in a transaction complying with the provisions of Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act (including the exemption provided by Rule 144) (to the extent the exemption is available), or (iv) pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, in each of cases (i)-(iv) in accordance with any applicable securities laws of any state of the United States. Such Holder will, and each subsequent Holder is required to, notify any subsequent acquiror of the 4(a)(2) Securities from it of the resale restrictions referred to above.

Rule 144 provides a limited safe harbor for the resale of restricted securities (such that the seller is not deemed an “underwriter”) if certain conditions are met. These conditions vary depending on whether the seller of the restricted securities is an “affiliate” of the issuer. The Debtors believe that the Rule 144 exemption will not be available with respect to any 4(a)(2) Securities (whether held by non-affiliates or affiliates) until at least one year after the Effective Date. Accordingly, unless transferred pursuant to an effective registration statement or another

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available exemption from the registration requirements of the Securities Act, non-affiliate Holders of 4(a)(2) Securities will be required to hold their 4(a)(2) Securities for at least one year and, thereafter, to sell them only in accordance with the applicable requirements of Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. The Debtors expect that, after the Effective Date, the issuer of the Lemonaid Interests will not be subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

Each certificate representing, or issued in exchange for or upon the transfer, sale, or assignment of, any 4(a)(2) Security shall, upon issuance, be stamped or otherwise imprinted with a restrictive legend substantially consistent with the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

All persons who receive 4(a)(2) Securities will be required to acknowledge and agree that (i) they will not offer, sell, or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (ii) the 4(a)(2) Securities will be subject to the other restrictions described above.

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BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN AND THE CONFIRMATION ORDER.

THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN AND THE CONFIRMATION ORDER CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

Article VII.
CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES OF THE PLAN

The following is a summary description of certain material U.S. federal income tax consequences of the Plan to the Debtors and to certain Holders of Claims and HoldCo Interests. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal consequences of the Plan for the Debtors, Holders of HoldCo Interests, and those Holders of Claims that are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the United States Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding on the IRS or such other authorities. As a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein. In addition, a significant amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events occurring after the date of this Disclosure Statement, including changes in law and changes in administrative positions, could affect the U.S. federal income tax consequences of the Plan. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any Holder of Claims or HoldCo Interests. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

This summary does not address any estate or gift tax consequences of the Plan or tax consequences of the Plan under any state, local or non-U.S. laws, considerations under any applicable tax treaty or any tax arising under section 1411 of the Tax Code (the “Medicare” tax on certain investment income). Furthermore, this discussion does not address all tax considerations that might be relevant to particular Holders of Claims or HoldCo Interests in light of their personal circumstances or to persons that are subject to special tax rules.

This summary assumes that all Claims and HoldCo Interests are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The tax consequences of the Plan are complex, and the tax treatment of certain aspects of the Plan may be subject to considerable uncertainty. You should consult your own tax advisors as to the particular U.S. federal income tax consequences to you of the Plan, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;
•	a financial institution;
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•	a regulated investment company;
•	a real estate investment trust;
•	an insurance company;
•	a tax-exempt organization;
•	a person holding Claims or HoldCo Interests as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for its securities;
•	a person required to accelerate the recognition of any item of gross income with respect to Claims or HoldCo Interests as a result of such income being recognized on an applicable financial statement;
•	a person liable for the alternative minimum tax;
•	a partnership, an S corporation or other pass-through entity for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other passthrough entity);
•	a controlled foreign corporation;
•	a passive foreign investment company;
•	a corporation that accumulates earnings to avoid U.S. federal income tax;
•	a United States expatriate;
•	holders that actually or constructively owns five percent or more of the total fair market value of all classes of Debtor’s stock;
•	a Holder of Claims that relate to personal physical injuries or sickness, or damages or destruction to the property of the Holder thereof; or
•	a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar.

As used herein, the term “U.S. Holder” means a beneficial owner of Claims or HoldCo Interests that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
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The term “Non-U.S. Holder” means a beneficial owner of Claims or HoldCo Interests (other than a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership or other pass-through entity holds Claims or HoldCo Interests, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity holding a Claim or HoldCo Interests, you should consult your tax advisors regarding the tax consequences of the Plan to your particular situation.

This summary assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form. This summary does not discuss tax consequences to Holders of Claims that act or receive consideration in a capacity other than as a Holder of Claims, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders (i) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan or (ii) that are deemed to reject the Plan or (iii) that are otherwise not entitled to vote to accept or reject the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR OF HOLDCO INTERESTS. ALL HOLDERS OF CLAIMS AND HOLDCO INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES APPLICABLE UNDER THE PLAN, INCLUDING THE IMPACT OF TAX LEGISLATION.

A.	Certain U.S. Federal Income Tax Consequences to the Debtors

The Plan is being structured as a Wind-Down of the Debtors’ operations and a series of distributions by the Debtors to Holders in respect of their Claims. In connection with the Plan, the Debtors may, among other things, distribute sale proceeds to Holders of certain Claims. As a result of any sale of assets (including as a result of the Sale Transactions), the Debtors will realize gain or loss in an amount equal to the difference between the value of the consideration received by the Debtors as determined for U.S. federal income tax purposes (including, for this purpose, assumption of liabilities by a purchaser) and the Debtors’ tax basis in such assets. Income will be reduced by the amount of tax attributes available for use by the Debtors, and any remaining income will be recognized by the Debtors and result in a cash tax obligation. Thus, the U.S. federal income tax consequences of the Plan to the Debtors will in large part be a function of (a) the Debtors’ tax basis in the assets that the Debtors transfer, (b) the quantum of liabilities assumed by the purchaser(s) of such assets, (c) the difference between the value of what the Holders receive in exchange for their Claims and the amount of their Claims, and (d) the Debtors’ ability to demonstrate the existence of tax losses, including losses that may be generated as a result of the implementation of the Wind-Down Transactions and historically incurred losses. The Debtors do not currently anticipate that a material U.S. federal income cash tax liability is likely to arise in connection with the Sale Transactions. It is possible that the IRS

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or a court could disagree with the Debtors’ determination of any of the foregoing. Any such disagreement could lead to an increase in the Debtors’ tax liability from the Plan, potentially in a way that has a materially adverse impact on the Debtors and the holders of Claims or HoldCo Interests. The Debtors, together with their advisors, continue to study this issue.

Because the Plan is being structured as a liquidation, the Debtors’ tax attributes (if any) will not survive the implementation of the Plan. Accordingly, the rules regarding cancellation of indebtedness income are generally inapplicable and the rules regarding section 382 of the Tax Code are inapplicable and, in each case, are not discussed further. The Debtors continue to analyze whether there will be any material federal income tax liabilities that must be satisfied under the Plan.

B.	Certain U.S. Federal Income Tax Consequences to the U.S. Holders
1.	Tax Treatment of the Plan Administration Trust and Plan Administration Trust Beneficiaries

As described in the following sections, the Debtors intend that the Plan Administration Trust, including any portion thereof held for the benefit of holders of HoldCo Interests, shall be treated as a liquidating trust for U.S. federal income tax purposes. However, with respect to any portion of the Plan Administration Trust Assets that are subject to potential disputed claims of ownership or uncertain distributions, or to the extent “liquidating trust” treatment is otherwise unavailable or not elected to be applied with respect to such portion of the Plan Administration Trust, the Debtors may elect “qualified settlement fund” or “disputed ownership fund” treatment for such portion. The U.S. federal income tax consequences to Plan Administration Trust Beneficiaries under liquidating trust treatment, qualified settlement fund treatment or disputed ownership fund treatment is described in the following discussion. In each case, the U.S. federal income tax consequences of the implementation of the Plan to a U.S. Holder of a Claim or a U.S. Holder of HoldCo Interests will depend, among other things, upon the origin of the Claim (in the case of a U.S. Holder of Claims), how and when the HoldCo Interests were acquired (in the case of a U.S. Holder of HoldCo Interests), when the U.S. Holder receives payment in respect of such Claim or such HoldCo Interests and whether the U.S. Holder reports income using the accrual or cash method of tax accounting.

a.	Liquidating Trust Treatment for Plan Administration Trust
(i)	Tax Classification of Plan Administration Trust

Subject to any applicable law or definitive guidance from the IRS or a court of competent jurisdiction to the contrary, except to the extent the Debtors and the Committees determine otherwise in their reasonable discretion to treat any portion of the Plan Administration Trust as a “qualified settlement fund,” a disputed ownership fund, and/or otherwise, the Debtors intend that the Plan Administration Trust shall be a “liquidating trust” as that term is used under section 301.7701-4(d) of the Treasury Regulations, and a grantor trust under section 671 of the Tax Code, and the Plan Administrator shall take a position on the Plan Administration Trust’s tax return accordingly. The following discussion assumes such treatment is accurate. The Debtors expect to treat the Plan Administration as a grantor trust under section 671 of the Tax Code, and

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the Plan Administrator will take positions on the Plan Administration Trust’s tax return accordingly.

For U.S. federal income tax purposes, the transfer of assets to the Plan Administration Trust will be deemed to occur as (a) a first-step transfer of the Plan Administration Trust Assets as encumbered by any liabilities (solely for purposes of this section, referred to collectively as the “Relevant Trust Assets”), as applicable, to the Plan Administration Trust Beneficiaries, and (b) a second-step transfer of the Relevant Trust Assets by such Plan Administration Trust Beneficiaries to the Plan Administration Trust (steps (i) and (ii) together, the “Deemed Transfer”).

As soon as possible after the transfer of the assets to the Plan Administration Trust, the Plan Administrator shall make a good faith valuation of the Relevant Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the Plan Administrator and the Plan Administration Trust Beneficiaries shall take consistent positions with respect to the valuation of the Relevant Trust Assets, and such valuations shall be utilized for all U.S. federal income tax purposes. U.S. Holders are encouraged to discuss all matters related to the formation of and receipt of beneficial interests in the Plan Administration Trust with their own tax advisors, including the proper characterization of the gain or loss or any payment in accordance with the nature and origin of such U.S. Holder’s Claim, and the possibility of incurring U.S. federal income tax liability without receiving concurrent distributions.

Allocations of taxable income and loss of the Plan Administration Trust among the Plan Administration Trust Beneficiaries shall be determined, as closely as possible, by reference to the amount of distributions that would be received by each such Plan Administration Trust Beneficiary if the Plan Administration Trust had sold all of its assets at their tax book value and distributed the proceeds to the Plan Administration Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Plan Administration Trust. The tax book value of the Relevant Trust Assets shall equal their fair market value on the date of the transfer of such assets to the Plan Administration Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

The Plan Administration Trust shall in no event be dissolved later than five years from its creation unless the Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or within the six month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Plan Administrator that any further extension would not adversely affect the status of the Plan Administration Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Plan Administration Trust.

For all U.S. federal income tax purposes, all parties must treat the Plan Administration Trust as a grantor trust of which the Plan Administration Trust Beneficiaries are the owners and grantors, and treat the Plan Administration Trust Beneficiaries as the direct owners of an

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undivided interest in the Relevant Trust Assets, consistent with their economic interests therein. The Plan Administrator will file tax returns for the Plan Administration Trust treating the Plan Administration Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a).

No request for a ruling from the IRS will be sought on the classification of the Plan Administration Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Plan Administration Trust. If the IRS were to successfully challenge the classification of the Plan Administration Trust as a liquidating trust, the federal income tax consequences to the Plan Administration Trust and the U.S. Holders that are Plan Administration Trust Beneficiaries could vary from those discussed herein (including the potential for an entity-level tax). For example, the IRS could characterize the Plan Administration Trust as a so called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. The Plan Administration Trust will file information tax returns with the IRS and provide tax information statements to U.S. Holders that are Plan Administration Trust Beneficiaries consistently with the rules of Treasury Regulations Section 1.671-5 and any other applicable provisions of law, including information regarding items of income, gain, deduction, loss or credit attributable to the Relevant Trust Assets. Each U.S. Holder that is a Plan Administration Trust Beneficiary must report on its federal income tax return its share of all such items.

(ii)	Tax Treatment of Plan Administration Trust Beneficiaries

Upon the Deemed Transfer, a U.S. Holder that is a Plan Administration Trust Beneficiary will not receive a concurrent distribution of cash and may recognize gain or loss as a result of the deemed transfers. Similarly, a U.S. Holder that is Plan Administration Trust Beneficiary may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Plan Administration Trust even if the Plan Administration Trust does not make a concurrent distribution of cash to such U.S. Holder. Depending on the timing of the Deemed Transfer (generally when the Plan is effective) and the timing of any and all cash distributions from the Plan Administration Trust, U.S. Holders that are Plan Administration Trust Beneficiaries may have to use cash from other sources to pay tax on the gain associated with the Deemed Transfer and/or income from the Plan Administration Trust. In general, a distribution of cash by the Plan Administration Trust will not be separately taxable to a U.S. Holder that is a Plan Administration Trust Beneficiary since the beneficiary is already regarded for U.S. federal income tax purposes as owning the underlying Relevant Trust Assets (and was taxed at the time the cash was earned or received by the Plan Administration Trust). U.S. Holders are encouraged to discuss all matters related to the formation of the Plan Administration Trust with their own tax advisors, including the proper characterization of the gain or loss and payment to such Holders in accordance with the origin and nature of their claim, and the possibility of recognizing income without a concurrent distribution as a result of the Deemed Transaction and the appropriate U.S. federal income tax treatment of any subsequent distributions of cash originally retained by the Plan Administration Trust.

i.	U.S. Holders of Claims

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The U.S. federal income tax consequences of the Deemed Transfer to a U.S. Holder of Claims—including (i) whether such U.S. Holder may have income or loss on account of distributions it receives in respect of the Claim or payments made in satisfaction of obligations of such U.S. Holder and (ii) whether such U.S. Holder may be entitled to claim a deduction on account of a distribution that satisfied an obligation of such U.S. Holder—will depend upon the nature and origin of such U.S. Holder’s Claim and the particular circumstances applicable to the U.S. Holder, including whether the U.S. Holder has previously claimed deductions or losses for U.S. federal income tax purposes with respect to such Claim.

ii.	Tax Treatment of U.S. Holders of HoldCo Interests

A U.S. Holder of HoldCo Interests generally will recognize gain or loss with respect to the Deemed Transfer in an amount equal to the difference between (i) the fair market value of any Relevant Trust Assets deemed received in exchange for such U.S. Holder’s HoldCo Interests pursuant to the Deemed Transfer and (ii) the U.S. Holder’s adjusted tax basis of the Holdco Interests exchanged therefor.

A U.S. Holder’s share of any proceeds received by the Plan Administration Trust upon the sale or other disposition of assets held by the Plan Administration Trust should not be included, for U.S. federal income tax purposes, in the U.S. Holder’s amount realized in respect of its beneficial interests in the Plan Administration Trust but should be separately treated as amounts realized in respect of such U.S. Holder’s ownership interest in the underlying Relevant Trust Assets.

A U.S. Holder’s tax basis in its respective share of the Relevant Trust Assets will equal the fair market value of its share of such assets, and the U.S. Holder’s holding period generally will begin the day following the Effective Date.

Where gain or loss is recognized by a U.S. Holder of HoldCo Interests, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, whether the HoldCo Interest constitutes a capital asset in the hands of the U.S. Holder and how long it has been held.

b.	Disputed Ownership Fund or Qualified Settlement Fund Treatment
(i)	Qualified Settlement Fund Treatment for Plan Administration Trust

Subject to any applicable law or definitive guidance from the IRS or a court of competent jurisdiction to the contrary, with respect to any portion of the Plan Administration Trust that is subject to potential disputed claims of ownership or uncertain distributions, or to the extent “liquidating trust” treatment is otherwise unavailable or not elected to be applied with respect to such portion, it may alternatively be determined to treat such portion of the Plan Administration Trust as a “qualified settlement fund” within the meaning of the Treasury Regulations promulgated under section 468B of the Tax Code. In such case it is intended that such treatment will also be applied to the extent possible for state and local tax purposes. Such Treasury

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Regulations provide that a fund, account, or trust will be a qualified settlement fund if three conditions are met. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. A court order giving preliminary approval to a fund, account, or trust will satisfy this requirement even though the order is subject to review or revision. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event (or related series of events) that has occurred and that has given rise to at least one claim asserting liability arising, among other things, out of a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and person related to the transferor. The relevant portion of the Plan Administration Trust may be established with the express purpose of satisfying the requirements of a qualified settlement fund. The following discussion applies solely to any portion of the Plan Administration Trust that is treated as a qualified settlement fund for U.S federal income tax purposes (solely for purposes of this section, the “Qualified Settlement Fund”) and assumes such treatment is accurate.

Any Qualified Settlement Fund will be subject to a separate entity level tax at the maximum rate applicable to trusts and estates (currently 37%) on the income attributable to such Qualified Settlement Fund, payable out of the assets of such Qualified Settlement Fund. In determining the taxable income of the Qualified Settlement Fund, (i) any amounts of cash or other property transferred by the Debtors to the such Qualified Settlement Fund (other than any accrual of interest income on any amounts payable by the Debtors to the Qualified Settlement Fund after the Effective Date) will be excluded from such Qualified Settlement Fund’s income; (ii) any sale, exchange, or distribution of property by the Qualified Settlement Fund generally will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of disposition and the adjusted tax basis of the trust in such property; and (iii) administrative costs (including state and local taxes) incurred by the Qualified Settlement Fund will be deductible. In general, the adjusted tax basis of property received by the Qualified Settlement Fund pursuant to the Plan will be its fair market value at the time of such receipt.

The Debtors generally should be entitled to a current federal income tax deduction for all transfers of cash and other property (other than any new debt or other obligation of the Debtors to make cash payments in the future) to the Qualified Settlement Fund to the same extent the Debtors would have been entitled to a deduction if such amounts had been paid directly to the Plan Administration Trust Beneficiary for whom the Relevant Trust Assets in the Qualified Settlement Fund are held. A U.S. Holder that is a Plan Administration Trust Beneficiary for whom the Relevant Trust Assets in the Qualified Settlement Fund are held generally is not expected to be treated as receiving a distribution from the Plan Administration Trust unless and until the U.S. Holder is entitled to receive that distribution directly from the Qualified Settlement Fund (or a distribution is made in satisfaction of an obligation of such U.S. Holder). All parties (including, without limitation, the Debtors, the Plan Administrator and the Plan Administration Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing. A Qualified Settlement Fund will be responsible for payment, out the Relevant Trust Assets held by such Qualified Settlement Fund, of any taxes imposed on such Qualified Settlement or any

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Relevant Trust Assets held by it. In the event, and to the extent, any cash in such Qualified Settlement Fund is insufficient to pay the portion of any such taxes attributable to the taxable income (including any income that may arise upon the distribution of the assets held by such Qualified Settlement Fund), Relevant Trust Assets held by such Qualified Settlement Fund may be sold to pay such taxes.

The U.S. federal income tax consequences to a U.S. Holder for whom the Relevant Trust Assets in the Qualified Settlement Fund are held—including (i) whether such U.S. Holder may have income or loss on account of distributions it receives in respect of the Claim or payments made in satisfaction of obligations of such U.S. Holder and (ii) whether such U.S. Holder may be entitled to claim a deduction on account of a distribution that satisfied an obligation of such U.S. Holder—will depend upon the nature and origin of the Claim and the particular circumstances applicable to the U.S. Holder, including whether the U.S. Holder has previously claimed deductions or losses for U.S. federal income tax purposes with respect to such Claim.

In contrast, if the relevant portion of the Plan Administration Trust were instead subject to liquidating trust treatment, the Debtors would not be entitled to any deduction upon the funding of such portion, but rather would only be entitled to deduct any amounts as and when the Plan Administration Trust actually satisfies the respective claims. In addition, any income and expenses attributable to such portion of the Plan Administration Trust would be treated for U.S. federal income tax purposes as the income and expenses of the relevant Plan Administration Trust Beneficiaries.

Because the tax consequences under the Plan relevant to U.S. Holders will depend on facts particular to each U.S. Holder, all U.S. Holders are encouraged to discuss all matters related to any Qualified Settlement Fund with their tax advisors, including the tax treatment of such Holders in accordance with the origin and nature of their claim.

(ii)	Disputed Ownership Fund Treatment for Plan Administration Trust

Subject to any applicable law or definitive guidance from the IRS or a court of competent jurisdiction to the contrary, with respect to any portion of the Plan Administration Trust that is subject to potential disputed claims of ownership or uncertain distributions, or to the extent “liquidating trust” treatment or qualified settlement fund treatment is otherwise unavailable or not elected to be applied with respect to such portion of the Plan Administration Trust, it may be determined to treat such portion as a disputed ownership fund treatment under Treasury Regulations Section 1.468B-9, and in such case it is intended that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. The following discussion applies solely to any portion of the Plan Administration Trust that is treated as is treated as a disputed ownership fund for U.S. federal income tax purposes (solely for purposes of this section, the “Disputed Ownership Fund”) and assumes such treatment is accurate.

Any Disputed Ownership Fund will be subject to a separate entity level tax on the income attributable to it, payable out of the assets of such Disputed Ownership Fund. A U.S. Holder that

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is a Plan Administration Trust Beneficiary for whom the Relevant Trust Assets in the Disputed Ownership Fund are held generally is not expected to be treated as receiving a distribution from such Disputed Ownership Fund unless and until the U.S. Holder is entitled to receive that distribution directly (or a distribution is made in satisfaction of an obligation of such U.S. Holder). All parties (including, without limitation, the Debtors, the Plan Administrator and the Plan Administration Trust Beneficiaries for whom the Relevant Trust Assets in the Disputed Ownership Fund are held) will be required to report for tax purposes consistently with the foregoing. A Disputed Ownership Fund will be responsible for payment, out of the assets of the Relevant Trust Assets held by such Disputed Ownership Fund, of any taxes imposed on such Disputed Ownership Fund or any Relevant Trust Assets held by it. In the event, and to the extent, any cash in such Disputed Ownership Fund is insufficient to pay the portion of any such taxes attributable to the taxable income (including any income that may arise upon the distribution of the assets in such reserve), Relevant Trust Assets held by such Disputed Ownership Fund may be sold to pay such taxes.

The U.S. federal income tax consequences to a U.S. Holder for whom the Relevant Trust Assets in the Disputed Ownership Fund are held—including (i) whether such U.S. Holder may have income or loss on account of distributions it receives in respect of the Claim or payments made in satisfaction of obligations of such U.S. Holder and (ii) whether such U.S. Holder may be entitled to claim a deduction on account of a distribution that satisfied an obligation of such U.S. Holder—will depend upon the nature and origin of the Claim and the particular circumstances applicable to the U.S. Holder, including whether the U.S. Holder has previously claimed deductions or losses for U.S. federal income tax purposes with respect to such Claim.

In contrast, if the relevant portion of the Plan Administration Trust were instead subject to liquidating trust treatment, any income and expenses of such attributable to such portion of the Plan Administration Trust would be treated for U.S. federal income tax purposes as the income and expenses of the relevant Plan Administration Trust Beneficiaries.

Because the tax consequences under the Plan relevant to U.S. Holders will depend on facts particular to each U.S. Holder, all U.S. Holders are encouraged to discuss all matters related to any Disputed Ownership Fund with their tax advisors, including the tax treatment of such Holders in accordance with the origin and nature of their claim. The Debtors do not expect to treat the Equity Representative Expense Reserve or the Equity Recovery Pool as a disputed ownership fund or a qualified settlement fund, and accordingly, such treatment is not expected to apply to U.S. Holders of HoldCo Interests.

No request for a ruling from the IRS will be sought on the classification of the Plan Administration Trust as a qualified settlement fund or a disputed ownership fund. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Plan Administration Trust. If the IRS were to successfully challenge the classification of any Qualified Settlement Fund or Disputed Ownership Fund, the federal income tax consequences to the Qualified Settlement Fund or Disputed Ownership fund (as applicable) and the applicable U.S. Holders that are Plan Administration Trust Beneficiaries could vary from those discussed herein.

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2.	Allocation of Payments

Under the Plan, the aggregate consideration distributed to U.S. Holders will be allocated first to the principal amount of the Claim, with any excess allocated to accrued but unpaid interest, if any, on such U.S. Holder’s Claims. Certain legislative history indicates that an allocation of consideration between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, and certain case law generally indicates that a final payment on a distressed debt instrument that is insufficient to repay outstanding principal and interest will be allocated first to principal, rather than interest. Certain Treasury Regulations, however, allocate payments first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. Because the tax consequences under the Plan relevant to U.S. Holders of Claims will depend on facts particular to each U.S Holder, all U.S. Holders of Claims are urged to consult their own tax advisors as to their proper tax treatment under their particular facts and circumstances.

C.	Certain U.S. Federal Income Tax Consequences to Certain Non-U.S. Holders

The following discussion includes only certain U.S. federal income tax consequences of the implementation of the Plan to Non-U.S. Holders of Claims and HoldCo Interests. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the Plan.

1.	Tax Treatment of Plan Administration Trust

The tax classification of the Plan Administration Trust would be as described under the section titled “Certain U.S. Federal Income Tax Consequences to the U.S. Holders—Tax Treatment of the Plan Administration Trust and Plan Administration Trust Beneficiaries.”

2.	Gain Recognition

Any gain realized by a Non-U.S. Holder on the exchange of its Claim or with respect to its HoldCo Interests under the Plan generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the effective date of the Plan occurs and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S.

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Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. To claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

3.	Withholding

Amounts paid to Non-U.S. Holders are subject to generally applicable withholding and information reporting rules. Whether a payment to any particular Non-U.S. Holder, including any deemed payment where any Trust is treated as a liquidating trust as described above, is subject to withholding depends on the nature and origin of such Holder’s claim, and no assurances can be given regarding the position any Holder or a withholding agent may take with respect to such payment. The Plan authorizes the Debtors and the trustee of each Trust to withhold and report amounts required by law to be withheld and reported. Amounts properly withheld from Distributions to a Non-U.S. Holder and paid over to the applicable taxing authority for the account of such Non-U.S. Holder will be treated as amounts distributed to the Holder. Holders are required to provide the Debtors, or the trustee of any applicable Trust with the information necessary to effect information reporting and withholding as required by law. Notwithstanding any other provision of the Plan, Non-U.S. Holders that receive a Distribution pursuant to the Plan are responsible for the payment and satisfaction of all tax obligations, including income, withholding, and other tax obligations imposed with respect to the Distribution, and no Distribution shall be made until the Holder has made arrangements satisfactory to the Debtors and the applicable Trustees for the payment and satisfaction of such obligations. In the event of overwithholding, a Non-U.S. Holder’s sole recourse is to apply for a refund from the appropriate governmental authority. The Debtors may not be the withholding agent and may not control or direct the actions of such withholding agent.

Subject to the discussion of FATCA below, payments to a Non-U.S. Holder of Claims that are attributable to accrued but untaxed interest (or original issue discount, if any) with respect to Claims, generally will not be subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder provides to the withholding agent, prior to receipt of such payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

•	the Non-U.S. Holder actually or constructively owns ten percent or more of the total combined voting power of all classes of Debtor’s stock entitled to vote;
•	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to Debtor (each, within the meaning of the Tax Code);
•	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the Tax Code; or
•	such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding
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agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax on a net basis generally in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued interest at a rate of thirty percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

If a Non-U.S. Holder that does not qualify for the exemption from withholding tax with respect to accrued but untaxed interest (or original issue discount, if any) that is not effectively connected income, or if a withholding agent determines that any other actual or deemed payment is subject to withholding, such payment generally will be subject to withholding of U.S. federal income tax at a thirty percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on any payments that are attributable to accrued but untaxed interest (or original issue discount, if any). For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

4.	FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30% on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income. Pursuant to proposed Treasury Regulations on which taxpayers are permitted to rely pending their finalization, this withholding obligation would not apply to gross proceeds from the sale or disposition of property. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

5.	Allocation of Payments

The allocation of payments between principal and interest on a Non-U.S. Holder’s Claim would be as described in the section titled “Certain U.S. Federal Income Tax Consequences to the U.S. Holders – Allocation of Payments” above.

EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE POSSIBLE IMPACT OF THESE RULES.

6.	Backup Withholding and Information Reporting

All distributions to Holders of Claims or HoldCo Interests under the Plan are subject to any applicable tax withholding, including (as applicable) employment tax withholding. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under

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certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 24%). Backup withholding generally applies if the holder fails to furnish its social security number or other taxpayer identification number (a “TIN”), furnishes an incorrect TIN, fails to properly report interest or dividends, or under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a United States person that is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND HOLDCO INTERESTS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF TAX LEGISLATION AND ANY OTHER CHANGE IN APPLICABLE TAX LAWS.

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Article VIII.
CERTAIN RISK FACTORS TO BE CONSIDERED

BEFORE VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS AND INTERESTS THAT ARE IMPAIRED AND ENTITLED TO VOTE SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESS OR THE PLAN AND ITS IMPLEMENTATION. ADDITIONAL RISK FACTORS IDENTIFIED IN THE DEBTORS’ PUBLIC FILINGS WITH THE SEC MAY ALSO BE APPLICABLE TO THE MATTERS SET FORTH HEREIN AND SHOULD BE REVIEWED AND CONSIDERED IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT, TO THE EXTENT APPLICABLE. THE RISK FACTORS SET FORTH IN DEBTORS’ FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2025, FILED WITH THE SEC ON JUNE 11, 2025, AND THE DEBTORS’ FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2025, FILED WITH THE SEC ON AUGUST 4, 2025 ARE HEREBY INCORPORATED BY REFERENCE. ANY CURRENT REPORTS ON FORM 8-K (OTHER THAN INFORMATION FURNISHED PURSUANT TO ITEMS 2.02 OR 7.01 AND ANY RELATED EXHIBITS OF ANY FORM 8-K, UNLESS EXPRESSLY STATED OTHERWISE THEREIN), QUARTERLY REPORTS ON FORM 10-Q, OR ANNUAL REPORTS ON FORM 10-K FILED BY THE DEBTORS WITH THE SEC AFTER THE DATE OF THIS DISCLOSURE STATEMENT MAY ALSO INCLUDE RISK FACTORS. ALL HOLDERS OF CLAIMS AND INTERESTS THAT ARE IMPAIRED AND ENTITLED TO VOTE SHOULD CAREFULLY READ AND REVIEW ANY SUCH DOCUMENTS FILED BEFORE THE VOTING DEADLINE. NEW FACTORS, RISKS, AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS AND UNCERTAINTIES.

A.	Certain Bankruptcy Law Considerations

1.               Effect of Chapter 11 Proceedings

Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on or on the amount of distributable value available to Holders of Allowed Claims and Allowed Interests as set forth in the Plan. The proceedings will also continue to involve additional expenses and will continue to divert some of the attention of the Debtors’ management away from remaining business operations.

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2.               Risk of Non-Confirmation of Plan under the Bankruptcy Code

Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Plan will not be required for confirmation, or that such modifications would not necessitate re-solicitation of votes to accept the Plan. Moreover, the Debtors can make no assurances that they will receive the requisite votes for acceptance to confirm the Plan. Holders of Claims and Interests in Classes 3, 4, 5, 6, 7, 8, 9, 12, and 14 are permitted to vote on the Plan.

Voting is decided on a class-wide basis. Under the Bankruptcy Code, a class of claims is deemed to vote in favor of a plan if the plan is favored by (a) more than one-half of the claims in the class (in number) actually voting in the class and (b) claims constituting at least two-thirds of the total claims (in value) in the class actually voting in the class. A class of interests is deemed to vote in favor of a plan only if two-thirds in amount of the allowed interests in such class that vote on the Plan actually cast their ballots in favor of acceptance.

Even if Classes 3, 4, 5, 6, 7, 8, 9, 12, and 14 vote in favor of the Plan in accordance with the Bankruptcy Code and the requirements for “cramdown” (as described below) are met with respect to any impaired class that rejected or was deemed to reject the Plan, the Bankruptcy Court may decline to confirm the Plan if it finds that any of the requirements for confirmation are not met. If the Plan is not confirmed, it is unclear what distributions Holders of Allowed Claims or Allowed Interests ultimately would receive with respect to their Claims or Interests under a subsequent plan of reorganization.

3.               Non-Consensual Confirmation

In the event that any impaired class of Claims or Interests does not accept or is deemed not to accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the Debtors’ request if at least one impaired class has voted to accept the Plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the Plan, the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes (such outcome being referred to as a “cramdown”). In the event that any class or classes entitled to vote on the Plan vote to reject it, the Debtors believe that the Plan satisfies the requirements for non-consensual confirmation so long as one of Classes 3, 4, 5, 6, 7, 8, 9, 12, or 14 votes to accept it.

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4.               Risk of Failing to Satisfy Vote Requirement

In the event that the Debtors are unable to obtain sufficient votes from the classes permitted to vote on the Plan, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to holders of Claims and Interests as those proposed in the Plan.

5.               Risk that Releases, Injunctions, and Exculpations Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan may not be approved. If the releases, injunctions, and exculpations are not approved, certain Released Parties may withdraw their support for the Plan. The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are in the best interests of the Debtors’ estates because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganization efforts and have agreed to make further contributions, but only if they receive the full benefit of the Plan’s release and exculpation provisions. The Plan’s release and exculpation provisions are an inextricable component of the transactions embodied in the Plan.

6.               Risk of Non-Occurrence of the Effective Date

There can be no assurance as to the timing or the occurrence of the Effective Date. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have not been waived as set forth in Article IX of the Plan, then the Confirmation Order may be vacated, in which event no distributions would be made under the Plan, the Debtors and all Holders of Claims or Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Allowed Claims and Allowed Interests would remain unchanged.

7.               Conversion into Chapter 7 Cases

If no chapter 11 plan can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interests of Holders of Claims or Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. For a discussion of the effects that a chapter 7 liquidation would have on the recoveries to Holders of Claims or Interests, see Article X hereof, as well as the Liquidation Analysis attached hereto as Exhibit C.

8.               One or More of the Chapter 11 Cases May be Dismissed

If the Bankruptcy Court finds that a debtor has incurred substantial or continuing loss or diminution to its estate and lacks a reasonable likelihood of rehabilitation or the ability to effectuate substantial consummation of a confirmed plan or otherwise determines that cause exists, the Bankruptcy Court may dismiss one or more of these Chapter 11 Cases. In such event,

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the Debtors would be unable to confirm the Plan with respect to the applicable Debtor, which may ultimately result in significantly lower recoveries for creditors and equity holders than those provided for in the Plan.

9.               The Debtors May Not Be Able to Consummate the Lemonaid Sale Transaction

The Plan contemplates the implementation of the Lemonaid Sale Transaction pursuant to the Lemonaid Purchase Agreement. If the Lemonaid Sale Transaction does not close, the Debtors may not be able to enter into a new agreement on a timely basis or on terms that are favorable as the Lemonaid Purchase Agreement. In addition, many of the costs incurred are sunk costs with no future value and the Debtors will also incur additional costs involved in negotiating a new sale agreement for the Lemonaid business. In the event the conditions to closing the Lemonaid Sale Transaction are not satisfied, or the Lemonaid Sale Transaction is not otherwise consummated in accordance with its terms, the Debtors may have to amend or withdraw the Plan or conduct a wind down and dissolution of the Lemonaid Debtors, thereby reducing or eliminating any recoveries to Holders of Lemonaid General Unsecured Claims.

Consummation of the Lemonaid Sale Transaction may depend on obtaining approvals of certain Governmental Units. Failure by any Governmental Unit to grant an approval could prevent or impose limitations or restrictions on Consummation of the Plan and the Lemonaid Sale Transaction.

10.            Risk That Parties in Interest May Object to the Debtors’ Classification of Claims and Interests

Parties in interest may object to the Debtors’ classification of Claims and Interests. Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

11.            Risk Related to Possible Objections to Plan

There is risk that certain parties could oppose and object to the Plan in the Bankruptcy Court, either in its entirety or to specific provisions thereof. While the Debtors believe that the Plan complies with all relevant provisions of the Bankruptcy Code, there can be no guarantee that a party in interest will not file an objection to the Plan or that the Bankruptcy Court will not sustain such an objection.

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12.            The Risk That the Plan Is Based Upon Assumptions the Debtors Developed That May Prove Incorrect

The Debtors expect that their actual financial condition and results of remaining operations may differ, perhaps materially, from what is anticipated by the Plan. Consequently, there can be no assurance that the results or developments contemplated by any chapter 11 plan the Debtors may implement, including, without limitation, the Plan, will occur or, even if they do occur, that they will have the anticipated effects on the Debtors and their respective subsidiaries or their business or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful Consummation of the Plan and materially and adversely affect the recoveries available to creditors in these Chapter 11 Cases.

13.            Contingencies May Affect Distributions to Holders of Allowed Claims or Allowed Interests

Approximately 258,000 proofs of claim have been filed against the Debtors. The aggregate asserted amount of all such claims exceeds $51 trillion. The aggregate claims pool includes material unsecured claims asserted by Governmental Units totaling over $6 billion, plus unliquidated amounts. As discussed herein, the Debtors and their advisors have identified hundreds of thousands of potentially fraudulently filed proofs of claim totaling approximately $876 million. The distributions available to Holders of Allowed Claims and Allowed Interests under the Plan can be affected by a variety of contingencies, including whether the Bankruptcy Court orders certain Allowed Claims to be subordinated and whether the Bankruptcy Court approves the settlement agreements contemplated in this Disclosure Statement and the Plan on a final basis. The occurrence of any and all such contingences could affect distributions under the Plan.

14.            The Statutory Cap Under Section 502(b)(6) May Not Apply to Certain Landlord Rejection Damages Claims

Certain landlords may assert in connection with their rejection damages claims that the statutory cap under section 502(b)(6) of the Bankruptcy Code does not apply to their claims in these chapter 11 cases.108 The Debtors disagree and believe that section 502(b)(6) applies to such claims, but to the extent any landlord prevails on such argument, it may materially increase the aggregate amount of general unsecured claims and affect distributions under the Plan.

15.            The Debtors May Seek to Amend, Waive, Modify, or Withdraw the Plan at Any Time Before Confirmation

The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order or

108	See, e.g., Limited Objection and Reservation of Rights of KR OP Tech, LLC to Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving Solicitation Procedures and Solicitation Package, (III) Scheduling Confirmation Hearing, (IV) Establishing Procedures for Objecting to the Plan, (V) Establishing the California Claims Determination Procedures, (VI) Approving the Form, Manner, and Sufficiency of Notice of the Confirmation Hearing, (VII) Scheduling Certain Dates Related Thereto, and (VIII) Granting Related Relief [Docket No. 1302].
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waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the Holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All Holders of Claims and Interests will receive notice of such amendments or waivers required by applicable Law and the Bankruptcy Court. If the Debtors seek to modify the Plan after receiving sufficient acceptances but before the Bankruptcy Court’s entry of an order confirming the Plan, the previously solicited acceptances will be valid only if (a) all Classes of adversely affected Holders accept the modification in writing, or (b) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Holders of accepting Claims or Interests, or is otherwise permitted by the Bankruptcy Code.

16.            Risk That Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization That May Be Less Favorable to Certain of the Debtors’ Constituencies Than the Plan

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan. Under the Bankruptcy Code, a debtor in possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from the petition date, which may be extended with Bankruptcy Court approval for a period not to exceed 18 months. However, such exclusivity period can also be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, other parties in interest would then have the opportunity to propose alternative plans of reorganization in these Chapter 11 Cases.

If another party in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing Holders of Claims and Interests than the Debtors’ Plan. If there were competing plans of reorganization, the Chapter 11 Cases likely would become longer, more complicated, and much more expensive. If this were to occur, or if the Debtors’ employees, vendors, or other constituencies important to the Debtors’ remaining business were to react adversely to an alternative plan, there could be an adverse impact on recoveries available to Holders of Allowed Claims and Allowed Interests.

17.            Claims and Interests Could Be More than Projected

The projected distributions set forth in this Disclosure Statement are based upon the Debtors’ good-faith estimate of, among other things, the amount of administrative expenses and priority claims that will be incurred and the total amount of Claims and Interests that are ultimately Allowed. The actual amount of administrative priority claims could be greater than expected for a variety of reasons, including greater-than-anticipated administrative and litigation costs, and the variation may be material. Additionally, the actual amount of Allowed Claims and Allowed Interests in any Class could be greater than anticipated, which will impact the distributions to be made to Holders of Allowed Claims and Allowed Interests. Further, while the Debtors have negotiated settlement agreements for the benefit of customers in the U.S. and Canada who were impacted by the 2023 Cyber Security Incident, such customers who timely

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filed proofs of claims on account of their 2023 Cyber Security Incident Claims may opt out of the U.S. Data Breach Settlement Class or Canadian Data Breach Settlement Class, as applicable, and the volume of such opt-out claims may result in a higher than expected aggregate claim amount. Similarly, Holders of Pixel Class Settlement Claims may opt out of the Pixel Settlement Agreement, which may also impact the aggregate claims pool. The Debtors reserve the right to object to the amount or classification of any Claim or Interest not previously Allowed by order of the Bankruptcy Court. Thus, the estimates set forth in this Disclosure Statement cannot be relied upon by any person or entity whose Claim or Interest is or becomes subject to a successful objection. Any such person or entity may not receive the estimated distributions set forth in the Plan.

Further, the state of California has stated on the record in the Bankruptcy Court that it may assert a material administrative claim resulting from an alleged violation of California’s Genetic Information Privacy Act in connection with consummation of the Chrome Sale Transaction. In connection with seeking approval of the Disclosure Statement, the Debtors sought Bankruptcy Court approval of procedures to estimate California’s potential administrative claim in connection with confirmation of the Plan. The Debtors disagree with California’s alleged administrative claim and reserve all rights in connection with any such potential claim. Nevertheless, such a potential claim (if allowed) may have a material impact on distributions to be made to Holders of Allowed Claims and Allowed Interests, as well as the Debtors’ ability to successfully confirm a Plan.

18.            Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain information contained in this Disclosure Statement is, by nature, forward-looking, and contains estimates and assumptions that might ultimately prove to be incorrect. Many of these estimates and assumptions are subject to significant uncertainties that are beyond the control of the Debtors, including the timing, confirmation, and consummation of the Plan, inflation, and other unanticipated market and economic conditions. There are uncertainties associated with any estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims or Interests in the various Classes that might be Allowed. Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results.

19.            The Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases and Related Appeals

As a result of the Chapter 11 Cases, the Debtors are or may become party to certain legal proceedings (including California’s and CAVEAT’s appeals of the Sale Order and the District Court’s order denying the requests for a stay pending appeal as described in Article IV above), which may adversely affect the Debtors. In general, litigation can be expensive and time-consuming to bring or defend against. Such litigation could result in settlements or judgments that could significantly affect the Debtors’ financial performance or the transaction contemplated under the Plan. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims or Interests under the Plan. It is not possible to predict with certainty the potential litigation that the Debtors may become party to, nor the final resolution of such

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litigation. The impact of any such litigation on the Debtors’ ability to make payments under the Plan, however, could be material and adverse.

20.            The Debtors Cannot Guarantee the Timing or Amount of Distributions

The timing or the amount of actual distributions to Holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted. Approximately 258,000 proofs of claim have been filed against the Debtors. The aggregate asserted amount of all such claims exceeds $51 trillion. The aggregate claims pool includes material unsecured claims asserted by Governmental Units totaling over $6 billion, plus unliquidated amounts. As discussed herein, the Debtors and their advisors have identified hundreds of thousands of potentially fraudulently filed proofs of claim totaling approximately $876 million. Given the current claims pool, the asserted amount of such claims, and the uncertain outcome of the claims administration process, the projected recoveries and distributions to Holders of Allowed Claims and Interests in classes 3, 4, 5, 6, 7, 8, 9, 12, and 14 under the Plan may materially differ from the estimates contained herein.

21.            The Debtors Cannot Guarantee the Preservation of their Tax Attributes

The Company currently has over $1 billion in U.S. federal NOLs (the quantum of which could be materially reduced as a result of the contemplated transactions). The ability to realize the value of these NOLs, including if the Company’s equity were to be reinstated, is uncertain and depends on a number of factors, including (a) the Company’s ability to realize sufficient taxable income to offset such NOLs against; (b) the timing of such taxable income; and (c) the occurrence of future transactions which may limit the use of the NOLs. Accordingly, no assurances can be given that the value of the Company’s NOLs will be realized even if the plan is amended such that the NOLs are not immediately eliminated.

22.            Impact of Interest Rates

Changes in interest rates may affect the fair market value of the distributions to Holders of Claims or Interests under the Plan.

23.            Foreign Proceedings

The Debtors are and expect to be subject to bankruptcy, insolvency, or other creditor protection proceedings, as well as class action proceedings, in certain foreign jurisdictions. There can be no assurance that these Chapter 11 Cases or Confirmation and Consummation of the Plan will be fully recognized in these or other foreign jurisdictions, or that creditors in such jurisdictions will not seek to enforce any of their rights and remedies in such jurisdictions, or that the relevant courts in other jurisdictions will grant the approvals required to settle class proceedings in other jurisdictions. In the event a creditor or putative class member seeks to enforce rights and remedies in another foreign jurisdiction, there can be no assurance that the courts and other authorities in such foreign jurisdictions will make factual findings or legal determinations or otherwise take positions that are consistent with the Plan or that do not have a material adverse effect on the Debtors or the Plan.

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B.	Risks Relating to the Company’s Remaining Business and Operations

1.               Risks Relating to Lemonaid Telehealth Business

The Debtors’ Lemonaid telehealth business operates in a highly competitive market and such competition presents an ongoing threat to the business’s success. Lemonaid’s current competitors include traditional healthcare providers expanding into the telehealth market and incumbent telehealth providers, as well as new entrants into the market that are focused on direct-to-consumer healthcare. Many of these current and potential competitors may have greater name and brand recognition, longer operating histories, and significant greater resources than Lemonaid, and may be able to offer products and services similar to those offered by Lemonaid at more attractive prices. Further, the COVID-19 pandemic may have introduced new users to telehealth and further reinforced its benefits to potential competitors. This may drive additional industry consolidation and cause various traditional healthcare providers to pursue healthcare options that can be paired with their in-person capabilities.

The telehealth market is also relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance, and market adoption. The success of the Debtors’ Lemonaid business will depend to a substantial extent on the willingness of its patients to use, and to increase the frequency and extent of their utilization of, Lemonaid’s offerings. Negative publicity, as well as individual and healthcare industry concerns, regarding the Debtors’ Lemonaid business, or the telehealth market as a whole, may limit market acceptance of telehealth as a market solution. Also, to the extent Lemonaid’s business involves or may involve controlled substances, certain governmental rulemaking may negatively impact Lemonaid’s ability to prescribe such substances to patients. Each of the foregoing may have a material adverse effect on the Debtors’ business, financial condition, and results of operations.

The Debtors rely on contractual relationships with PMCs, who employ or contract with licensed healthcare providers for telehealth consultations. The Debtors cannot guarantee that their relationships with the PMCs will continue. Further, there can be no assurance that governmental entities or courts would find the Debtors’ arrangements with the PMCs to be consistent with their interpretation, and enforcement activities or initiatives related to, certain laws and the corporate practice of medicine doctrine or similar prohibitions. If the Debtors’ arrangements were deemed inconsistent with any sort of law or regulatory prohibition, the Debtors would need to restructure the arrangements with the PMCs and negatively impact the Debtors’ business.

Relatedly, any interruption to the availability of PMC providers, supply from affiliated pharmacies, and/or required vendors or suppliers could materially and adversely affect the Debtors’ ability to satisfy their patients and ensure they receive consultation services and prescription medication. Moreover, if the Debtors’ PMCs are unable to recruit and retain board-certified and other qualified physicians, pharmacists, and other healthcare professionals, the Lemonaid telehealth business could be negatively impacted.

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2.               Additional Risks to Business Operations

A discussion of additional risks to the Company’s remaining operations, business, and financial performance is set forth in the Form 10-K for the fiscal year ended March 31, 2025, in the form 10-Qs for the quarterly periods ended June 30, 2025 and in other reports, which are available at www.sec.gov.

C.	Additional Factors

1.               The Debtors are Operating Under Liquidity Restraints

The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources. Following the closing of the Chrome Sale Transaction, the Debtors have limited operations while they have incurred and expect to continue to incur significant professional fees and other costs in connection with these Chapter 11 Cases. The Debtors cannot guarantee that cash on hand will be sufficient to satisfy ongoing obligations related to these Chapter 11 Cases.

2.               The Debtors Could Withdraw Plan

The Debtors could revoke or withdraw the Plan (with respect to any Debtor or all Debtors) prior to the Confirmation Date.

3.               The Debtors Have No Duty to Update This Disclosure Statement

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered by the Bankruptcy Court.

4.               No Representations Outside This Disclosure Statement Are Authorized

No representations concerning or related to the Debtors, these Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Plan.

5.               No Representations Made

Nothing contained herein or in the Plan shall constitute a representation of the tax or other legal effects of the Plan on the Debtors or Holders of Claims or Interests.

6.               Certain Tax Consequences

For a discussion of certain tax considerations to the Debtors and certain holders of Claims in connection with the implementation of the Plan, see Article VII hereof.

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7.               No Legal or Tax Advice Is Provided by This Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder should consult its own legal counsel and accountant as to legal, tax, and other matters concerning its Claim and/or Interest. This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

8.               Settlement Agreements May Not Be Approved and/or Are Subject to Termination

Some or all of the settlement agreements contemplated herein may not be approved on a final basis by the Bankruptcy Court and/or other foreign courts. Further, the settlement agreements are subject to termination based upon the occurrence of certain events, including if a certain threshold of claimants exercise their rights to opt-out of such settlements. If the settlement agreements are not approved on a final basis and/or terminate in accordance with their respective terms, actual distributions to Holders of Allowed Claims and Interests and the Debtors’ ability to confirm a Plan may be affected.

9.               Release, Exculpation, and Plan Injunction Provisions May Materially Change Subject to the Outcome of the U.S. Trustee’s Objection

As disclosed in the U.S. Trustee Objection, the U.S. Trustee intends to object to certain aspects of the release, exculpation, and injunction provisions of the Plan. The Debtors expect these issues to be litigated in connection with confirmation. Accordingly, all stakeholders entitled to vote on the Plan should understand that the Plan’s release, exculpation, and injunction provisions may be subject to material change based upon the outcome of this potential litigation.

Article IX.
VOTING PROCEDURES AND REQUIREMENTS

Before voting to accept or reject the Plan, each Holder of Chrome Commercial Claims (Class 6), Chrome Other General Unsecured Claims (Class 7), Lemonaid Commercial Claims (Class 8), Lemonaid General Unsecured Claims (Class 9), and HoldCo Interests (Class 12), in each case, as of the Voting Record Date or the Governmental Unit Record Date, as applicable (each such Holder as of the Voting Record Date, a “Record Holder”)), members of the U.S. Data Breach Settlement Class and the Canadian Data Breach Settlement Class who timely filed an individual Proof of Claim on account of their respective 2023 Cyber Security Claims (i.e., Eligible Class Members),109 members of the Pixel Settlement Class who timely filed an individual Proof of Claim on account of their Pixel Claims (i.e., Pixel Eligible Class Members), U.S. Data Breach Class Counsel and Canadian Data Breach Class Counsel (collectively, “Class Counsel”), Pixel Class Counsel, and U.S. Data Breach Arbitration Settlement Counsel should carefully review the Plan attached hereto as Exhibit A. All descriptions of the Plan set forth in

109	Eligible Class Members include any individual who timely filed (a) a Cyber Security Incident Proof of Claim or (b) a General Proof of Claim that, based upon information provided therein, asserts claims arising out of or related to the 2023 Cyber Security Incident.
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this Disclosure Statement are subject to the terms and conditions of the Plan set forth in their entirety therein.

A.	Voting Instructions and Voting Deadline

All Record Holders, Eligible Class Members, Class Counsel, Pixel Eligible Class Members, Pixel Class Counsel, and U.S. Data Breach Arbitration Settlement Counsel (collectively, the “Voting Parties”) will be sent a ballot (each, a “Ballot”) together with this Disclosure Statement. Such Voting Parties should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot that accompanies this Disclosure Statement to cast your vote.

The Debtors have engaged Kroll Restructuring Administration LLC as their solicitation agent (“Kroll” or the “Notice and Claims Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan. FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE NOTICE AND CLAIMS AGENT AT THE ADDRESS SET FORTH BELOW, OR ELECTRONICALLY SOLELY AS DESCRIBED BELOW, ON OR BEFORE THE VOTING DEADLINE OF 4:00 P.M. (PREVAILING CENTRAL TIME) ON NOVEMBER 6, 2025, UNLESS EXTENDED BY THE DEBTORS.

IF YOUR BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE NOTICE AND CLAIMS AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE A VOTE FOR ACCEPTANCE OR REJECTION OF THE PLAN, OR WHICH INDICATES BOTH A VOTE FOR AND AGAINST THE PLAN, WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE NOTICE AND CLAIMS AGENT AT:

23andMe Holding Co. Ballot Processing Center

c/o Kroll Restructuring Administration LLC
850 Third Avenue, Suite 412

Brooklyn, NY 11232

Tel: (888) 367-7556 (U.S./Canada, toll free); +1 (646) 891-5055 (International calls, toll)

Questions (but not documents) may be directed to the following email: 23andMeInfo@ra.kroll.com (with “23andMe Solicitation Inquiry” in the subject line).

Additional copies of this Disclosure Statement are available upon request made to the Notice and Claims Agent at the telephone numbers or email address set forth above. The Disclosure Statement and related solicitation materials, as well as all documents filed on the Bankruptcy Court’s docket in the Debtors’ Chapter 11 cases, are also available for review and download, free of charge, on the Debtors’ restructuring website at https://restructuring.ra.kroll.com/23andMe.

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B.	Voting Procedures

The Debtors are providing copies of this Disclosure Statement (with all exhibits thereto, including the Plan), a Ballot, and related materials (collectively, a “Solicitation Package”) to Voting Parties or, in the case of Beneficial Holders110 of Class 12 HoldCo Interests, to the bank, broker, or other intermediary through which they hold their positions in such securities in ‘street name’ (each such intermediary, a “Nominee”), as applicable. Any Voting Party or Nominee of a Voting Party who has not received an applicable Ballot should contact the Notice and Claims Agent.

The Ballots for members of the U.S. Data Breach Settlement Class and Canadian Data Breach Settlement Class will be distributed only to Eligible Class Members and Class Counsel, respectively. The Ballots for members of the Pixel Settlement Class will be distributed only to Pixel Eligible Class Members and Pixel Class Counsel.

Eligible Class Members will receive the U.S. Data Breach Settlement Class Ballot111 and Canadian Data Breach Settlement Class Ballot,112 as applicable. Class Counsel will also receive the U.S. Data Breach Settlement Class Ballot and Canadian Data Breach Settlement Class Ballot on account of the U.S. Data Breach Class Proof of Claim and Canadian Data Breach Proof of Claim, respectively. The Ballots distributed to Eligible Class Members will provide each Eligible Class Member with the opportunity to opt out of the U.S. Data Breach Settlement Class and U.S. Data Breach Class Settlement Benefits Plan or the Canadian Data Breach Settlement Class and the Canadian Class Settlement Benefits Plan, as applicable; provided that, if such claimants opt out of the Settlement Classes, their Claims will receive the same treatment as Class 7 (Chrome Other General Unsecured Claims) and be subject to the Debtors’ and other parties in interests’ rights to object to such Claims, including pursuant to the Omnibus Claims Objection Procedures, as well as the Claims Reconciliation Procedures under the Plan. Class Counsel will vote on behalf of members of the U.S. Data Breach Settlement Class and the Canadian Data Breach Settlement Class, as applicable, who are not Eligible Class Members (i.e., those members who did not timely file individual Proofs of Claim on account of their 2023 Cyber Security Incident Claims).

Pixel Eligible Class Members and Pixel Class Counsel will receive the Pixel Settlement Class Ballot.113 The Ballots distributed to Pixel Eligible Class Members will provide each Pixel Eligible Class Member with the opportunity to opt out of the Pixel Settlement Class and the Pixel Settlement Class Benefits Plan; provided that, if such claimants opt out of the Pixel Settlement Class, their Claims will receive the same treatment as Class 9 (Lemonaid Other General Unsecured Claims) and be subject to the Debtors’ and other parties in interests’ rights to object

110	A “Beneficial Holder” means a beneficial owner of publicly-traded securities whose Interests have not been satisfied prior to the Voting Record Date pursuant to Bankruptcy Court order or otherwise, as reflected in the records maintained by the Nominees (as defined herein).
111	“U.S. Data Breach Settlement Class Ballot” means the Ballot for members of the U.S. Data Breach Settlement Class.
112	“Canadian Data Breach Settlement Class Ballot” means the Ballot for members of the Canadian Data Breach Settlement Class.
113	“Pixel Settlement Class Ballot” means the Ballot for members of the Pixel Settlement Class.
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to such Claims, including pursuant to the Omnibus Claims Objection procedures, as well as the Claims Reconciliation Procedures under the Plan. Pixel Class Counsel will vote on behalf of members of the Pixel Settlement Class who are not Pixel Eligible Class Members (i.e., those members who did not timely file individual Proofs of Claim on account of their Pixel Claims).

The Ballots for Holders of Class 4 U.S. Data Breach Arbitration Represented Claims will be distributed only to U.S. Data Breach Arbitration Settlement Counsel.

1.               Holders of Chrome Commercial Claims (Class 6), Chrome Other General Unsecured Claims (Class 7), Lemonaid Commercial Claims (Class 8), and Lemonaid General Unsecured Claims (Class 9), and Members of the U.S. Data Breach Settlement Class, Canadian Data Breach Settlement Class, and Pixel Settlement Class.

Holders of Chrome Commercial Claims (Class 6), Chrome Other General Unsecured Claims (Class 7), Lemonaid Commercial Claims (Class 8), and Lemonaid General Unsecured Claims (Class 9), Eligible Class Members, Class Counsel, Pixel Eligible Class Members, Pixel Class Counsel, and U.S. Data Breach Arbitration Settlement Counsel should provide all of the information requested by the Ballot and promptly return all Ballots to the Notice and Claims Agent through the E-Ballot Portal (defined below) prior to the Voting Deadline.

Holders of Chrome Commercial Claims (Class 6), Chrome Other General Unsecured Claims (Class 7), Lemonaid Commercial Claims (Class 8), and Lemonaid General Unsecured Claims (Class 9), Eligible Class Members, Class Counsel, Pixel Eligible Class Members, and Pixel Class Counsel must submit their Ballots electronically through the Notice and Claims Agent’s online portal (the “E-Ballot Portal”), which can be accessed on the case website at https://restructuring.ra.kroll.com/23andMe. Such parties should click on the “Submit E-Ballot” section of the website and follow the instructions to submit their Ballot electronically. Each party will receive a unique e-ballot identification number with which to access and submit the customized, electronic version of their Ballot on the Notice and Claims Agent’s E-Ballot Portal.

U.S. Data Breach Arbitration Settlement Counsel and any law firm representing more than 25 holders of 2023 Cyber Security Incident claims that timely and properly filed a consolidated proof of claim (each, an “Eligible Firm”), in each case, utilizing a law firm master ballot as set forth in the Disclosure Statement Order must submit their Ballots via electronic mail service to the Notice and Claims Agent at 23andmeballots@ra.kroll.com with “23andMe Ballot Submission” in the subject line.

The Notice and Claims Agent’s online portal is the sole manner in which Ballots from Holders of Chrome Commercial Claims (Class 6), Chrome Other General Unsecured Claims (Class 7), Lemonaid Commercial Claims (Class 8), and Lemonaid General Unsecured Claims (Class 9), Eligible Class Members, Class Counsel, Pixel Eligible Class Members, and Pixel Class Counsel will be accepted. Any Ballots submitted by such parties via hard copy, hand delivery, facsimile, email, or any means of transmission other than through the E-Ballot Portal will not be counted.

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Furthermore, Ballots submitted by Eligible Firms, Master Ballots (as defined below), and “pre-validated” Beneficial Holder Ballots (as defined below) may only be submitted via email at 23andmeballots@ra.kroll.com and cannot be submitted via any other method.

2.               Beneficial Holders of HoldCo Interests (Class 12)

Beneficial Holders of HoldCo Interests in Class 12 held in “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial Holder’s Nominee):

•	Complete and sign the enclosed Beneficial Holder Ballot114 (or submit your Plan vote otherwise in accordance with your Nominee’s instructions). Return the Beneficial Holder Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process your instructions and return a completed Master Ballot115 to the Notice and Claims Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact your Nominee for instructions; or
•	Complete and sign a pre-validated Beneficial Holder Ballot (as described below) provided to you by your Nominee. Return the pre-validated Beneficial Holder Ballot to the Notice and Claims Agent by the Voting Deadline.

Your Plan vote, whether submitted via a Beneficial Holder Ballot or otherwise according to your Nominee’s instructions, will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and timely delivers to the Notice and Claims Agent a Master Ballot casting the vote(s) of its beneficial holder client(s) or otherwise validates the Beneficial Holder Ballot in a manner acceptable to the Notice and Claims Agent.

If a Beneficial Holder holds Class 12 HoldCo Interests through more than one Nominee or through multiple accounts, such Beneficial Holder may receive more than one Beneficial Holder Ballot and each such beneficial Holder should execute a separate Beneficial Holder Ballot for each block of Class 12 HoldCo Interests that it holds through any Nominee and must return each such Beneficial Holder Ballot to the appropriate Nominee. For the avoidance of doubt, the beneficial Holder should submit a separate Plan vote, whether by Beneficial Holder Ballot, or otherwise according to its Nominee’s instructions, for each block of Class 12 HoldCo Interests that it holds through any particular Nominee and return each Beneficial Holder Ballot to the respective Nominee in the return envelope provided therewith, or otherwise according to the Nominee’s instructions. Beneficial holders who execute multiple Beneficial Holder Ballots with respect to Class 12 HoldCo Interests held through more than one Nominee must indicate on each Beneficial Holder Ballot the names and DTC participant numbers of all such other Nominees and the additional amounts of such Class 12 HoldCo Interests so held and voted.

114	“Beneficial Holder Ballot” means the beneficial Ballot distributed to each beneficial Holder of Class 12 HoldCo Interests as of the Voting Record Date.
115	“Master Ballot” means a master Ballot, which is completed by the Nominee after collecting the applicable Beneficial Holder Ballots and compiles the votes and other information from the Beneficial Holder Ballots.
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A Nominee that, on the Voting Record Date, is the Record Holder of the Class 12 HoldCo Interests for one or more beneficial Holders can obtain the votes of the beneficial Holders of such Class 12 HoldCo Interests, consistent with the Nominee’s customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

a.                Pre-Validated Ballots

The Nominee may “pre-validate” a Beneficial Holder Ballot by: (i) signing the Beneficial Holder Ballot and indicating on the Beneficial Holder Ballot the name of the Nominee and DTC participant number and a medallion guarantee stamp validating the beneficial Holder’s position as of the Voting Record Date; (ii) indicating on the Beneficial Holder Ballot the amount and account number of the Class 12 HoldCo Interests, as applicable, held by the Nominee for the Holder; and (iii) including a medallion guarantee stamp on the ballot or attaching an authorized signatory list validating the Beneficial Holder’s position as of the Voting Record Date; and (iv) forwarding such Beneficial Holder Ballot—together with this Disclosure Statement and other materials requested to be forwarded—to the Holder for voting. The Holder must then complete the remaining portions of the Beneficial Holder Ballot and submit the Beneficial Holder Ballot directly to the Notice and Claims Agent so that it is actually received by the Notice and Claims Agent on or before the Voting Deadline. A list of the Holders to whom “pre-validated” beneficial holder ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline.

b.               Master Ballots

If the Nominee elects not to pre-validate Beneficial Holder Ballots, the Nominee may obtain the votes of beneficial Holders by forwarding to the applicable beneficial Holders the unsigned Beneficial Holder Ballots—together with this Disclosure Statement, a pre-addressed, postage-paid return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such Holder must then indicate its vote on the Beneficial Holder Ballot, complete the information requested on the Beneficial Holder Ballot, review the certifications contained on the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee. After collecting the Beneficial Holder Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Holder Ballots, execute the Master Ballot, and deliver the Master Ballot to the Notice and Claims Agent so that it is actually received by the Notice and Claims Agent on or before the Voting Deadline. All Beneficial Holder Ballots returned by beneficial Holders should be retained by Nominees for inspection for at least one year from the Voting Deadline. Nominees are authorized to transmit documents and solicitation information to, and to collect Plan votes from, their beneficial Holder clients according to their customary practices, including through electronic methods and the use of a “voting information form” in lieu of, or in addition to, a Beneficial Holder Ballot.

EACH NOMINEE SHOULD ADVISE ITS APPLICABLE HOLDERS TO RETURN THEIR BENEFICIAL HOLDER BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW THE NOMINEE TO PREPARE AND RETURN THE MASTER BALLOT TO THE NOTICE AND CLAIMS AGENT SO THAT IT

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IS ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE.

If you have any general questions about the solicitation or voting process, or if you need additional solicitation materials, including a beneficial holder ballot, please contact the Notice and Claims Agent at (888) 367-7556 (U.S./Canada, toll-free) or +1 (646) 891-5055 (International calls, toll) or via electronic mail to 23andMeInfo@ra.kroll.com (with “23andMe Solicitation Inquiry” in the subject line). Please direct questions about how to complete and submit your beneficial holder ballot or your Nominee’s voting instructions to your Nominee. Please note that, although the Notice and Claims Agent can send you a beneficial holder ballot, you must vote according to instructions received from your Nominee.

C.	Holders of Claims and Interests Entitled to Vote

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject such proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted such plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Interests under the Plan, see Article V.B of this Disclosure Statement.

The Debtors will request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code as necessary. Section 1129(b) of the Bankruptcy Code permits the confirmation of a chapter 11 plan notwithstanding the rejection of such plan by one or more impaired classes of claims or equity interests. Under section 1129(b) of the Bankruptcy Code, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article X.C of this Disclosure Statement.

The Claims and Interests in Classes 3, 4, 5, 6, 7, 8, 9, 12, and 14 are impaired under the Plan and entitled to vote to accept or reject the Plan.

The order approving this Disclosure Statement provides that each Holder of a Claim or Interest, Eligible Class Member, Class Counsel, Pixel Eligible Class Member, Pixel Class Counsel, and U.S. Data Breach Arbitration Settlement Counsel entitled to vote shall be entitled to vote the amount of their Claim in accordance with the following hierarchy:

•	The amount of the Claim settled and/or agreed upon by the Debtors, as reflected in a court pleading, stipulation, agreement, or other document filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court.
•	The amount of the Claim determined through a Voting Resolution Event (as defined in the order approving this Disclosure Statement) in accordance with the resolution procedures set forth therein.
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•	The Claim of each Eligible Class Member in Classes 3 and 5 is accorded one vote and valued at $1.00 for voting purposes only, and not for purposes of allowance or distribution; provided, that if an Eligible Class Member opts out of the U.S. Data Breach Settlement Class or the Canadian Data Breach Settlement Class, respectively, the vote of such Eligible Class Member shall be counted as one vote in Class 7 and valued at $1.00 for voting purposes only, and not for purposes of allowance or distribution.
•	The Claim of each Pixel Eligible Class Member in Class 14 is accorded one vote and valued at $1.00 for voting purposes only, and not for purposes of allowance or distribution; provided, that if a Pixel Eligible Class Member opts out of the Pixel Settlement Class, the vote of such Pixel Eligible Class Member shall be counted as one vote in Class 9 and valued at $1.00 for voting purposes only, and not for purposes of allowance or distribution.
•	The Claim on account of the U.S. Data Breach Class Proof of Claim is (i) accorded a number of votes equal to the total number of members in the U.S. Data Breach Settlement Class minus the number of Eligible Class Members in Class 3 and (ii) valued at $1.00 for each such vote for voting purposes only, and not for purposes of allowance or distribution.116
•	The Claim on account of the Canadian Data Breach Class Proof of Claim is (i) accorded a number of votes equal to the total number of members in the Canadian Data Breach Settlement Class minus the number of Eligible Class Members in Class 5 and (ii) valued at $1.00 for each such vote for voting purposes only, and not for purposes of allowance or distribution.
•	The Claim on account of the Pixel Class Proof of Claim is (i) accorded a number of votes equal to the total number of members in the Pixel Settlement Class minus the number of Pixel Eligible Class Members in Class 14 and (ii) valued at $1.00 for each such vote for voting purposes only, and not for purposes of allowance or distribution.
•	Each Claim in Class 4 (U.S. Data Breach Arbitration Represented Claims), Class 7 (Chrome Other General Unsecured Claims), Class 9 (Lemonaid Other General Unsecured Claims), and Class 13 (GUC Subordination Claims) shall be accorded one vote and valued at $1.00 for voting purposes only, and not for purposes of allowance or distribution.
•	Each Claim in Class 6 (Chrome Commercial Claims) and Class 8 (Lemonaid Commercial Claims) shall be valued, for voting purposes only, and not for the purposes of allowance or distribution, at (i) the liquidated amount of the Claim listed in a timely-filed Proof of Claim, (ii) if clause (i) hereof does not apply, the amount of the Claim listed in the Schedules (if not wholly contingent, unliquidated, and/or disputed), or (iii) if clauses (i)

116	For illustrative purposes, if there are 6 million claimants in the U.S. Data Breach Settlement Class and 1 million of such claimants timely filed individual proofs of claim (such that there are 1 million Eligible Class Members in Class 3), the U.S. Data Breach Class Proof of Claim would be accorded 5 million votes, each valued at $1.00 for voting purposes only (i.e., $5,000,000 in the aggregate).
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and (ii) do not apply, at $1.00; provided, however, that if the Debtors file an objection to reduce and allow a Claim, the Claim shall vote in the reduced amount; provided, further, that if the Debtors file an objection to reclassify a claim, the Claim shall be treated for solicitation and tabulation purposes as that reclassified Claim, which may include being moved out of one of the Classes entitled to vote to accept or reject the Plan; provided, however, that if the Debtors file an objection to reduce or reclassify, the Claimant is authorized to file a Rule 3018(a) Motion as set forth in the order approving this Disclosure Statement.

•	Notwithstanding the foregoing bullets, any Claim that is or becomes subject to an objection filed by the Debtors that is not withdrawn or resolved by the Court by the Voting Deadline shall not be tabulated for voting purposes; provided, that Holders of any such Claim shall either receive a Solicitation Package to vote on the Plan or a Notice of Non-Voting Status; provided, further, that such Holder’s elections regarding whether to opt out of the Third-Party Release in Article VIII.C of the Plan and to participate in any applicable settlement class shall remain binding.

For purposes of the numerosity requirement of section 1126(c) of the Bankruptcy Code, separate Claims held by a single creditor in a particular Class shall be aggregated as if such creditor held one Claim against the Debtor(s) in such Class, and the votes related to such Claims shall be treated as a single vote to accept or reject the Plan.

Creditors who have filed or purchased duplicate Claims within the same Class shall be provided with only one Solicitation Package and one Ballot for voting a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

If a Proof of Claim has been amended by a later Proof of Claim that is filed on or prior to the Voting Record Date or the Governmental Unit Voting Record Date, as applicable, the later filed amended Claim shall be entitled to vote in a manner consistent with the tabulation rules discussed in the order approving this Disclosure Statement, and the earlier filed Claim shall be disallowed for tabulation purposes, regardless of whether the Debtors have objected to such amended Claim. Except as otherwise ordered by the Court, any amendments to Proofs of Claim after the Voting Record Date or the Governmental Unit Voting Record Date, as applicable, shall not be considered for purposes of these tabulation rules.

D.	Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another, acting in a fiduciary or representative capacity, including a nominee on behalf of beneficial Holders of Class 12 HoldCo Interests, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtors of authority to so act.

UNLESS A BALLOT IS SUBMITTED TO THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THE DEBTORS RESERVE THE RIGHT, IN THEIR

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SOLE DISCRETION, TO REQUEST THE BANKRUPTCY COURT TO ALLOW ANY SUCH BALLOTS TO BE COUNTED.

E.	Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the Holder with respect to such Ballot to accept (i) all of the terms of, and conditions to, this Solicitation; and (ii) the terms of the Plan including the injunction, releases, and exculpations set forth in Article VIII therein. All parties in interest retain their right to object to confirmation of the Plan.

F.	Change of Vote

Any party who has previously submitted to the Notice and Claims Agent before the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote by submitting a subsequent, properly completed, valid Ballot for acceptance or rejection of the Plan which is received by the Notice and Claims Agent before the Voting Deadline.

G.	Waivers of Defects, Irregularities, Etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Notice and Claims Agent or the Debtors, as applicable, in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted by any of the respective Holders not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any of the Holders. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H.	Miscellaneous

All Ballots must be signed by the Record Holder of the Class 12 HoldCo Interests or any person who has obtained a properly completed Ballot proxy from the Record Holder of Class 12 HoldCo Interests on such date. For purposes of voting to accept or reject the Plan, the Record Holders of the Class 12 HoldCo Interests will be deemed to be the “Holders” of such Interests. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Notice and Claims Agent attempt to contact such Holders to cure any such defects in the Ballots. Any Ballot marked to

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both accept and reject the Plan will not be counted. If a Holder returns more than one Ballot voting Claims or Interests, the Ballots are not voted in the same manner, and the Holder does not correct this before the Voting Deadline, the last Ballot received by the Notice and Claims Agent before the Voting Deadline will be the Ballot counted. An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan will likewise not be counted.

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only Voting Parties who actually vote to accept or reject the Plan will be counted. The failure of a Voting Party to deliver a duly executed Ballot to the Notice and Claims Agent will be deemed to constitute an abstention by such Voting Party with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

Except as provided below, unless a Ballot is received by the Notice and Claims Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to count it in connection with seeking confirmation of the Plan.

Eligible Class Members and Pixel Eligible Class Members, as applicable, will be presumed a member of Class 3, Class 5, or Class 14, as applicable, if they timely filed a Proof of Claim and failed to timely and validly opt-out of their respective settlement on their respective Ballot.

Any Eligible Class Member and Pixel Eligible Class Member, as applicable, who duly elects to opt-out of their respective settlement class and any claimant who is originally identified as a Holder of a Claim in Class 7 (Chrome Other General Unsecured Claims) or Class 9 (Lemonaid Other General Unsecured Claims) who does not opt into a settlement class and attest that they are an Eligible Class Member or Pixel Eligible Class Member, as applicable, will be required to timely submit a Claims Information Form. Failure to timely submit the Claims Information Form may result in an omnibus claims objection on the basis that the relevant Claim is inconsistent with the Debtors’ books and records or seeks recovery of amounts for which the Debtors are not liable, among other grounds for objection.

Article X.
CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing to confirm a plan upon appropriate notice to all required parties. Notice of the Confirmation Hearing will be provided to all known creditors or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing, at any subsequent continued Confirmation Hearing, or pursuant to a notice filed on the docket for these Chapter 11 Cases.

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B.	Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules and the Local Rules for the United States Bankruptcy Court for the Eastern District of Missouri, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the Debtors’ Estates or properties, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, together with proof of service thereof, and served upon the following parties, including such other parties as the Bankruptcy Court may order:

i.	the Debtors, 870 Market Street, Room 415, San Francisco, CA 94102 (Attn: Guy Chayoun, General Counsel);
ii.	counsel to the Debtors, (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Paul M. Basta, Christopher Hopkins, Jessica I. Choi, and Grace C. Hotz), and (b) Carmody MacDonald P.C., 120 S. Central Avenue, St. Louis, Missouri 63105 (Attn: Thomas H. Riske, Robert E. Eggmann, and Nathan R. Wallace);
iii.	counsel to the Creditors Committee, (a) Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, New York 10007 (Attn: Eric R. Wilson, Jason R. Adams, and Maeghan J. McLoughlin), and (b) Stinson LLP, 1201 Walnut, St. 2900 Kansas City, MO 64106 (Attn: Nicholas J. Zluticky, Zachary H. Hemenway, and Miranda S. Swift);
iv.	counsel to the Official Equity Committee, (a) Brown Rudnick LLP, Seven Times Square, New York, NY 10036 (Attn: Robert J. Stark, Bennett S. Silverberg, Andrew M. Carty, Sharon I. Dwoskin, Matthew A. Sawyer, and Jessica Y. Liong), and (b) Desai Law Firm LLC, 13321 North Outer Forty Rd., Suite 300, St. Louis, MO 63017 (Attn: Spencer P. Desai); and
v.	the U.S. Trustee, 111 S. 10th Street, Suite 6.353, St. Louis, Missouri 63102 (Attn: Joseph R. Schlotzhauer).

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED,
IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.	Requirements for Confirmation of the Plan

1.               Requirements of Section 1129(a) of the Bankruptcy Code

a.                General Requirements

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied including, without limitation, whether:

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i.                 the Plan complies with the applicable provisions of the Bankruptcy Code;

ii.               the Debtors have complied with the applicable provisions of the Bankruptcy Code;

iii.             the Plan has been proposed in good faith and not by any means forbidden by law;

iv.             any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

v.               the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Holders of Claims or Interests and with public policy, and the Debtors have disclosed the identity of any insider who will be employed or retained by the Debtors, and the nature of any compensation for such insider;

vi.             with respect to each Class of Claims or Interests, each Holder of an impaired Claim or Interest has either accepted the Plan or will receive or retain under the Plan, on account of such Holder’s Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount such Holder would receive or retain if the Debtors were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code;

vii.            except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims or Interests either accepted the Plan or is not impaired under the Plan;

viii.          except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that administrative expenses and priority Claims, other than priority tax Claims, will be paid in full on the Effective Date, and that priority tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such Claims;

ix.             at least one Class of impaired Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest in such Class;

x.               confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan; and

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xi.             all fees payable under section 1930 of title 28, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

b.               Best Interests Test

As noted above, with respect to each impaired class of claims and equity interests, confirmation of a plan requires that each such holder either (i) accept the plan or (ii) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtors were liquidated under chapter 7 of the Bankruptcy Code (“Chapter 7”). This requirement is referred to as the “best interests test.”

This test requires the Bankruptcy Court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under Chapter 7. To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the plan.

A liquidation analysis (the “Liquidation Analysis”) has been prepared solely for purposes of estimating proceeds available in a liquidation under Chapter 7 of the Debtor’s Estates and is attached as Exhibit C to this Disclosure Statement. The Liquidation Analysis is based on estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties and contingencies that are beyond the control of the Debtors or a trustee under Chapter 7. Furthermore, the actual amounts of Claims against and Interests in the Debtors’ Estates could vary materially from the estimates set forth in the Liquidation Analysis, depending on, among other things, the claims asserted during Chapter 7. Accordingly, while the information contained in the Liquidation Analysis is necessarily presented with numerical specificity, the Debtors cannot assure you that the values assumed would be realized or the claims estimates assumed would not change if the Debtors were in fact liquidated, nor can assurances be made that the Bankruptcy Court would accept this analysis or concur with these assumptions in making its determination under section 1129(a) of the Bankruptcy Code.

As set forth in detail on the Liquidation Analysis, the Debtors believe that the Plan will produce a recovery for the Holders of Claims and Interests that is not less than what would be achieved in a Chapter 7 liquidation.

c.                Feasibility

Pursuant to section 1129(a)(11) of the Bankruptcy Code, among other things, the Bankruptcy Court must determine that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization of the Debtors or any successors to the Debtors under the Plan. This condition is often referred to as the “feasibility” of the Plan.

The Plan provides for the distribution of the Debtors’ remaining assets and orderly wind down and dissolution after the completion of certain sales contemplated herein. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to

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meet their obligations under the Plan. The Plan also provides for payment of Allowed Other Secured Claims, Administrative Claims, Other Priority Claims, and Priority Tax Claims, and mechanisms for consummation of distributions to all Holders of Allowed Claims and Allowed Interests entitled to them. Thus, the Debtors believe that, following consummation of the Plan, the Debtors will have sufficient funds to make all payments required by the Plan without the need for any further financial restructuring.

In light of this, the Debtors do not anticipate filing a valuation analysis. See 11 U.S.C. § 1125(b) (“The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor’s assets.”); In re LBI Media, Inc., No. 18-12655 (CSS) (Bankr. D. Del. Jan. 22, 2019) (ECF No. 360) (order approving disclosure statement without a valuation analysis and approving the filing of a valuation analysis at a later date, if necessary); In re Gastar Exploration Inc., No. 18-36057 (MI) (Bankr. S.D. Tex. Dec. 21, 2018) (ECF No. 282) (order approving disclosure statement that conducted valuation analysis through a comprehensive marketing process).

2.               Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or interests impaired under a plan accept the plan. Pursuant to the provisions of the Bankruptcy Code, only Holders of Allowed Claims or Interests in Classes of Claims or Interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject such proposed plan. Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof of (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default. Classes of claims or interests in which holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted such plan and are not entitled to vote to accept or reject the plan.

Section 1126(c) of the Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan.

Section 1126(d) of the Bankruptcy Code defines “acceptance” of a plan by a class of impaired interests as acceptance by holders of at least two-thirds in amount of the allowed interests that cast ballots in such class actually have voted to accept the plan.

In addition, any Class of Claims that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. If a Class contains Claims or Interests eligible to vote and no Holder of Claims or Interests eligible to vote in such class votes

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to accept or reject the Plan, such Class shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.               Additional Requirements for Non-Consensual Confirmation

If any impaired Class of Claims or Interests does not accept or is deemed to reject the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Class of Claims or Interests, pursuant to section 1129(b) of the Bankruptcy Code. Both of these requirements are in addition to other requirements established by case law interpreting the statutory requirements.

a.                Unfair Discrimination Test

The “no unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other Classes whose legal rights are substantially similar to those of the dissenting Class and if no Class of Claims or Interests receives more than it legally is entitled to receive for its Claims or Interests. This test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”

The Debtors believe that the Plan satisfies the “unfair discrimination” test. Claims or Interests of equal priority are receiving comparable treatment and such treatment is fair under the circumstances.

b.               Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to dissenting classes, the test sets different standards depending on the type of claims in such class.

The Debtors believe that the Plan satisfies the “fair and equitable” test. The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank in priority. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100% of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

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Article XI.
CONCLUSION AND RECOMMENDATION

For all of the reasons set forth in this Disclosure Statement, the Debtors believe the Plan is in the best interests of all stakeholders and urge the Voting Parties to vote in favor thereof. In the opinion of the Debtors, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses, ultimately resulting in smaller distributions to the Holders of Allowed Claims and Allowed Interests than those set forth in the Plan.

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Dated: September 30, 2025	CHROME HOLDING CO. (for itself and on behalf of each of the other Debtors and Debtors-in-Possession)

/s/ Matthew Kvarda
Name: Matthew Kvarda
Title: Chief Restructuring Officer

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EXHIBIT A

SECOND AMENDED JOINT PLAN OF CHROME HOLDING CO. AND ITS DEBTOR
AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

EXHIBIT B

CORPORATE STRUCTURE CHART

EXHIBIT C

LIQUIDATION ANALYSIS

EXHIBIT D

U.S. DATA BREACH CLASS BENEFITS PLAN

EXHIBIT E

CANADIAN DATA BREACH CLASS BENEFITS PLAN

EXHIBIT F

PIXEL SETTLEMENT CLASS BENEFITS PLAN